      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 1998


                                                     REGISTRATION NOS. 333-45235


                                                     AND 333-45235-01 THROUGH 07

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4


                               AMENDMENT NO. 2 TO


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                           PERRY-JUDD'S INCORPORATED
             (Exact name of registrant as specified in its charter)

           DELAWARE                          2752                  51-0365965
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                       PERRY GRAPHIC COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          2752                  51-0365772
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)
                            575 WEST MADISON STREET
                               WATERLOO, WI 53594
                                 (920) 478-3551
  (Address, including zip code, and telephone number, including area code, of above registrants' principal executive offices)

                              JUDD'S, INCORPORATED
             (Exact name of registrant as specified in its charter)

           MARYLAND                          2752                  51-1051630
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                         SHENANDOAH VALLEY PRESS, INC.
             (Exact name of registrant as specified in its charter)

           VIRGINIA                          2752                  52-1016758
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                           MOUNT JACKSON PRESS, INC.
             (Exact name of registrant as specified in its charter)

           VIRGINIA                          2752                  62-1238824
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)
                            1 SHENANDOAH VALLEY ROAD
                              STRASBURG, VA 22657
                                 (540) 465-3731

  (Address, including zip code, and telephone number, including area code, of above registrants' principal executive offices)

                             PORT CITY PRESS, INC.
             (Exact name of registrant as specified in its charter)

           MARYLAND                          2752                  52-0736485
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)
                              1323 GREENWOOD ROAD
                              BALTIMORE, MD 21208
                                 (410) 486-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              JUDD'S ONLINE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          7371                  54-1895254
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)
                            303 SOUTH LONDON STREET
                              WINCHESTER, VA 22601
                                 (540) 467-6727
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             JUDD & DETWEILER, INC.
             (Exact name of registrant as specified in its charter)

       WASHINGTON, D.C.                      6519                  53-0091660
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)
                              1500 ECKINGTON PLACE
                              WASHINGT, D.C. 20002
                                 (202) 636-9490
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                        (CONTINUED ON NEXT PAGE)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               CRAIG A. HUTCHISON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           PERRY-JUDD'S INCORPORATED
                            575 WEST MADISON STREET
                               WATERLOO, WI 53594
                                 (920) 478-3551

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                    COPY TO:

                            KENNETH R. BENDER, ESQ.
                        Brobeck, Phleger & Harrison LLP
                               550 S. Hope Street
                           Los Angeles, CA 90071-2604
                                 (213) 489-4060
                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box / /.

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
       TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
     SECURITIES TO BE REGISTERED         BE REGISTERED        PER UNIT(2)      OFFERING PRICE(2)         FEE(2)
10 5/8% Senior Subordinated Notes due
 2007................................   $115,000,000(1)            --             $115,000,000          $33,925

(1) Includes an unconditional guarantee of the Notes by each subsidiary of Perry-Judd's Incorporated.

(2) Pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, the registration fee has been estimated based on the book value of the securities to be received by Registrant in exchange for the securities to be issued hereunder in the Exchange Offer described herein.
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED          , 1998.
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

PROSPECTUS

                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                   10 5/8% SENIOR SUBORDINATED NOTES DUE 2007
                        UNCONDITIONALLY GUARANTEED ON A
                        SENIOR SUBORDINATED BASIS BY THE
                          SUBSIDIARIES OF THE COMPANY
                  ($115,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                   10 5/8% SENIOR SUBORDINATED NOTES DUE 2007
                        UNCONDITIONALLY GUARANTEED ON A
                        SENIOR SUBORDINATED BASIS BY THE
                          SUBSIDIARIES OF THE COMPANY
                                       OF

                                     [LOGO]
                             ---------------------

         The Exchange Offer will expire at 5:00 p.m. New York City time, on
                                  , 1998, unless extended.

                            ------------------------

    Perry-Judd's Incorporated, a Delaware corporation (the "Company" or "Perry-Judd's") hereby offers, upon the terms and conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange its 10 5/8% Senior Subordinated Notes due 2007 (the "Exchange Notes"), in an offering that has been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a Registration Statement on Form S-4 of which this prospectus is a part, for an equal principal amount of its outstanding 10 5/8% Senior Subordinated Notes due 2007 (the "Outstanding Notes") of which an aggregate of $115,000,000 in principal amount is outstanding as of the date hereof (the "Exchange Offer"). The Exchange Notes and the Outstanding Notes are sometimes referred to collectively herein as the "Senior Notes." The form and terms of the Exchange Notes will be the same as the form and term of the Outstanding Notes except that the Outstanding Notes will not bear legends restricting the transfer thereof. The Exchange Notes will be obligations of the Company entitled to the benefits of the Indenture, dated as of December 16, 1997 (the "Indenture"), relating to the Senior Notes, and will be fully and unconditionally guaranteed, on a senior subordinated basis, jointly and severally, by all existing and future subsidiaries of the Company. See "Description of Exchange Notes." Following the completion of the Exchange Offer, none of the Senior Notes will be entitled to any rights under the Registration Rights Agreement dated December 16, 1997, including but not limited to the contingent increase in the interest rate provided for therein. See "The Exchange Offer."

                            ------------------------

    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH ANY INVESTMENT IN THE SENIOR NOTES, SEE "RISK FACTORS" BEGINNING ON PAGE .

                             ---------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS             , 1998.

    The Company will accept for exchange any and all Outstanding Notes that are validly tendered on or prior to 5:00 p.m., New York City time on the date the Exchange Offer expires, which will be July , 1998 unless the Exchange Offer is
extended by the Company (but in no event be a date later than July   , 1998)
(the "Expiration Date"). Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange. The Company has not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Exchange Offer.

    The Outstanding Notes initially sold to Qualified Institutional Buyers (as defined in Rule 144A) in reliance on Rule 144A under the Securities Act ("Rule 144A") were initially represented by two permanent global Notes in definitive, fully registered form, registered in the name of a nominee of The Depositary Trust Company ("DTC"), which were deposited with U.S. Trust of California, N.A., the Trustee under the Indenture (the "Trustee"), as custodian. The Exchange Notes exchanged for the Outstanding Notes that are represented by the global Old Notes will continue to be represented by the permanent global Old Notes (the "Global Notes") in definitive, fully registered form, registered in the name of a nominee of DTC and deposited with the Trustee as custodian, unless the beneficial holders thereof request otherwise. See "Description of the Exchange Notes-- Book Entry; Delivery and Form." Outstanding Notes may be tendered only in denominations of $1,000 and any integral multiple thereof.

    Interest on the Exchange Notes will be payable semi-annually in arrears on December 15 and June 15 of each year (each an "Interest Payment Date"), commencing on the first such date following their date of issuance. Interest on the Exchange Notes will accrue from the last Interest Payment Date on which interest was paid on the Outstanding Notes that are accepted for exchange or, if no interest has been paid on the Outstanding Notes, from December 16, 1997, as the case may be, and interest on the Outstanding Notes exchanged for Exchange Notes in the Exchange Offer will cease to be payable upon issuance of the Exchange Notes. Untendered Outstanding Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain outstanding and bear interest at a rate of 10 5/8% per annum after the Expiration Date. The Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by all present and future subsidiaries of Perry-Judd's.

    Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who acquires such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company (within the meaning of Rule 405 under the Securities Act)) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in the ordinary course of such holder's business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Outstanding Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer may be an "underwriter" within the meaning of the Securities Act and must acknowledge that it acquired the Exchange Notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale for a period of 180 days from the date of this Prospectus, or such shorter period as will terminate when all Outstanding Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers. See "Plan of Distribution".

    Prior to the Exchange Offer, there has been no public market for the Senior Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. To the extent that a market for the Exchange Notes develops, the market value of the Exchange Notes will depend on market conditions (such as yields on alternative investments) general economic conditions, the

Company's financial condition and other conditions. Such conditions might cause the Exchange Notes, to the extent that they are actively traded, to trade at a significant discount from the face value. See "Risk Factors-- Lack of Public Market for Securities."

    The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OUTSTANDING NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    CERTAIN "SAFE HARBOR" PROVISIONS FOR CERTAIN FORWARD-LOOKING STATEMENTS HAVE BEEN ENACTED UNDER THE SECURITIES ACT AND THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT"). SUCH PROVISIONS APPLY ONLY TO OFFERINGS OF SECURITIES OTHER THAN INITIAL PUBLIC OFFERINGS. THE EXCHANGE OFFER CONSTITUTES THE COMPANY'S INITIAL PUBLIC OFFERING OF SECURITIES. ALTHOUGH THE EXCHANGE OFFER IS THE COMPANY'S INITIAL PUBLIC OFFERING AND THE "SAFE HARBOR" PROVISIONS DO NOT APPLY, THE COMPANY DESIRES INVESTORS TO BE AWARE THAT ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION, CERTAIN STATEMENTS UNDER THE SECTION HEADINGS "SUMMARY," "THE COMPANY," "THE ACQUISITION," "PERRY-JUDD'S INCORPORATED MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "JUDD'S, INCORPORATED MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS" AND LOCATED ELSEWHERE HEREIN REGARDING THE COMPANY'S FINANCIAL POSITION AND BUSINESS STRATEGY, CONSTITUTE FORWARD-LOOKING STATEMENTS (ALTHOUGH THEY DO NOT FALL UNDER THE SAFE HARBOR PROVISIONS REFERRED TO ABOVE). IN ADDITION, FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY", "WILL", "EXPECT", "INTEND", "ESTIMATE", "ANTICIPATE", "BELIEVE", OR "CONTINUE" OR THE NEGATIVE THEREOF OR VARIATIONS THEREON OR SIMILAR TERMINOLOGY. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW, ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM PERRY-JUDD'S INCORPORATED, 575 WEST MADISON STREET, WATERLOO, WISCONSIN 53594,
ATTENTION: CHIEF FINANCIAL OFFICER (TELEPHONE NUMBER: (920) 478-3551). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY [TEN DAYS PRIOR TO EXPIRATION DATE], 1998. COPIES OF SUCH DOCUMENTS ARE ALSO AVAILABLE AS DESCRIBED UNDER THE SECTION "AVAILABLE INFORMATION" HEREIN.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS, NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING WITHOUT LIMITATION THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO (THE "COMPANY CONSOLIDATED FINANCIAL STATEMENTS"), THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO OF JUDD'S, INCORPORATED (THE "JUDD'S CONSOLIDATED FINANCIAL STATEMENTS") AND THE "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA" AND NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED OR THE CONTEXT CLEARLY IMPLIES OTHERWISE, ALL REFERENCES IN THIS PROSPECTUS TO THE "COMPANY" REFER TO PERRY-JUDD'S INCORPORATED (FORMERLY KNOWN AS PPC HOLDINGS, INC.) AND ITS SUBSIDIARIES (INCLUDING, JUDD'S, INCORPORATED), ALL REFERENCES TO "PERRY" REFER TO PERRY GRAPHIC COMMUNICATIONS, INC. AND ALL REFERENCES TO "JUDD'S" REFER TO JUDD'S, INCORPORATED AND ITS SUBSIDIARIES.

                                  THE COMPANY


    The Company is a leading multi-regional printer of magazines, catalogs, technical books and other commercial products. Its four printing facilities are strategically located in the Midwest and Mid-Atlantic regions, with each plant having state-of-the-art, integrated prepress, press, binding and distribution capabilities. The Company services regional and national customers through sales offices in twelve cities nationwide. Management believes both Perry and Judd's have established reputations for high quality products and superior customer service which have resulted in long-standing customer and supplier relationships. The Company manages the total prepress, print and distribution process to provide value-added solutions that reduce customer costs or assist customers in increasing revenues. For the year ended December 31, 1997, on a pro forma basis after giving effect to the Transactions and the Sale/Leaseback, the Company had net sales and EBITDA (as defined) of $285.7 million and $26.2 million, respectively, and a net loss of $5.2 million. For the three months ended March 31, 1998, the Company had net sales and EBITDA (as defined) of $76.9 million and $7.5 million, respectively, and a net loss of $0.5 million.


    The Company specializes in three significant sectors of the printing industry: Magazines, Catalogs and Technical Books.

    MAGAZINES. The Company believes it is the seventh largest printer of magazines in the United States, offering a full array of value-added services specifically tailored to its magazine customers. The Company's customers include some of the nation's leading publishers such as Time Inc., Newsweek, The McGraw-Hill Companies, The Economist and the Washington Post Company. Magazines printed by the Company include well known monthly and weekly publications such as TIME, LIFE, SPORTS ILLUSTRATED, PEOPLE, IN STYLE, BUSINESS WEEK, THE ECONOMIST, NEWSWEEK, KIPLINGER'S PERSONAL FINANCE and THE WASHINGTON POST MAGAZINE. Substantially all of the Company's magazine printing is performed under contracts with terms ranging from one to six years. The Company's success in attracting and maintaining customers is enhanced by its sophisticated prepress and printing capabilities and its ability to facilitate targeted marketing and distribution through the use of its geo-demographic selective binding, ink-jet addressing and customized list processing services. The Company also provides specialized tabloid-size magazine printing and binding capabilities used for titles such as COMPUTERWORLD and AMNEWS. The Company's magazine business generated combined net sales of $152.3 million, or 53% of total combined net sales for 1997.

    CATALOGS. The Company believes it is the eighth largest catalog printer in the U.S., producing catalogs for customers which include J.C. Penney, Hecht's, Black Box and Doubleday Book & Music Club. Sophisticated prepress, press, binding and distribution capabilities ensure that high quality catalogs reach the consumer in a timely and cost-efficient manner. In addition, the Company can provide specialized digest-size catalog printing and binding capabilities. The Company's catalog business generated combined net sales of $79.6 million, or 28% of total combined net sales for 1997.

    TECHNICAL BOOKS. The Company prints a variety of information-intensive professional and technical journals, reference books and business directories. The Company also offers data conversion and composition, database management and multimedia publishing services to its technical book customers. In this segment, the Company has over 350 customers including the American Medical Association, Arbitron Rating Company, Dun & Bradstreet, Insurance Institute, Matthew Bender, The McGraw-Hill Companies, Morningstar Inc. and Standard & Poor's. The Company's technical books business generated combined net sales of $34.3 million, or 12% of total combined net sales for 1997.

    The Company also produces a variety of specialty commercial products such as magazine inserts, calendars and general advertising products. These commercial products enable the Company to optimize capacity utilization by supplementing its magazine and catalog business. These products generated combined net sales of $19.5 million, or 7% of total combined net sales for 1997.

                             ACQUISITION RATIONALE

    As the commercial printing industry continues to consolidate and customer needs become more complex and sophisticated, the Company believes that prospects for future success and growth in the industry will depend in large part on having sufficient financial, technological and distribution capabilities to address the evolving needs of its customer base. The Company believes that the acquisition of Judd's will contribute significantly to the Company's competitive position in the industry and will position it as the sixth largest magazine and catalog printer in the U.S. (on a total combined net sales basis).

    The Company believes that there are significant opportunities and synergies in acquiring Judd's, including a broadening of the Company's customer base, the establishment of a physical presence in the Mid-Atlantic region, the enhancement of the Company's technological capabilities and expansion into new segments of the commercial printing market. Both Perry and Judd's have long-established traditions of superior customer service, which the Company believes will help ensure consistent quality of service to the Company's existing and future customers and will help to facilitate the integration of the two companies. In addition, by consolidating administrative operations and managing the production capacity of the two companies, the Company expects to achieve greater production efficiencies and a reduction of its costs of sales.

                              RECENT TRANSACTIONS

    As of October 17, 1997, Perry-Judd's (under its corporate name at that time, PPC Holdings, Inc.) and a wholly-owned subsidiary (the "Acquisition Subsidiary") entered into a Plan and Agreement of Merger (the "Merger Agreement") with Judd's. Pursuant to the Merger Agreement, on December 16, 1997 Perry-Judd's acquired all of the outstanding capital stock of Judd's, and Judd's became a wholly-owned subsidiary of Perry-Judd's (the "Acquisition"). The aggregate merger consideration was $102.0 million, which included the repayment of outstanding indebtedness of Judd's as of December 16, 1997 and a preliminary working capital adjustment, and is subject to a final, post-closing working capital adjustment as set forth in the Merger Agreement. The Acquisition was effected by the merger of the Acquisition Subsidiary with and into Judd's. Simultaneously with the closing of the Acquisition, PPC Holdings, Inc. was renamed Perry-Judd's Incorporated. See "Description of the Acquisition."

    The Company financed the Acquisition and the repayment of certain existing indebtedness with (i) borrowings by certain of its subsidiaries under an amended and restated credit agreement (the "Amended and Restated Credit Agreement"), including $30.0 million of borrowings under a senior secured term loan facility (the "Term Loan Facility"), (ii) the gross proceeds of $115.0 million from the sale of Outstanding Notes, (iii) $9.5 million of preferred stock resulting from the conversion of a $6.5 million promissory note plus accrued interest thereon held by Ropamil Limited Partnership ("Ropamil"), an affiliate of Robert E. Milhous and Paul B. Milhous (the "Note Conversion") and (iv) $4.0 million of proceeds from the sale of common stock of Perry-Judd's to certain existing stockholders (the "Equity

Investment"). Each of the Acquisition, the Amended and Restated Credit Agreement, the Offering, the Note Conversion and the Equity Investment closed simultaneously on December 16, 1997, and are sometimes referred to herein collectively as the "Transactions." See "Description of Amended and Restated Credit Agreement" and "Description of Note Conversion."

    In addition, on December 16, 1997, Perry and Judd's, collectively as tenant, entered into a sale/ leaseback transaction with a third party with respect to all real property owned by Perry and its subsidiaries (the "Sale/Leaseback"). Net proceeds of approximately $17.6 million from the Sale/Leaseback were used to repay certain outstanding indebtedness under the Existing Credit Agreement (as defined). See "Description of Sale/Leaseback."

                              RECENT DEVELOPMENTS

    The Company has recently executed a letter of intent to enter into a sale and leaseback transaction for certain real property held by Judd's and its subsidiaries, including two printing plants in Virginia and one in Baltimore, Maryland. If consummated, this sale and leaseback would generate approximately $22 million in net proceeds to the Company. The initial annual lease expense expected under the operating lease resulting from the proposed sale and leaseback transaction would be $2.1 million, with 10.0% escalations scheduled at the start of the sixth and eleventh years of the proposed 15 year term. The consummation of the proposed sale and leaseback is contingent upon satisfactory appraisal of the properties, inspection and environmental reports and other due diligence efforts to be completed by the potential buyer, among other conditions, and there can be no assurance that this transaction will be consummated on the terms described above, if at all.


    The Company is also contemplating the reorganization of its corporate structure by consolidating its magazine and catalog business into a single entity to better integrate its operations and to simplify administration and corporate governance. As contemplated, the reorganization would involve the merger of the Company's wholly-owned subsidiary Perry-Graphics Communications, Inc. ("Perry") into Judd's, Incorporated ("Judd's"), also a wholly-owned subsidiary of the Company, and the subsequent merger into Judd's of its wholly-owned subsidiaries Shenandoah Valley Press, Inc., Mount Jackson Press, Inc. and Judd & Detweiler, Inc. Following the reorganization, the Company anticipates that Judd's will be reincorporated under the laws of the State of Delaware. After the reorganization, the Notes would continue to be fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by each of the Company's remaining subsidiaries, Judd's, Port City Press, Inc. and Judd's Online, Inc. As contemplated, the reorganization would be permitted under the terms of the Indenture.



    The following chart sets forth the organizational structure of the Company as of the date of this Prospectus. The direct and indirect subsidiaries of Perry-Judd's shown below are referred to herein collectively as the "Subsidiaries." In the event the Company completes the contemplated reorganization described in the preceding paragraph, the Company's organizational structure would be simplified as described therein.


                         The Perry-Judd's Incorporated
                          Organization Structure Chart

                            ------------------------

    Perry-Judd's is a Delaware corporation with its principal executive offices at 575 West Madison Street, Waterloo, Wisconsin 53594. Perry-Judd's telephone number is (920) 478-3551.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The Exchange Offer................  The Company is offering to exchange $1,000 in principal amount (and any integral multiple thereof) of Exchange
                                    Notes for each $1,000 in principal amount (and any
                                    integral multiple thereof) of Outstanding Notes that are
                                    validly tendered pursuant to the Exchange Offer. The
                                    Company will issue the Exchange Notes promptly after the
                                    Expiration Date. As of the date of this Prospectus,
                                    $115,000,000 in aggregate principal amount of
                                    Outstanding Notes are outstanding. The Company has not
                                    entered into any arrangement or understanding with any
                                    person to distribute the Exchange Notes to be received
                                    in the Exchange Offer.

Resale............................  The Company believes that the Exchange Notes issued pursuant to the Exchange Offer generally will be freely
                                    transferable by the holders thereof without registration
                                    or any prospectus delivery requirement under the
                                    Securities Act, except that a "dealer" or any of the
                                    Company's affiliates, as such terms are defined under
                                    the Securities Act, that exchanges Outstanding Notes
                                    held for its own account may be required to deliver
                                    copies of this Prospectus in connection with any resale
                                    of the Exchange Notes issued in exchange for such
                                    Outstanding Notes. See The Exchange Offer--General and
                                    Plan of Distribution.

Expiration Date...................  The Exchange Offer will expire at 5:00 p.m., New York
                                    City time, on             , 1998, unless extended, in
                                    which case the term Expiration Date means the latest
                                    date and time to which the Exchange Offer is extended by
                                    the Company (but in no event later than July   , 1998).
                                    The Company will accept for exchange any and all
                                    Outstanding Notes that are validly tendered in the
                                    Exchange Offer prior to 5:00 p.m., New York City time,
                                    on the Expiration Date.

Accrued Interest on the New Notes
  and the Outstanding Notes.......  Each New Note will bear interest from the last Interest
                                    Payment Date on which interest was paid on the
                                    Outstanding Notes, or, if interest has not yet been paid
                                    on the Outstanding Notes, from December 16, 1997, the
                                    date of issuance (the "Issue Date"). Such interest will
                                    be paid with the first interest payment on the Exchange
                                    Notes. Accordingly, interest, which has accrued since
                                    the last Interest Payment Date or December 16, 1997, as
                                    the case may be, on the Outstanding Notes accepted for
                                    exchange will cease to be payable upon issuance of the
                                    Exchange Notes. Untendered Outstanding Notes that are
                                    not exchanged for Exchange Notes pursuant to the
                                    Exchange Offer will bear

                                    interest at a rate of 10 5/8% per annum after the
                                    Expiration Date.

Termination.......................  The Company may terminate the Exchange Offer if it determines that its ability to proceed with the Exchange
                                    Offer could be materially impaired due to any legal or
                                    governmental action, any new law, statute, rule or
                                    regulation or any interpretation by the staff of the
                                    Commission of any existing law, statute, rule or
                                    regulation. Holders of Outstanding Notes will have
                                    certain rights against the Company under the
                                    Registration Rights Agreement should the Company fail to
                                    consummate the Exchange Offer. See "The Exchange
                                    Offer--Termination." No federal or state regulatory
                                    requirements must be complied with or approvals obtained
                                    in connection with the Exchange Offer, other than
                                    applicable requirements under federal and state
                                    securities laws.

Procedures for Tendering Old
  Notes...........................  Each holder of Outstanding Notes wishing to accept the
                                    Exchange Offer must complete, sign and date the Letter
                                    of Transmittal, or a facsimile thereof, in accordance
                                    with the instructions contained herein and therein, and
                                    mail or otherwise deliver such Letter of Transmittal, or
                                    such facsimile, together with such Outstanding Notes and
                                    any other required documentation to Fleet National Bank,
                                    as Exchange Agent (the "Exchange Agent"), at the address
                                    set forth herein and therein, or effect a tender of
                                    Outstanding Notes pursuant to the procedure for
                                    book-entry transfer as provided for herein. By executing
                                    the Letter of Transmittal, each holder will represent to
                                    the Company that, among other things, the Exchange Notes
                                    acquired pursuant to the Exchange Offer are being
                                    obtained in the ordinary course of business of the
                                    person receiving such Exchange Notes, whether or not
                                    such person is the holder, that neither the holder nor
                                    any such other person has an arrangement or
                                    understanding with any person to participate in the
                                    distribution of such Exchange Notes and, except as
                                    otherwise disclosed in writing to the Company, that
                                    neither the holder nor any such other person is an
                                    "affiliate", as defined in Rule 405 under the Securities
                                    Act, of the Company.

Special Procedures for Beneficial
  Owners..........................  Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial
                                    bank, trust company or other nominee and who wishes to
                                    tender such Outstanding Notes in the Exchange Offer
                                    should contact such registered holder promptly and
                                    instruct such registered holder to tender on such
                                    beneficial owner's behalf. If such beneficial owner
                                    wishes to tender on such owner's own behalf, such owner
                                    must, prior to completing and executing the Letter of
                                    Transmittal and delivering such owner's Outstanding
                                    Notes, either make appropriate arrangements to register
                                    ownership of the Outstanding Notes in such owner's name
                                    or obtain a properly completed bond power from the
                                    registered holder. The transfer

                                    of record ownership may take considerable time and may
                                    not be able to be completed prior to the Expiration
                                    Date.

Guaranteed Delivery Procedures....  Holders of Outstanding Notes who wish to tender their
                                    Outstanding Notes and whose Outstanding Notes are not
                                    immediately available or who cannot deliver their
                                    Outstanding Notes, the Letter of Transmittal or any
                                    other documents required by the Letter of Transmittal to
                                    the Exchange Agent prior to the Expiration Date must
                                    tender their Outstanding Notes according to the
                                    guaranteed delivery procedures set forth in "The
                                    Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights.................  Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the
                                    Expiration Date.

Acceptance of Outstanding Notes
  and Delivery of Exchange
  Notes...........................  Subject to certain conditions (as summarized above in
                                    "Termination" and described more fully in "The Exchange
                                    Offer--Termination"), the Company will accept for
                                    exchange any and all Outstanding Notes that are validly
                                    tendered in the Exchange Offer prior to 5:00 p.m., New
                                    York City time, on the Expiration Date. The Exchange
                                    Notes issued pursuant to the Exchange Offer will be
                                    delivered promptly following the Expiration Date. See
                                    "The Exchange Offer--General."

Certain Federal Income Tax
  Considerations..................  The exchange pursuant to the Exchange Offer will generally not be a taxable event for federal income tax
                                    purposes. For a discussion of certain federal income tax
                                    considerations relating to the exchange of the
                                    Outstanding Notes for the Exchange Notes, see "Certain
                                    Federal Income Tax Considerations."

Exchange Agent....................  The Trustee is also the Exchange Agent. The mailing address of the Exchange Agent is U.S. Trust Company of
                                    California, N.A., c/o United States Trust Company of New
                                    York, P. O. Box 841, Peter Cooper Station, New York, New
                                    York 10276-0841. The address for deliveries by overnight
                                    courier is: U.S. Trust Company of California, N.A., c/o
                                    United States Trust Company of New York, 770 Broadway,
                                    13th Floor, New York, New York 10003, Attention:
                                    Corporate Trust Municipal Operations. Hand deliveries
                                    should be made to U.S. Trust Company of California,
                                    N.A., c/o United States Trust Company of New York, 111
                                    Broadway, Lower Level, New York, New York 10006-1906,
                                    Attention: Corporate Trust Operations. For information
                                    with respect to the Exchange Offer, the telephone number
                                    for the Exchange Agent is (800) 225-2398 and the
                                    facsimile number for the Exchange Agent is (212)
                                    420-6504, Attention: Customer Service.

Use of Proceeds...................  There will be no cash proceeds payable to the Company from the issuance of the Exchange Notes pursuant to the
                                    Exchange Offer. Of the approximately $111.5 million of
                                    net proceeds received by the Company from the sale of
                                    the Outstanding Notes, approximately $102.0 million was
                                    used to pay the aggregate merger consideration in the
                                    Acquisition,

                                    approximately $6.5 million was used to pay expenses
                                    related to the Acquisition and the other Transactions
                                    and the remaining $3.0 million was used for general
                                    corporate purposes. See "Use of Proceeds."

                   SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

    The Exchange Offer applies to an aggregate principal amount of $115,000,000 of the Outstanding Notes. The form and terms of the Exchange Notes will be the same as the form and terms of the Outstanding Notes except that the Exchange Notes will not bear legends restricting the transfer thereof. The New Notes will be obligations of the Company entitled to the benefits of the Indenture. See "Description of the Exchange Notes."

Exchange Notes Offered............  $115,000,000 aggregate principal amount of 10 5/8%
                                    Senior Subordinated Notes due 2007.

Maturity Date.....................  December 15, 2007.

Interest Payment Dates............  June 15 and December 15, commencing December 15, 1998.

Optional Redemption...............  The Exchange Notes will be redeemable, in whole or in part, at the option of the Company on or after December
                                    15, 2002, at the redemption prices set forth herein,
                                    plus accrued interest to the date of redemption. In
                                    addition, at any time on or prior to December 15, 2000,
                                    the Company, at its option, may redeem up to 35% of the
                                    aggregate principal amount of the Notes originally
                                    issued with the net cash proceeds of one or more Public
                                    Equity Offerings (as defined), at a redemption price
                                    equal to 110.625% of the principal amount thereof, plus
                                    accrued interest to the date of redemption; PROVIDED
                                    that at least 65% of the aggregate principal amount of
                                    Notes originally issued remains outstanding immediately
                                    following such redemption. See "Description of Exchange
                                    Notes--Redemption."

Ranking...........................  The Exchange Notes will be general unsecured obligations of the Company and will be subordinated in right of
                                    payment to all existing and future Senior Indebtedness
                                    (as defined) of the Company. The Exchange Notes will
                                    rank PARI PASSU in right of payment with any future
                                    senior subordinated indebtedness of the Company and will
                                    rank senior in right of payment to all other
                                    subordinated indebtedness of the Company. On December
                                    31, 1997, the Company had no Senior Indebtedness
                                    outstanding (excluding guarantees of Guarantor Senior
                                    Indebtedness). See the Company Consolidated Financial
                                    Statements.

Guarantees........................  The Exchange Notes will be fully and unconditionally guaranteed (the "Guarantees") on a senior subordinated
                                    basis, jointly and severally, by each of the Company's
                                    existing or future subsidiaries (the "Subsidiary
                                    Guarantors"). The Guarantees will be general unsecured
                                    obligations of the Subsidiary Guarantors and will be
                                    subordinated in right of payment to all existing and
                                    future Guarantor Senior Indebtedness (as defined), which
                                    will include any guarantee by such Subsidiary Guarantors
                                    of the Company's indebtedness under the Amended and
                                    Restated Credit Agreement. The Guarantees will rank PARI
                                    PASSU in right

                                    of payment with any future senior subordinated
                                    indebtedness of the Subsidiary Guarantors and will rank
                                    senior in right of payment to all other subordinated
                                    obligations of the Subsidiary Guarantors. On December
                                    31, 1997, the Subsidiary Guarantors had $30.0 million of
                                    Guarantor Senior Indebtedness outstanding, and undrawn
                                    capacity of $45.0 million under the revolving credit
                                    facility under the Amended and Restated Credit Agreement
                                    (the "Revolving Credit Facility"), which, if drawn,
                                    would constitute outstanding Guarantor Senior
                                    Indebtedness. There can be no assurance, however, that
                                    sufficient funds will be available at the time of any
                                    Change of Control to make any such repurchase. See
                                    "Description of Exchange Notes--Guarantees."

Change of Control.................  Upon a Change of Control (as defined), each holder of the Exchange Notes will have the right to require the
                                    Company to repurchase such holder's Exchange Notes at a
                                    price equal to 101% of the principal amount thereof,
                                    plus accrued and unpaid interest to the repurchase date.
                                    See "Description of Exchange Notes--Change of Control."

Offer to Repurchase...............  The Company will be obligated to offer to repurchase the
                                    Exchange Notes at 100% of the principal amount thereof
                                    plus accrued and unpaid interest to the date of
                                    repurchase in the event of certain Asset Sales (as
                                    defined). There can be no assurance, however, that
                                    sufficient funds will be available at the time of any
                                    such Asset Sale to make any such repurchase. See
                                    "Description of Exchange Notes--Covenants--Limitation on
                                    Asset Sales."

Certain Covenants.................  The Indenture governing the Exchange Notes (the
                                    "Indenture") will contain certain covenants that limit
                                    the ability of the Company and its subsidiaries to,
                                    among other things, incur additional indebtedness, pay
                                    dividends or make certain other restricted payments,
                                    consummate certain asset sales, enter into certain
                                    transactions with affiliates, incur liens, incur
                                    indebtedness that is subordinate to Senior Indebtedness
                                    but senior in right of payment to the Exchange Notes,
                                    impose restrictions on the ability of a subsidiary to
                                    pay dividends or make certain payments to the Company
                                    and its subsidiaries, merge or consolidate with any
                                    other person or sell, assign, transfer, lease, convey or
                                    otherwise dispose of all or substantially all of the
                                    assets of the Company. These restrictions and
                                    qualifications are subject to a number of important
                                    qualifications and exceptions.


    For additional information regarding the Exchange Notes, see "Description of Exchange Notes."

                                  RISK FACTORS

    See "Risk Factors" for a discussion of certain factors that should be considered in evaluating an investment in the Exchange Notes.

                               COMPANY STRENGTHS

    SUPERIOR QUALITY AND CUSTOMER SERVICE. Perry and Judd's have each established a reputation for providing superior quality and customer service. The Company offers high value services that address customers' specific needs and is committed to meeting those needs through responsive and flexible service. To ensure continual process improvement, the Company has invested in training and manages its operations using a total quality management approach. The Company's commitment to provide timely, cost-effective, high quality printing solutions combined with the Company's distinctive service orientation differentiates it from its competitors. As evidence of its consistent focus on quality, in March 1997 the Company was awarded Business Week's annual "Quality Achiever" award for the fourth time in the past six years.

    LONG-STANDING CUSTOMER RELATIONSHIPS. The Company has provided printing services for customers such as Time Inc., J.C. Penney, Newsweek, and Kiplinger's for over 15 years, The McGraw-Hill Companies for over 30 years and the American Medical Association for 40 years. On a combined basis, the Company's customer base included over 130 magazine publishers and 110 catalog merchants, with no title comprising more than 5% of total combined net sales for 1997. The top ten customers have been with the Company for an average of over 15 years and accounted for approximately 35% of total combined net sales for 1997. The Company believes its combination of outstanding performance and commitment to responsive customer service have enabled the Company to build loyalty with its customer base that allows it to grow its business relationships. These relationships provide a strong foundation for growth in the business.

    TECHNOLOGICALLY-ADVANCED EQUIPMENT. The Company is committed to providing advanced production capabilities which deliver value-added solutions to its customers. Since the beginning of 1993, the Company has invested over $100 million (on a combined basis) in capital expenditures to upgrade and expand its equipment base. Management believes that these investments, including high-speed, high-yield press equipment, cost-effective binding equipment and computer-to-plate technology, have enabled the Company to remain at the forefront of technology, retain and expand relationships with existing customers, increase capacity, lower production costs, improve quality, speed and flexibility and attract new business.

    STRATEGIC LOCATIONS. The Company's four printing plants are strategically located to service major population centers throughout the U.S., enabling the Company to provide rapid, cost-efficient national and regional distribution. The location of the Company's plants, combined with its distribution volume, allows the Company to ship directly to U.S. Postal Service sectional center facilities, which lowers its customers' postage rates and provides for quicker delivery of magazines and catalogs to consumers. The proximity of the Company's facilities to a majority of the U.S. population and central distribution routes provides significant distribution economies to its customers and a competitive advantage to the Company.

    EXPERIENCED MANAGEMENT TEAM AND PRINCIPAL STOCKHOLDERS. The Company's executive officers and key management employees have spent the majority of their careers in printing and publishing and have an average of over 20 years of experience in the industry. Management's expertise and in-depth knowledge of the Company's markets are further complemented by the experience of Robert E. Milhous and Paul B. Milhous, the principal stockholders of the Company. Prior to their ownership of Perry, the Milhouses owned Treasure Chest Advertising Company, Inc., which grew from a start-up in 1967 to the sixth largest commercial printer in the U.S., having net sales in excess of $550 million before its sale to Big Flower Press, Inc. in 1993.

                               BUSINESS STRATEGY

    The Company's strategic objective is to grow revenues and profits by leveraging its competitive strengths as an integrated provider of high quality products and value-added services in its targeted business sectors. Key elements in this strategy include the Company's ability to capitalize on opportunities presented by the combination of Perry and Judd's and to pursue complementary acquisitions:

    CAPITALIZE ON CROSS-SELLING OPPORTUNITIES. The Company intends to take advantage of the considerable cross-selling opportunities presented by the combination of Perry's and Judd's respective customer bases, product lines and geographical locations. The Company expects to increase product penetration of its existing customer base by capturing work that previously exceeded Perry's and Judd's stand-alone capacities and particular areas of expertise. For example, with the addition of Judd's medium- and short-run printing capabilities, the Company will be well-positioned to serve the needs of many of Perry's larger, long-run customers who are developing or acquiring additional shorter-run targeted specialty magazines and catalogs. In addition, the Company can now offer its customers a choice of Mid-Atlantic and Midwestern production locations.

    REALIZE OPERATIONAL SYNERGIES. The Company believes it can achieve production rationalization from the integration of Perry's long-run and Judd's medium- and short-run printing capabilities. By allocating production among the various facilities, the Company can better absorb increased volumes and manage available capacity, thereby optimizing labor and equipment utilization while reducing printing and distribution costs. In addition, Judd's Mount Jackson, Virginia facility, currently used for back-issue storage, provides the Company with a ready-made expansion facility.

    CAPTURE OVERHEAD COST AND VOLUME PURCHASING EFFICIENCIES. The Company expects to consolidate overhead functions of Perry and Judd's resulting in savings from the elimination of redundant administrative operations. In addition, the Company believes the combined volume requirements for paper, other raw materials and production supplies should allow it to negotiate improved terms from vendors. Management also believes the combined Company can obtain better pricing from equipment manufacturers.

    DEVELOP NEW MEDIA SERVICES. The Company is among the printing industry's leaders in offering innovative on-line and multimedia products and services. The Company's New Media Services group develops and manages interactive web-sites for both publishing and direct-marketing customers who desire to complement ink-on-paper products with on-line products and services. The Company has also successfully marketed its New Media Services to non-publishing customers. The Company has implemented web-site advertising and electronic commerce programs for its customers and believes multimedia and on-line products and services present the Company with significant growth opportunities and further differentiate it from its competitors.

    GROW THROUGH COMPLEMENTARY ACQUISITIONS. The Company plans to capitalize on the printing industry's fragmentation by pursuing selective complementary acquisitions to broaden its geographic presence, extend its product offerings, and expand production capacity within the magazine and catalog sectors. Management believes such acquisitions can offer significant cost savings realized through the combined purchasing of raw materials, reduction of overhead costs and productivity gains captured by the Company's ability to integrate newly acquired facilities with the Company's existing business. The Company intends to utilize its borrowing capacity under the Amended and Restated Credit Agreement (availability of $45 million at December 31, 1997) and, if available on satisfactory terms, future debt and equity offerings as its primary financing sources for such acquisitions.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA


    The summary financial data for Perry-Judd's (formerly PPC Holdings, Inc.) set forth below have been derived from Perry-Judd's Incorporated Consolidated Financial Statements for the 248 day period ended December 31, 1995, the years ended December 31, 1996 and 1997, and the 117 day period ended April 27, 1995 for the Company's predecessor, Perry Printing Corporation, which was acquired by the Company as of April 28, 1995, all of which have been audited by Deloitte & Touche LLP, independent auditors, whose report is included elsewhere in this Prospectus. The summary financial data for Perry-Judd's Incorporated for the three months ended March 31, 1998 and 1997 have been derived from the Company's unaudited condensed consolidated interim financial statements included elsewhere in this Prospectus. The summary financial data for Judd's, Incorporated have been derived from Judd's Consolidated Financial Statements for the years ended December 31, 1995 and 1996, which have been audited by Stoy, Malone & Company, P.C., independent auditors, whose report for the years ended December 31, 1995 and 1996 is included elsewhere in this Prospectus, and from Judd's Consolidated Financial Statements for the 349 day period ended December 15, 1997, which have been audited by Deloitte & Touche LLP, independent auditors, whose report for such period is included elsewhere in the Prospectus.


    The summary unaudited pro forma condensed combined financial data set forth below have been derived from the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1997, which are included elsewhere in this Prospectus.

    The unaudited pro forma financial data set forth below and elsewhere in this Prospectus do not purport to represent the actual results that would have been achieved had the Transactions and the Sale/ Leaseback been consummated on the dates or for the periods indicated, and do not purport to indicate results of operations or financial condition as of any future date or for any future period. The following information should be read in conjunction with "Unaudited Pro Forma Condensed Combined Financial Statements," "Perry-Judd's Incorporated Management's Discussion and Analysis of Financial Condition and Results of Operations," "Judd's, Incorporated Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company Consolidated Financial Statements and the Judd's Consolidated Financial Statements included elsewhere in this Prospectus.

                   PERRY-JUDD'S INCORPORATED AND PREDECESSOR
                             (DOLLARS IN THOUSANDS)

                                                 PREDECESSOR(1)                          PERRY-JUDD'S INCORPORATED
                               --------------------------------------------------  -------------------------------------
                                                                                    248 DAYS
                                      YEAR ENDED DECEMBER 31,          117 DAYS       ENDED     YEAR ENDED   YEAR ENDED
                               -------------------------------------  ENDED APRIL   DECEMBER     DECEMBER     DECEMBER
                                  1992         1993         1994       27, 1995     31, 1995     31, 1996     31, 1997
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
STATEMENT OF OPERATIONS DATA:
  Net sales..................   $ 107,271    $ 105,915    $ 116,967    $  45,920    $ 115,647    $ 138,511    $ 153,815
  Depreciation and
    amortization of
    intangibles..............       9,353       10,070        9,899        3,049        4,000        6,449        7,238
  Income from operations.....       5,162        5,354        4,591        2,281        5,263        6,508        6,828
  Interest expense(2)........         247          433          980          470        4,503        5,946        6,431
  Net income (loss)..........       3,052        2,771        2,643        1,062         (885)      (1,084)      (2,658)
BALANCE SHEET DATA:
  Working capital............   $  12,700    $  11,208    $  15,794    $  12,845    $  11,888    $   7,306    $  32,890
  Net property, plant and
    equipment................      57,953       63,659       58,461       65,302       65,863       65,044      121,808
  Total assets...............      80,434       86,007       87,354       98,384      119,032      104,281      233,354
  Total long-term debt.......      --           --           --           --           65,829       59,711      145,271
  Minority interests(3)......      --           --           --           --            9,012        6,772        6,935
  Shareholders' equity.......      62,795       66,493       65,718       68,565       16,616       15,532       26,374
OTHER DATA:
  EBITDA(4)..................   $  14,518    $  15,431    $  14,444    $   5,330    $   9,267    $  12,906    $  13,866
  Rents and operating lease
    expense..................          92           91          145           46        2,500        4,292        5,099
  Net cash provided by (used)
    in operating
    activities...............      13,979       14,978        7,069        7,950       (3,145)      11,651       (1,288)
  Net cash provided (used) in
    investing activities.....     (10,434)     (15,806)      (3,810)      (9,958)     (76,994)      (5,044)     (86,511)
  Net cash provided (used) in
    financing activities.....      (3,670)         927       (3,417)       1,784       81,830       (6,118)      89,395
CAPITAL EXPENDITURES:
  Purchased(5)...............   $  10,451    $  15,889    $   5,577       10,047       --        $   5,186    $   3,232
  Capital investments under
    operating leases.........      --           --           --           --            4,076        3,256       11,635(6)

                                     THREE MONTHS
                                   ENDED MARCH 31,
                               ------------------------
                                  1997         1998
                               -----------  -----------
STATEMENT OF OPERATIONS DATA:
  Net sales..................   $  33,777    $  76,946
  Depreciation and
    amortization of
    intangibles..............       1,715        3,484
  Income from operations.....         768        4,147
  Interest expense(2)........       1,430        3,864
  Net income (loss)..........        (775)        (459)
BALANCE SHEET DATA:
  Working capital............   $   6,105    $  30,808
  Net property, plant and
    equipment................      64,105      123,286
  Total assets...............      98,757      228,820
  Total long-term debt.......      56,896      142,165
  Minority interests(3)......       6,813        6,975
  Shareholders' equity.......      14,755       25,915
OTHER DATA:
  EBITDA(4)..................   $   2,426    $   7,523
  Rents and operating lease
    expense..................       1,295        2,974
  Net cash provided by (used)
    in operating
    activities...............       1,311        1,613
  Net cash provided (used) in
    investing activities.....        (675)      (4,574)
  Net cash provided (used) in
    financing activities.....      (2,815)        (523)
CAPITAL EXPENDITURES:
  Purchased(5)...............   $     675    $   4,574
  Capital investments under
    operating leases.........      --           --


                              JUDD'S, INCORPORATED
                             (DOLLARS IN THOUSANDS)

                                                                                                                    349 DAYS
                                                                       YEAR ENDED DECEMBER 31,                        ENDED
                                                     -----------------------------------------------------------  DECEMBER 15,
                                                        1992         1993         1994        1995       1996         1997
                                                     -----------  -----------  -----------  ---------  ---------  -------------
STATEMENT OF OPERATIONS DATA:
  Net sales........................................   $ 105,725    $ 113,957    $ 118,783   $ 141,222  $ 152,563    $ 131,938
  Depreciation and amortization of intangibles.....       5,366        5,042        7,341       8,094      7,961        8,432
  Income from operations...........................       4,752        3,415        2,427       5,679      6,137        6,037
  Interest expense(2)..............................         901        1,131        2,817       3,327      3,066        3,384
  Net income (loss)................................       2,143        2,035         (311)      1,841      1,993        1,437
BALANCE SHEET DATA:
  Working capital..................................   $  13,215    $  32,057    $  17,201   $  19,208  $   9,678    $  17,748
  Net property, plant and equipment................      27,343       42,485       50,195      51,203     49,352       46,093
  Total assets.....................................      53,384       92,285       86,833      90,846     86,555       82,963
  Total long-term debt.............................      12,019       45,348       42,097      44,423     34,811       44,389
  Minority interests...............................         220          205          197         187        176          156
  Shareholders' equity.............................      27,512       27,636       27,274      27,727     29,776       20,052
OTHER DATA:
  EBITDA(4)........................................   $   9,891    $   8,759    $   9,630   $  13,895  $  14,187    $  14,013
  Rents and operating lease expense................       2,720        2,712        2,940       2,846      2,864        3,530
  Net cash provided by operating activities........       5,687        8,335        5,354       5,811     18,906       13,959
  Net cash (used) in investing activities..........      (4,069)     (37,484)      (2,639)     (7,541)    (5,785)      (6,070)
  Net cash provided (used) in financing
    activities.....................................      (2,193)      30,226       (4,033)        366    (10,405)      (2,207)
CAPITAL EXPENDITURES:
  Purchased(5).....................................   $   4,323    $  17,313    $  14,688   $   7,746  $   5,954    $   6,164
  Capital investments under operating leases(7)....      --           --              418         579      8,040       --

        SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA(8)
                             (DOLLARS IN THOUSANDS)


                                                                                                    YEAR ENDED
                                                                                                DECEMBER 31, 1997
                                                                                                ------------------
STATEMENT OF OPERATIONS DATA:
  Net sales...................................................................................      $  285,753
  Depreciation and amortization of intangibles................................................          13,824
  Income from operations......................................................................          12,611
  Interest expense(2).........................................................................          15,238
  Net loss....................................................................................          (5,210)
OTHER DATA:
  EBITDA(4)...................................................................................      $   26,233
  Rents and operating lease expense...........................................................          10,729
CAPITAL EXPENDITURES:
  Purchased(5)................................................................................      $    9,396
  Capital investments under operating leases..................................................          11,635


------------------------------

 (1) Effective April 28, 1995, the Company acquired certain assets and assumed certain liabilities of Perry Printing Corporation and North Star Print Group (collectively, the "Predecessor"). Prior to April 28, 1995, the Company had no operating activity and substantially no assets. See Note 1 to the Company Consolidated Financial Statements.

 (2) Includes interest on debt, but excludes amortization of deferred financing costs, dividends and accretion on preferred stock.

 (3) Represents preferred stock of Perry. See Note 5 to Company Consolidated Financial Statements.

 (4) "EBITDA" represents earnings before interest, income taxes, depreciation and amortization, and gains and losses on dispositions of assets. While EBITDA should not be construed as a substitute for operating income or loss or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs, and items excluded from EBITDA (such as depreciation and amortization) are significant to an understanding of the Company's financial results. In addition, EBITDA as presented by the Company may not be directly comparable to similarly-titled measures presented by other companies. See the Company Consolidated Statements of Cash Flows, the Judd's Consolidated Statements of Cash Flows and the Unaudited Pro Forma Condensed Combined Statements of Operations and the related notes thereto included in this Prospectus.

 (5) Includes the recorded book value of assets obtained under capital leases.

 (6) Represents operating leases for digital prepress, press and binding equipment. Prior to 1997, advance payments on substantial leased assets were paid directly by the Company. Beginning in 1997, advance payments were made directly to the manufacturer by the lessor.

 (7) Represents operating leases. In 1996, Judd's placed into service a new press and related equipment.

 (8) For a description of purchase accounting and pro forma adjustments, see the notes to the Unaudited Pro Forma Condensed Combined Statements of Operations included elsewhere herein.

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE EXCHANGE NOTES SHOULD CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, BEFORE MAKING A DECISION TO INVEST IN THE EXCHANGE NOTES.

HIGH LEVEL OF INDEBTEDNESS

    In connection with the Acquisition, the Company has incurred a significant amount of indebtedness and will be highly leveraged. As of December 31, 1997, the Company's indebtedness was $145.3 million and accounts payable were $17.7 million. The Company may also borrow an additional $45.0 million under the Revolving Credit Facility. As of December 31, 1997 the Company's total debt (including long term debt and minority interest) was $152.2 million and total capitalization was 178.6 million, resulting in a total debt to total capitalization ratio of 85%. Also, the Company's ratio of earnings to fixed charges would have been 0.7 to 1.0 for the year ended December 31, 1997 on a pro forma basis after giving effect to the Transactions and the Sale/Leaseback. In addition, subject to the restrictions in the Amended and Restated Credit Agreement and the Indenture, the Company may incur additional senior indebtedness to finance acquisitions and capital expenditures and for other general corporate purposes. Also, as of December 31, 1997, the Company had significant commitments under operating leases, including the impact of the Sale/ Leaseback.

    The level of the Company's indebtedness could have important consequences to holders of the Senior Notes, including: (i) a substantial portion of the Company's cash flow from operations (estimated at 17.3 million for 1998, assuming current levels of indebtedness and interest rates) must be dedicated to debt service and will not be available for other purposes; (ii) the Company's future ability to obtain additional debt financing for working capital, capital expenditures or acquisitions may be limited; (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the printing industry and economic conditions generally, which could limit its ability to withstand competitive pressures or take advantage of business opportunities;
(iv) the Company's borrowings under the Amended and Restated Credit Agreement will be at variable rates of interest, which could cause the Company to be vulnerable to increases in interest rates; and (v) all of the indebtedness incurred in connection with the Amended and Restated Credit Agreement will become due prior to the time the principal payments on the Notes will become due. Certain of the Company's competitors currently operate on a less leveraged basis and are likely to have significantly greater operating and financing flexibility than the Company.

ABILITY TO SERVICE DEBT

    The Company's ability to pay interest on the Senior Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. The Company anticipates that its operating cash flow, together with available borrowings under the Amended and Restated Credit Agreement, will be sufficient to meet its operating expenses, capital expenditure requirements and working capital needs and to service its debt requirements as they become due. However, if the Company is unable to service its indebtedness, it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all, that they would enable the Company to continue to meet its debt service obligations or that they would be permitted under the terms of the Amended and Restated Credit Agreement or Indenture. See "Perry-Judd's Incorporated Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Amended and Restated Credit Agreement" and "Description of Exchange Notes."

SUBORDINATION OF THE NOTES AND THE GUARANTEES

    The Senior Notes will be fully and unconditionally guaranteed, on a senior subordinated basis, jointly and severally, by all existing and future subsidiaries of Perry-Judd's. The Guarantees will be subordinated in right of payment to all senior indebtedness of the Company and the Subsidiary Guarantors. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company or the Subsidiary Guarantors will be available to pay obligations on the Senior Notes only after all senior indebtedness of the Company or the Subsidiary Guarantors, as the case may be, has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. As of December 31, 1997, the Company and its subsidiaries had $30.0 million of senior indebtedness outstanding and undrawn capacity of $45.0 million under the Revolving Credit Facility which, if drawn, would constitute outstanding Senior Indebtedness of the Company. Additional senior indebtedness may be incurred by the Company and the Subsidiary Guarantors from time to time, subject to certain restrictions. The Indenture generally provides that a Restricted Subsidiary (as defined) may incur indebtedness only if such Subsidiary agrees to guarantee the Senior Notes on a senior subordinated basis. The holders of the Senior Notes will have no direct claim against the Subsidiary Guarantors other than claims created by the Guarantees, which may themselves be subject to legal challenge in the event of the bankruptcy or insolvency of a Subsidiary Guarantor. If such a challenge were upheld, the Guarantees would be invalidated and unenforceable. To the extent that the Guarantees are held to be unenforceable or have been released pursuant to the terms of the Indenture, the rights of holders of the Senior Notes to participate in any distribution of assets of any Subsidiary Guarantor upon liquidation, bankruptcy or reorganization may, as is the case with other unsecured creditors of the Company, be subject to prior claims against such Subsidiary Guarantor.

HOLDING COMPANY STRUCTURE

    The Company is a holding company, the principal assets of which consist of equity interests in its subsidiaries. The Senior Notes are a direct obligation of the Company, which derives all of its revenues from the operations of its subsidiaries. As a result, the Company will be dependent on the earnings and cash flow of, and dividends and distributions or advances from, its subsidiaries to provide the funds necessary to meet its debt service obligations, including the payment of principal of and interest on the Notes. Accordingly, the Company's ability to pay interest on the Senior Notes and otherwise to meet its liquidity requirements may be limited as a result of its dependence upon the distribution of earnings and advances of funds by its subsidiaries. The payment of dividends from the subsidiaries to the Company and the payment of any interest on or the repayment of any principal of any loans or advances made by the Company to any of its subsidiaries may be subject to statutory restrictions under corporate law limiting the payment of dividends and are contingent upon the earnings of such subsidiaries. The Company's subsidiaries are guarantors of the indebtedness incurred under the Amended and Restated Credit Agreement. The Notes will not be secured by liens against any of the Company's and its subsidiaries' assets, while the indebtedness incurred under the Amended and Restated Credit Agreement will be secured by liens against substantially all of the Company's and its subsidiaries' assets.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

    The Indenture will restrict, among other things, the Company's and its subsidiaries' ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, incur indebtedness that is subordinate to Senior Indebtedness but senior in right of payment to the Senior Notes, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company and its subsidiaries, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Amended and Restated Credit Agreement contains other and more restrictive covenants and will prohibit the Company and its subsidiaries from prepaying other indebtedness (including the Senior Notes). The Amended and Restated Credit

Agreement also requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet those tests and ratios can be affected by events beyond its control, and there can be no assurance it will meet those ratios and tests. A breach of any of these covenants could result in a default under the Amended and Restated Credit Agreement and/or the Indenture. Upon the occurrence of an event of default under the Amended and Restated Credit Agreement, the lenders could elect to declare all amounts outstanding under the Amended and Restated Credit Agreement, together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. If the Senior Indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Senior Notes. The Company's obligations under the Amended and Restated Credit Agreement will be secured by a security interest in substantially all the assets of the Company and its subsidiaries, including all of their cash and other tangible and intangible assets, and all real property. In addition, Perry-Judd's and Judd's pledged as security all of their shares of capital stock in each of their subsidiaries. See "Description of Amended and Restated Credit Agreement" and "Description of Exchange Notes--Certain Covenants."

INTEGRATION OF ACQUISITIONS

    Although the Company believes that it has developed comprehensive plans to integrate Judd's, no assurance can be given that the integration of Judd's or future acquisitions will be successful or that the anticipated strategic benefits of the Acquisition or of future acquisitions will be realized. There can be no assurance that the Company will be able to successfully integrate such operations or future acquisitions with those of the Company, and failure to do so could have a material adverse effect on the Company's financial position, results of operations and cash flows. See "Description of the Acquisition."

    The Company intends to manage the operations of Judd's as an integrated entity; however, there can be no assurance that the Company will be able to realize expected operating and economic efficiencies following the Acquisition. The operations of Judd's vary in scope and type from the Company's current operations. Additionally, although the Company does not currently have any agreement or understanding with respect to any specific acquisition plans other than the Acquisition, the need to focus management's attention on integration of new operations, as well as other factors, may limit the Company's ability to successfully pursue acquisitions or other opportunities related to its business for the foreseeable future. There can be no assurance that the Company will be able to find or initiate negotiations with suitable acquisition candidates, that any future acquisitions will be consummated or that any newly acquired companies will be successfully integrated into the Company's operations. Also, successful integration of operations will be subject to numerous contingencies, some of which are beyond management's control, which include general and regional economic conditions and competition.

COMPETITION

    The commercial printing industry in the U.S. is highly competitive in most product categories and geographic regions. Competition is largely based on price, quality, range of services offered, distribution capabilities, ability to service the specialized needs of customers, availability of printing time on appropriate equipment and use of state-of-the-art technology. The Company competes for commercial business not only with large national printers, but also with smaller regional printers. In certain circumstances, due primarily to factors such as freight rates and customer preference for local services, printers with better access to certain regions of the country may have a competitive advantage in such regions. In addition, many of the Company's competitors have substantially greater financial, marketing, distribution, management and other resources than the Company, and as the industry experiences continued consolidation, the Company's competitors may further enhance such resources. The Company also believes that excess capacity in the industry, especially during periods of economic downturn, would result in downward pricing pressure and intensified competition in the printing industry. Given these factors, there can be no assurance that the Company will be able to continue to compete successfully against existing or new competitors, and the failure to do so may have a material adverse effect on the Company's financial condition and results of operations. See "Business--Competition."

TECHNOLOGICAL CHANGE

    Technology in the printing industry has evolved and continues to evolve. The Company has invested over $100 million (on a combined basis) in capital expenditures for printing facilities and equipment since 1993. As technology continues to evolve and as its customers' needs become more specialized and sophisticated in the future, the Company will likely be required to invest significant additional capital in new and improved technology in order to maintain and enhance the quality and competitiveness of, and to expand, its products and services. If the Company is unable to acquire new and improved technology, facilities and equipment or to develop and introduce enhanced or new products and services, the Company's financial condition, results of operations and cash flows could be materially adversely affected. See "Business--Markets, Products and Customers" and "--Production and Distribution."

RAW MATERIALS--PAPER

    The cost of paper is a principal factor in the Company's manufacturing costs and pricing to certain customers and consequently the cost of paper significantly affects the Company's net sales. The Company is generally able to pass increases in the cost of paper to its customers, while declines in paper costs generally result in lower prices to customers. Fluctuations in paper costs result in corresponding fluctuations in the Company's net sales, but generally have not affected volume or profits to any significant extent. However, sharp increases in paper prices and related reduction in print advertising programs are more likely to adversely affect volumes and profits. To the extent that there are future paper cost increases and the Company is not able to pass such increases to its customers or its customers reduce their demand for the Company's products and services, the Company's financial condition and results of operations could be materially adversely affected.

    Capacity in the paper industry has remained relatively stable in recent years. Increases or decreases in demand for paper have led to corresponding pricing changes and, in periods of high demand, to limitations on the availability of certain grades of paper, including grades utilized by the Company. Any loss of the sources for paper supply or any disruption in such sources' business or failure to meet the Company's product needs on a timely basis could cause, at a minimum, temporary shortages in needed materials which could have a material adverse effect on the Company's results of operations. Although the Company actively manages its paper supply and believes it has established strong relationships with its suppliers, there can be no assurance that the Company's sources of supply for its paper will be adequate or, in the event that such sources are not adequate, that alternative sources can be developed in a timely manner. If the Company is unable to secure sufficient supplies of paper of appropriate quality, its financial condition, results of operations and cash flows could be materially adversely affected. See "Business--Raw Materials."

CERTAIN CUSTOMER RELATIONSHIPS

    The Company currently provides products and services to certain customers without a written contractual arrangement. While the Company believes that its relationship with each of these customers is good, there can be no assurance that such customers will continue to do business with the Company at current levels, if at all. In addition, provisions in the Company's contracts with certain of its customers (each a former Judd's customer) require that such customers consent in writing to the transfer of the contract to the Company from Judd's pursuant to the Acquisition. Although the Company believes that all such consents will be obtained, there can be no assurance such customers will not withhold their consents and choose to terminate their contracts with the Company.

LIMITED INDEMNITY

    Under the terms of the Merger Agreement, the Company is entitled to indemnification from the former stockholders of Judd's for breaches of the representations, warranties and covenants of Judd's set forth in the Merger Agreement. The former stockholders are only liable for indemnification claims by the Company up to an aggregate amount of $9.75 million held in an escrow account and subject to release to the stockholders in three equal annual installments (less the amount of any claims asserted by the Company). Certain of the escrowed funds are available only for breaches of a specified representation. In addition, the former stockholders' obligation to indemnify the Company expires as to many of the representations and warranties on the first anniversary following the consummation of the Merger. Accordingly, in the event that a breach of one or more representations, warranties or covenants results in a loss or liability to the Company in excess of the available indemnity amount for such breach, or occurs after such indemnity obligation terminates, the Company will bear the full amount of such loss or liability, and there can be no assurance that such loss or liability may not have a material adverse effect on the Company's financial condition and results of operations. See "Description of the Acquisition."

ENVIRONMENTAL AND OTHER GOVERNMENTAL REGULATION

    The Company is subject to regulation under various federal, state and local laws relating to the environment and to employee health and safety. These environmental regulations relate to the generation, storage, transportation, handling, disposal and emission into the environment of various substances. Permits are required for operation of the Company's business, and these permits are subject to renewal, modification and, in certain circumstances, revocation. The Company is also subject to regulation under various federal, state and local laws which allow regulatory authorities to compel (or seek reimbursement for) cleanup of environmental contamination at the Company's own sites and at facilities where its waste is or has been disposed. The Company has internal controls and personnel dedicated to compliance with all applicable environmental and employee health and safety laws. The Company expects to incur ongoing capital and operating costs and administrative expenses to maintain compliance with applicable environmental laws. The Company cannot predict the environmental or employee health and safety legislation or regulations that may be enacted in the future or how existing or future laws or regulations will be administered or interpreted. Compliance with new laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies or stricter interpretation of existing laws, may require additional expenditures by the Company, some or all of which may be material. See "Business--Regulatory Compliance."

RELIANCE ON KEY PERSONNEL

    The Company's success will continue to depend to a significant extent on its executive officers and other key management personnel. There can be no assurance that the Company will be able to retain its executive officers and key personnel or attract additional qualified management in the future. In addition, the success of any acquisitions by the Company (including the Acquisition) may depend, in part, on the Company's ability to retain management personnel of the acquired companies. There can be no assurance that the Company will be able to retain such management personnel. See "Management."

CONTROL BY PRINCIPAL STOCKHOLDERS

    Robert E. Milhous and Paul B. Milhous, the Chairman and Vice Chairman, respectively, of Perry-Judd's will own beneficially an aggregate of 95% of the outstanding capital stock of Perry-Judd's immediately following the Transactions. Accordingly, these stockholders have the ability, acting together, to control fundamental corporate transactions requiring stockholder approval, including without limitation approval of merger transactions involving the Company and sales of all or substantially all of the Company's assets. See "Principal Stockholders" and "Management."

PURCHASE OF NOTES UPON CHANGE OF CONTROL

    Upon a Change of Control the Company will be required to offer to purchase all outstanding Senior Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the repurchase date. A Change of Control will likely trigger an event of default under the Amended and Restated Credit Agreement which will permit the lenders thereunder to accelerate the debt under the Amended and Restated Credit Agreement. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Senior Notes tendered, or that, if applicable, restrictions in the Amended and Restated Credit Agreement will allow the Company to make such required repurchases. See "Description of Exchange Notes--Change of Control."

FRAUDULENT CONVEYANCE RISKS

    In the event of a subsequent bankruptcy proceeding or a lawsuit by or on behalf of creditors of the Company or any Subsidiary Guarantor, the incurrence by the Company of the indebtedness evidenced by the Senior Notes and the Guarantees would be subject to review under relevant U.S. federal and state fraudulent conveyance statutes ("Fraudulent Conveyance Statutes"). Under these statutes, if at the time the Senior Notes and the Guarantees were issued and the proceeds applied, (i) the Company issued the Senior Notes and the Guarantees and applied the proceeds with the intent of hindering, delaying or defrauding creditors or (ii) the Company received less than a reasonable equivalent value or fair consideration for issuing the notes and the Guarantees and, after so applying the proceeds, the Company or any Subsidiary Guarantor (a) was insolvent or rendered insolvent by reason of such transactions, (b) was engaged in a business or transaction for which its assets constituted unreasonably small capital or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured (as the foregoing terms are defined in or interpreted under Fraudulent Conveyance Statutes), such court could subordinate all or part of the Senior Notes to existing and future indebtedness of the Company, recover any payments made on the Senior Notes or take other actions detrimental to the holders of the Senior Notes, including, under certain circumstances, invalidating the Senior Notes.

    Based upon the financial and other information currently available to it, the Company believes that the indebtedness and obligations evidenced by the Senior Notes and the Guarantees will be incurred and proceeds of the Senior Notes will be used for proper purposes and in good faith. The Company believes that at the time of, and after giving effect to, the incurrence of the indebtedness and obligations evidence by the Senior Notes, it will be solvent and will have sufficient capital to carry on its business and that it will pay its debts as they mature. No assurance can be given, however, that a court would concur with such beliefs and positions.

    The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction being applied. Generally, a company or a guarantor will be considered insolvent for these purposes if it is unable to pay its debts as they become due in the usual course of its business or the sum of its debts is greater than all the Company's property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature. In rendering their respective opinions on the validity of the Senior Notes, counsel for the Company and counsel for the Initial Purchaser will express no opinion as to the effect of Fraudulent Conveyance Statutes or affecting the enforcement of creditors' rights generally.

LACK OF PUBLIC MARKET FOR SECURITIES; TRANSFER RESTRICTIONS

    There has previously been no public market for the Senior Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active trading market in the Exchange Notes will be developed or maintained. To the extent that a market for the Exchange Notes does develop, they may trade at a discount from their face value, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition, performance and prospects of the Company.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Untendered Outstanding Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain subject to the existing restrictions on transfer of such Outstanding Notes. Additionally, holders of any Outstanding Notes not tendered in the Exchange Offer will not have any rights under the Registration Rights Agreement to cause the Company to register the Outstanding Notes.

                         DESCRIPTION OF THE ACQUISITION

    As the commercial printing industry continues to consolidate and customer needs become more complex and sophisticated, the Company believes that its prospects for future success and growth will depend in large part on having sufficient financial, technological and distribution capabilities to address the evolving needs of its customer base. The Company believes that the acquisition of Judd's will contribute significantly to the Company's competitive position in the industry and will position it as the sixth largest magazine and catalog printer in the U.S. (based on combined net sales for 1997).

    The Company believes that there are significant opportunities and synergies in acquiring Judd's, including a broadening of the Company's customer base, the establishment of a physical presence in the Mid-Atlantic region, the enhancement of the Company's technological capabilities and expansion into new segments of the commercial printing market. Both Perry and Judd's have long-established traditions of superior customer service, which the Company believes will help ensure consistent quality of service to the Company's existing and future customers and will help to facilitate the integration of the two companies. In addition, by consolidating administrative operations and managing the production capacity of the two companies, the Company expects to achieve greater production efficiencies and a reduction of its costs of sales.

TERMS OF THE ACQUISITION

    As of October 17, 1997, Perry-Judd's (under its corporate name at that time, PPC Holdings, Inc.) and a wholly-owned subsidiary entered into a Merger Agreement for the acquisition of Judd's. Pursuant to the Merger Agreement on December 16, 1997, Perry-Judd's acquired Judd's in exchange for aggregate merger consideration of $102.0 million, which included the repayment of outstanding indebtedness of Judd's as of the closing date and a preliminary working capital adjustment, and is subject to a final, post-closing working capital adjustment as set forth in the Merger Agreement. The Acquisition was effected by the merger of the Acquisition Subsidiary with and into Judd's, which became a wholly-owned subsidiary of Perry-Judd's. Simultaneously with the closing of the Acquisition, PPC Holdings, Inc. was renamed Perry-Judd's, Incorporated.

    An aggregate of $10.45 million of the merger consideration was deposited in escrow upon the closing of the Acquisition for the following purposes: (i) $700,000 (the "Adjustment Escrow Fund") to be disbursed to the Company or the former stockholders of Judd's upon the final, post-closing determination of the working capital adjustment as provided in the Merger Agreement (the "Adjustment Amount"); (ii) $4.75 million (the "Indemnity Escrow Fund") to be applied to (A) any Adjustment Amount in favor of the Company to the extent in excess of $500,000, and (B) claims for indemnification for breaches of representations, warranties and covenants of Judd's; and (iii) $5.0 million (the "Additional Escrow Fund") to be applied, in addition to the Indemnity Escrow Fund, to claims for indemnification for breach of the representation and warranty with respect to capitalization. The escrowed amounts are subject to partial release to the former stockholders of Judd's (subject to any claims asserted by the Company) in three equal annual installments commencing on the first anniversary of the closing date. Except for breaches of representations and warranties with respect to capitalization, tax and environmental matters, for which the indemnification obligation continues for a period of three years, the indemnity obligation for losses arising from breaches of representations and warranties made by Judd's in the Merger Agreement terminates as to any unclaimed loss on the first anniversary of the closing date.

    The above summary of certain material provisions of the Merger Agreement is subject to, and is qualified in its entirety by reference to, all of the provisions of the Merger Agreement.

                                USE OF PROCEEDS

    The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Outstanding Notes in like principal amount, the terms of which are identical to the Exchange Notes except that (i) the Exchange Notes will not bear legends restricting the transfer thereof and (ii) the Exchange Notes registered hereunder will not be entitled to any rights under the Registration Rights Agreement dated December 16, 1997, including but not limited to the contingent increase in the interest rate provided for therein. The Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any increase in the indebtedness of the Company.

    The net proceeds received by the Company from the sale of the Outstanding Notes (after deducting the discount to the Initial Purchasers and other expenses in connection with such sale and the related Transactions) of approximately $111.5 million were used as follows: (i) approximately $102.0 million to pay the purchase price for the Acquisition, (ii) approximately $6.5 million to pay expenses related to the Acquisition and the other Transactions and (iii) approximately $3.0 million for general corporate purposes.

                               THE EXCHANGE OFFER

GENERAL

    In connection with the sale of the Outstanding Notes, the Company entered into the Registration Rights Agreement, which requires the Company to file with the Commission a registration statement (the "Exchange Offer Registration Statement") under the Securities Act with respect to an issue of notes of the Company with terms identical to the Outstanding Notes (except with respect to restrictions on transfer) and to use its best efforts to cause such registration statement to become effective under the Securities Act and, upon the effectiveness of such registration statement, to offer to the holders of the Outstanding Notes the opportunity, for a period of 20 business days from the date the notice of the Exchange Offer is mailed to holders of the Outstanding Notes, to exchange their Outstanding Notes for a like principal amount of Exchange Notes. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Company's obligations thereunder. The Company has not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Exchange Offer.

    Under existing interpretations of the staff of the Commission, the Exchange Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act by holders thereof (other than (i) a broker-dealer who acquires such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangements with any person to participate in the distribution of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer may be an "underwriter" within the meaning of the Securities Act and must acknowledge that it acquired the Exchange Notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Notes.

    In the event that applicable interpretations of the staff of the Commission would not permit the Company to effect the Exchange Offer or, if for any other reason the Exchange Offer is not consummated on or prior to July 29, 1998, the Company has agreed to use its best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Outstanding Notes and to keep the Shelf Registration Statement effective until two years after the date of the initial sale of the Outstanding Notes or until all the Outstanding Notes covered by the Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement.

TERMS OF THE EXCHANGE OFFER

    Each holder of Outstanding Notes who wishes to exchange Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including that (i) any Exchange Notes to be received by such holder will be acquired in the ordinary course of its business, (ii) that at the time of the consummation of the Exchange Offer such holder will have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that such holder is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company or any Subsidiary Guarantor, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such holder is a broker-dealer (a "Participating Broker-Dealer") that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sales of Outstanding Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers (and other persons, if any, subject to similar prospectus delivery requirements) to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes, provided, however, the Company shall not be required to amend or supplement such prospectus for a period exceeding 180 days after the consummation of the Exchange Offer. In addition, under the Registration Rights Agreement, Outstanding Notes held by (i) the Initial Purchaser which may have the status of an unsold allotment in an initial distribution or (ii) holders who are otherwise not entitled to participate in the Exchange Offer may, upon request of such holders to the Company prior to the consummation of the Exchange Offer, be exchanged, simultaneously with the exchange of Outstanding Notes in the Exchange Offer, for unregistered notes ("Private Exchange Notes") identical to the Exchange Notes, except for transfer restrictions thereon.

    In the event an exchange offer is consummated on or before July 29, 1998, the Company will not be required to file a Shelf Registration Statement to register any Outstanding Notes, and the interest rate on such Outstanding Notes will remain at its initial level of 10 5/8% per annum. The Exchange Offer shall be deemed to have been consummated upon the Company's having exchanged, pursuant to the Exchange Offer, Exchange Notes for all Outstanding Notes that have been properly tendered and not withdrawn by the Expiration Date. In such event, holders of Outstanding Notes not participating in the Exchange Offer who are seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act. Following the Exchange Offer, holders of Private Exchange Notes and holders of Exchange Notes that may not be sold without restriction under state and federal securities laws (other than solely due to the holder's status as an affiliate of the Company) shall continue to have certain rights to require the Company to register such notes as set forth in the Registration Rights Agreement. If the Company fails to register such notes in accordance with the Registration Rights Agreement, the Company must pay, as liquidated damages, additional interest on such notes as set forth in the Registration Rights Agreement ("Additional Interest") until its registration obligations thereunder are satisfied.

    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Outstanding Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 in principal amount of

Exchange Notes (and any integral multiple thereof) in exchange for an equal principal amount of Outstanding Notes tendered and accepted in the Exchange Offer. Holders may tender some or all of their Outstanding Notes pursuant to the Exchange Offer in any denomination of $1,000 or in integral multiples thereof.

    Based on no-action letters issued by the staff of the Commission to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Any holder of Outstanding Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

    The form and terms of the Exchange Notes will be the same as the form and terms of the Outstanding Notes except that the Exchange Notes will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Outstanding Notes. The Exchange Notes will be issued under and entitled to the benefits of the Note Indenture.

    As of the date of this Prospectus, $115,000,000 aggregate principal amount of the Outstanding Notes are outstanding and there are two registered holders thereof. In connection with the issuance of the Outstanding Notes, the Company arranged for the Outstanding Notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A and to be issued and transferable in book-entry form through the facilities of DTC. The Exchange Notes will also be issuable and transferable in book-entry form through DTC.

    This Prospectus, together with the accompanying Letter of Transmittal, is
being sent to all registered holders as of            , 1998 (the "Record
Date").

    The Company shall be deemed to have accepted validly tendered Outstanding Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "Exchange Agent." The Exchange Agent will act as agent for the tendering holders of Outstanding Notes for the purpose of receiving Exchange Notes from the Company and delivering Exchange Notes to such holders.

    If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Outstanding Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

    Holders of Outstanding Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "Fees and Expenses."

    Holders of Outstanding Notes do not have any appraisal or dissenters' rights under the Delaware Corporations Code or the Note Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder. Outstanding Notes that are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest, but will not be entitled to any rights or benefits under the Registration Rights Agreement.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m. New York City time, on
           , 1998 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended (but in no event later than
           , 1998).

    In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Outstanding Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

    The Company reserves the right (i) to delay acceptance of any Outstanding Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Outstanding Notes not previously accepted, if any of the conditions set forth herein under "Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Outstanding Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Outstanding Notes of such amendment.

    Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

    The Exchange Notes will bear interest from the last Interest Payment Date on which interest was paid on the Outstanding Notes, or if interest has not yet been paid on the Outstanding Notes, from December 16, 1997. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Outstanding Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

    The Exchange Notes will bear interest at a rate of 10 5/8% per annum. Interest on the Exchange Notes will be payable semi-annually, in arrears, on each Interest Payment Date following the consummation of the Exchange Offer. Untendered Outstanding Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will bear interest at a rate of 10 5/8% per annum after the Expiration Date.

PROCEDURES FOR TENDERING

    To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Outstanding Notes (unless the book-entry transfer procedures described below are used) and any other required documents, to the Exchange Agent for receipt prior to 5:00 p.m., New York City time, on the Expiration Date.

    Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Outstanding Notes by causing DTC to transfer such Outstanding Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer.

    The tender by a holder of Outstanding Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders.

    The method of delivery of Outstanding Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal should be sent to the Company.

    Only a holder of Outstanding Notes may tender such Outstanding Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Outstanding Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder or any person whose Outstanding Notes are held of record by DTC who desires to deliver such Outstanding Notes by book-entry transfer at DTC.

    Any beneficial holder whose Outstanding Notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such holder's behalf. If such beneficial holder wishes to tender on such holder's own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering such holder's Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") that is a participant in a recognized medallion signature guarantee program unless the Outstanding Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

    If the Letter of Transmittal is signed by a person other than the registered holder of any Outstanding Notes listed therein, such Outstanding Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Outstanding Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Outstanding Notes.

    If the Letter of Transmittal or any Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, submit evidence satisfactory to the Company of their authority to so act with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Outstanding Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all

Outstanding Notes not properly tendered or any Outstanding Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Outstanding Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Outstanding Notes unless otherwise provided in the Letter of Transmittal as soon as practicable following the Expiration Date.

    In addition, the Company reserves the right in its sole discretion to (a) purchase or make offers for any Outstanding Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "Termination," to terminate the Exchange Offer and (b) to the extent permitted by applicable law, purchase Outstanding Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Outstanding Notes and (i) whose Outstanding Notes are not immediately available, or (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or if such holder cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Outstanding Notes, the certificate number or numbers of such Outstanding Notes and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Outstanding Notes (unless the book-entry transfer procedures are to be used) to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered Outstanding Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Outstanding Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of Outstanding Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Outstanding Notes to be withdrawn (the "Depositor"), (ii) identify the Outstanding Notes to be withdrawn (including the certificate number or numbers and principal amount of such Outstanding Notes),
(iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Outstanding Notes to register the transfer of such Outstanding Notes into the name of the Depositor withdrawing the tender and (iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes that have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION

    Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or Exchange Notes for any Outstanding Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Outstanding Notes if: (i) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer, which, in the Company's judgment, might materially impair the Company's ability to proceed with the Exchange Offer or (ii) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission in a manner, which, in the Company's judgment, might materially impair the Company's ability to proceed with the Exchange Offer.

    If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Outstanding Notes and return any Outstanding Notes that have been tendered to the holders thereof,
(ii) extend the Exchange Offer and retain all Outstanding Notes tendered prior to the expiration of the Exchange Offer, subject to the rights of such holders of tendered Outstanding Notes to withdraw their tendered Outstanding Notes, or
(iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Outstanding Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Outstanding Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Outstanding Notes, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

    U.S. Bank of California, N.A. has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:


            BY HAND:                   BY OVERNIGHT COURIER:                    BY MAIL:
 U.S. Trust of California, N.A.        U.S. Trust Company of               U.S. Trust Company
    c/o United States Trust               California, N.A.                of California, N.A.
      Company of New York         c/o United States Trust Company       c/o United States Trust
   111 Broadway, Lower Level                of New York                   Company of New York
    New York, NY 10006-1906           770 Broadway, 13th Floor               P. O. Box 841
   Attention: Corporate Trust            New York, NY 10003               Peter Cooper Station
           Operations                Attention: Corporate Trust         New York, NY 10276-0841
                                        Municipal Operations

                                Confirm by telephone: (800) 225-2398


FEES AND EXPENSES

    The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or by telephone.

    The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Outstanding Notes and in handling or forwarding tenders for exchange.

    The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Outstanding Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Outstanding Notes tendered, or if tendered Outstanding Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes, which is face value, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes under generally accepted accounting principles.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of December 31, 1997, on a pro forma combined basis after giving effect to the Transactions and the Sale/Leaseback and the application of the proceeds therefrom. The table should be read in conjunction with the Company's Consolidated Financial Statements contained elsewhere in this Prospectus.

                                                                                 AS OF
                                                                           DECEMBER 31, 1997
                                                                          --------------------
                                                                              (DOLLARS IN
                                                                               THOUSANDS)
Long-term debt (including current portion):
  Term Loan Facility....................................................       $   30,000
  Senior Subordinated Notes.............................................          115,000
  Capital lease obligations.............................................              271
                                                                                 --------
    Total long-term debt................................................          145,271
Minority interests (1)..................................................            6,935
Shareholders' equity:
  Series A Stock (2)....................................................            9,562
  Common stock and paid in capital......................................           21,501
  Retained earnings (accumulated deficit)...............................           (4,689)
                                                                                 --------
    Total shareholders' equity..........................................           26,374
                                                                                 --------
      Total capitalization..............................................       $  178,580
                                                                                 --------
                                                                                 --------

------------------------

(1) Represents preferred stock of Perry. See Note 5 to Company Consolidated Financial Statements.

(2) Series A Stock resulting from the Note Conversion and all stock dividends through December 31, 1997.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The following unaudited pro forma condensed combined statements of operations are based on and should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto and the Judd's Consolidated Financial Statements and notes thereto which are included elsewhere in this Prospectus. The unaudited pro forma information has been prepared to illustrate the effect of (a) the Acquisition, (b) the Offering, (c) borrowings under the Amended and Restated Credit Agreement, (d) the Equity Investment, (e) the Note Conversion and (f) the Sale/Leaseback.

    The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1997 assume that the Transactions and the Sale/Leaseback were consummated as of the first day of the period presented.

    The unaudited pro forma condensed combined financial data does not purport to represent what the Company's financial condition or results of operations actually would have been if the Transactions and the Sale/Leaseback had occurred on the date or for the periods indicated or what such results will be for any future date or future periods. The unaudited pro forma adjustments are based on preliminary estimates which are derived from available information and applying certain assumptions and adjustments described in the notes for the unaudited pro forma condensed combined financial statements, and should be read in conjunction therewith. The following information should be read in conjunction with "Perry-Judd's Incorporated Management's Discussion and Analysis of Financial Condition and Results of Operations," "Judd's, Incorporated Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company Consolidated Financial Statements and the Judd's Consolidated Financial Statements included elsewhere in this Prospectus.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


                                                         PERRY-JUDD'S        JUDD'S,       PRO FORMA    PRO FORMA
                                                        INCORPORATED(A)  INCORPORATED(B)  ADJUSTMENTS   COMBINED
                                                        ---------------  ---------------  -----------  -----------
NET SALES.............................................    $   153,815      $   131,938                  $ 285,753
                                                        ---------------  ---------------  -----------  -----------
OPERATING EXPENSES:
  Costs of production.................................        124,071           99,396     $   1,787(1)    225,254
  Selling, general and administrative.................         15,678           18,073           313(1)     34,064
  Depreciation........................................          6,828            8,241        (3,242)(2)     11,827
  Amortization of intangibles.........................            410              191         1,396(2)      1,997
                                                        ---------------  ---------------  -----------  -----------
                                                              146,987          125,901           254      273,142
                                                        ---------------  ---------------  -----------  -----------
INCOME FROM OPERATIONS................................          6,828            6,037          (254)      12,611
                                                        ---------------  ---------------  -----------  -----------
OTHER (INCOME) EXPENSES:
  Interest expense....................................          6,431            3,384         5,423(3)     15,238
  Interest income.....................................        --                  (411)          411(4)     --
  Amortization of deferred financing costs............            904               35           716(3)      1,655
  Loss (gain) on disposition of assets................            906              (27)         (224)(5)        655
  Other, net..........................................            200              456          (454)(6)        202
                                                        ---------------  ---------------  -----------  -----------
    Total other expenses..............................          8,441            3,437         5,872       17,750
                                                        ---------------  ---------------  -----------  -----------
Income (loss) before income taxes.....................         (1,613)           2,600        (6,126)      (5,139)
Provision (benefit) for income taxes..................             20            1,143        (2,137)(7)       (974)
                                                        ---------------  ---------------  -----------  -----------
Income (loss) before dividends on preferred stock.....         (1,633)           1,457        (3,989)      (4,165)
Dividends on preferred stock..........................          1,025               20        --            1,045
                                                        ---------------  ---------------  -----------  -----------
Net income (loss).....................................    $    (2,658)     $     1,437     $  (3,989)   $  (5,210)
                                                        ---------------  ---------------  -----------  -----------
                                                        ---------------  ---------------  -----------  -----------
Other Data:
EBITDA(8).............................................    $    13,866      $    14,013     $  (1,646)   $  26,233
Rents and operating lease expense.....................          5,099            3,530         2,100(1)     10,729
Capital expenditures:
  Purchased(9)........................................          3,232            6,164                      9,396
  Capital investments under operating leases..........         11,635          --                          11,635
Ratio of earnings to fixed charges(10)                                                                     --
  Deficiency..........................................                                                  $   6,609


  See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

                           PERRY-JUDD'S INCORPORATED


                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED


                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

   (A) Includes consolidated results of Judd's, Incorporated for the sixteen days ended December 31, 1997.

    (B) Consolidated results of Judd's, Incorporated for the 349 days ended December 15, 1997.

    (1) Reflects increased operating lease expense related to the Sale/Leaseback.

    (2) Reflects adjustments to depreciation and amortization of property, plant and equipment and intangible assets as if the Acquisition was completed at the beginning of the respective period as follows:


                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      ------------
Depreciation:
  Property, plant and equipment acquired............................................................   $    5,332
  Eliminate depreciation recorded for property, plant and equipment.................................       (8,241)
  Eliminate depreciation on Sale/Leaseback assets...................................................         (333)
                                                                                                      ------------
                                                                                                       $   (3,242)
                                                                                                      ------------
                                                                                                      ------------
Amortization:
  Excess purchase price over net assets acquired allocated to goodwill..............................   $      783
  Acquisition costs.................................................................................          613
                                                                                                      ------------
                                                                                                       $    1,396
                                                                                                      ------------
                                                                                                      ------------



    Property, plant and equipment is depreciated over useful lives ranging from 5 to 40 years. The excess purchase price over net assets acquired allocated to goodwill is amortized over 35 years and acquisition costs are amortized over five (5) years.


    (3) Reflects adjustments to interest expense and amortization of deferred financing costs as if the Offering, Term Loan Facility and Revolving Credit Facility were completed at the beginning of the respective period as follows:

                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      ------------
Additional Interest Expense for:
  Senior Subordinated Notes at 10.625%..............................................................   $   11,683
  Term Loan Facility at 8.5%........................................................................        2,438
  Revolving Credit Facility at 8.0%.................................................................       --
  Unused Revolving Credit Facility at 0.5%..........................................................          215
  Less interest expense on retired debt.............................................................       (8,913)
                                                                                                      ------------
                                                                                                       $    5,423
                                                                                                      ------------
                                                                                                      ------------
Amortization of Deferred Financing Costs:
  Related to new debt...............................................................................   $      882
  Less amortization of deferred financing costs of retired debt.....................................         (166)
                                                                                                      ------------
                                                                                                       $      716
                                                                                                      ------------
                                                                                                      ------------

                           PERRY-JUDD'S INCORPORATED

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

    Deferred financing costs were approximately $6.8 million related to the Offering, Term Loan Facility and Revolving Credit Facility amortized over approximately 7 1/2 years.

    (4) Reflects the elimination of Judd's interest income.


    (5) Reflects amortization of deferred gain on Sale/Leaseback on a straight-line basis over the 20-year term of the Lease.



    (6) Reflects the elimination of transaction costs incurred and expensed by Judd's solely in connection with the Acquisition.



    (7) Reflects the tax effect of the Pro Forma Adjustments (after factoring out permanent differences) using a tax rate of 40%.



    (8) "EBITDA" represents earnings before interest, income taxes, depreciation and amortization, and gains and losses on dispositions of assets. While EBITDA should not be construed as a substitute for operating income or loss or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs, and items excluded from EBITDA (such as depreciation and amortization) are significant to an understanding of the Company's financial results. In addition, EBITDA as presented by the Company may not be directly comparable to similarly-titled measures presented by other companies. See the Company Consolidated Statements of Cash Flows and the related notes thereto included in this Prospectus.



    (9) Includes the recorded book value of assets obtained under capital leases.



   (10) For purposes of this computation, fixed charges consist of interest expense, amortization of deferred financing costs, capitalized interest, one-third of rental and operating lease expense (representative of that portion attributable to interest) and preferred stock dividends payable in cash. Earnings consist of income (loss) before income taxes plus fixed charges (excluding preferred stock dividends).

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA


    The selected financial data for Perry-Judd's Incorporated (formerly PPC Holdings, Inc.) set forth below have been derived from the Consolidated Financial Statements of Perry-Judd's Incorporated for the 248 day period ended December 31, 1995, the years ended December 31, 1996 and 1997, and the 117 day period ended April 27, 1995 for the Company's predecessor, Perry Printing, which was acquired by the Company as of April 28, 1995, all of which have been audited by Deloitte & Touche LLP, independent auditors, whose report is included elsewhere in this Prospectus. The selected financial data for Perry Judd's Incorporated for the three months ended March 31, 1998 and 1997 have been derived from the Company's unaudited condensed consolidated interim financial statements included elsewhere in this Prospectus. The selected financial data for Judd's, Incorporated for 1995 and 1996 have been derived from Judd's Consolidated Financial Statements for the years ended December 31, 1995 and 1996, which have been audited by Stoy, Malone & Company, P.C., independent auditors, whose report for the years ended December 31, 1995 and 1996 is included elsewhere in this Prospectus, and from Judd's Consolidated Financial Statements for the 349 day period ended December 15, 1997, which have been audited by Deloitte & Touche LLP, independent auditors, whose report for such period is included elsewhere in this Prospectus.


    The selected unaudited pro forma condensed combined financial data set forth below have been derived from the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1997, which are included elsewhere in this Prospectus.

    The unaudited pro forma financial data set forth below and elsewhere in this Prospectus do not purport to represent the actual results that would have been achieved had the Transactions been consummated on the dates or for the periods indicated, and do not purport to indicate results of operations or financial condition as of any future date or for any future period. The following information should be read in conjunction with "Unaudited Pro Forma Condensed Combined Financial Data," "Perry-Judd's Incorporated Management's Discussion and Analysis of Financial Condition and Results of Operations," "Judd's, Incorporated Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company Consolidated Financial Statements and the Judd's Consolidated Financial Statements included elsewhere in this Prospectus.

                   PERRY-JUDD'S INCORPORATED AND PREDECESSOR
                             (DOLLARS IN THOUSANDS)


                                    PREDECESSOR (1)                      PERRY-JUDD'S INCORPORATED
                       ------------------------------------------  -------------------------------------
                                                        117 DAYS    248 DAYS                                  THREE MONTHS
                           YEAR ENDED DECEMBER 31,        ENDED       ENDED     YEAR ENDED   YEAR ENDED     ENDED MARCH 31,
                       -------------------------------  APRIL 27,   DECEMBER     DECEMBER     DECEMBER    --------------------
                         1992       1993       1994       1995      31, 1995     31, 1996     31, 1997      1997       1998
                       ---------  ---------  ---------  ---------  -----------  -----------  -----------  ---------  ---------
STATEMENT OF
  OPERATIONS DATA:
  Net sales..........  $ 107,271  $ 105,915  $ 116,967  $  45,920   $ 115,647    $ 138,511    $ 153,815   $  33,777  $  76,946
  Depreciation and
    amortization of
    intangibles......      9,353     10,070      9,899      3,049       4,000        6,449        7,238       1,715      3,484
  Income from
    operations.......      5,162      5,354      4,591      2,281       5,263        6,508        6,828         768      4,147
  Interest
    expense(2).......        247        433        980        470       4,503        5,946        6,431       1,430      3,864
  Net income
    (loss)...........      3,052      2,771      2,643      1,062        (885)      (1,084)      (2,658)      (775)       (459)
BALANCE SHEET DATA:
  Working capital....  $  12,700  $  11,208  $  15,794  $  12,845   $  11,888    $   7,306    $  32,890   $   6,105  $  30,808
  Net property, plant
    and equipment....     57,953     63,659     58,461     65,302      65,863       65,044      121,808      64,105    123,286
  Total assets.......     80,434     86,007     87,354     98,384     119,032      104,281      233,354      98,757    228,820
  Total long-term
    debt.............     --         --         --         --          65,829       59,711      145,271      56,896    142,165
  Minority
    interests(3).....     --         --         --         --           9,012        6,772        6,935       6,813      6,975
  Shareholders'
    equity...........     62,795     66,493     65,718     68,565      16,616       15,532       26,374      14,755     25,915

OTHER DATA:
Earnings to fixed
  charges(4)
  Ratio..............      18.8x      11.6x       5.3x       4.6x      --           --           --          --         --
  Deficiency.........     --         --         --         --       $   1,011    $   1,474    $   3,050   $   1,226  $     450
EBITDA(5)............  $  14,518  $  15,431  $  14,444  $   5,330   $   9,267    $  12,906    $  13,866   $   2,426  $   7,523
Rents and operating
  lease expense......         92         91        145         46       2,500        4,292        5,099       1,295      2,974
Net cash provided by
  (used in) operating
  activities.........     13,979     14,978      7,069      7,950      (3,145)      11,651       (1,288)      1,311      1,613
Net cash provided by
  (used in) investing
  activities.........    (10,434)   (15,806)    (3,810)    (9,958)    (76,994)      (5,044)     (86,511)      (675)    (4,574)
Net cash provided by
  (used in) financing
  activities.........     (3,670)       927     (3,417)     1,784      81,830       (6,118)      89,395     (2,815)      (523)

CAPITAL EXPENDITURES:
  Purchased(6).......  $  10,451  $  15,889  $   5,577  $  10,047      --        $   5,186    $   3,232   $     675  $   4,574
  Capital investments
    under operating
    leases...........     --         --         --         --           4,076        3,256       11,635(7)    --        --

                              JUDD'S, INCORPORATED
                             (DOLLARS IN THOUSANDS)

                                                                                                                   349 DAYS
                                                                                                                    ENDED
                                                                     YEAR ENDED DECEMBER 31,                     DECEMBER 15,
                                                  -------------------------------------------------------------  ------------
                                                     1992         1993         1994         1995        1996         1997
                                                  -----------  -----------  -----------  ----------  ----------  ------------
STATEMENT OF OPERATIONS DATA:
  Net sales.....................................   $ 105,725    $ 113,957    $ 118,783   $  141,222  $  152,563   $  131,938
  Depreciation and amortization of
    intangibles.................................       5,366        5,042        7,341        8,094       7,961        8,432
  Income from operations........................       4,752        3,415        2,427        5,679       6,137        6,037
  Interest expense(2)...........................         901        1,131        2,817        3,327       3,066        3,384
  Net income (loss).............................       2,143        2,035         (311)       1,841       1,993        1,437
BALANCE SHEET DATA:
  Working capital...............................   $  13,215    $  32,057    $  17,201   $   19,208  $    9,678   $   17,748
  Net property, plant and equipment.............      27,343       42,485       50,195       51,203      49,352       46,093
  Total assets..................................      53,384       92,285       86,833       90,846      86,555       82,963
  Total long-term debt..........................      12,019       45,348       42,097       44,423      34,811       44,389
  Minority interests............................         220          205          197          187         176          156
  Shareholders' equity..........................      27,512       27,636       27,274       27,727      29,776       20,052
OTHER DATA:
Earnings to fixed charges(4)
  Ratio.........................................        3.2x         2.1x       --             1.8x        1.7x         1.6x
  Deficiency....................................      --           --        $     932       --          --           --
EBITDA(5).......................................   $   9,891    $   8,759    $   9,630   $   13,895  $   14,187   $   14,013
Rents and operating lease expense...............       2,720        2,712        2,940        2,846       2,864        3,530
Net cash provided by (used in) operating
  activities....................................       5,687        8,335        5,354        5,811      18,906       13,959
Net cash provided by (used in) investing
  activities....................................      (4,069)     (37,484)      (2,639)      (7,541)     (5,785)      (6,070)
Net cash provided by (used in) financing
  activities....................................      (2,193)      30,226       (4,033)         366     (10,405)      (2,207)
CAPITAL EXPENDITURES:
  Purchased(6)..................................   $   4,323    $  17,313    $  14,688   $    7,746  $    5,954   $    6,164
  Capital investments under operating
    leases(8)...................................      --           --              418          579       8,040       --

       SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA (9)
                             (DOLLARS IN THOUSANDS)


                                                                                                    YEAR ENDED
                                                                                                 DECEMBER 31, 1997
                                                                                                 -----------------
STATEMENT OF OPERATIONS DATA:
  Net sales....................................................................................     $   285,753
  Depreciation and amortization of intangibles.................................................          13,824
  Income from operations.......................................................................          12,611
  Interest expense(2)..........................................................................          15,238
  Net loss.....................................................................................          (5,210)
OTHER DATA:
  Ratio of earnings to fixed charges(4)........................................................         --
  EBITDA(5)....................................................................................     $    26,233
  Rents and operating lease expense............................................................          10,729
CAPITAL EXPENDITURES:
    Purchased(6)...............................................................................     $     9,396
    Capital investments under operating leases.................................................          11,635


------------------------

 (1) Effective April 28, 1995, the Company acquired certain assets and assumed certain liabilities of Perry Printing Corporation and North Star Print Group (collectively "Predecessor"). Prior to April 28, 1995, the Company had no operating activity and substantially no assets. See Note 1 to the Company Consolidated Financial Statements.

 (2) Includes interest on debt, but excludes amortization of deferred financing costs, dividends and accretion on preferred stock.

 (3) Represents preferred stock of Perry. See Note 5 to the Company's Consolidated Financial Statements.

 (4) For purposes of this computation, fixed charges consist of interest expense, amortization of deferred financing costs, capitalized interest, one-third of rental and operating lease expense (representative of that portion attributable to interest) and preferred stock dividends payable in cash. Earnings consist of income (loss) before income taxes plus fixed charges (excluding preferred stock dividends).

 (5) "EBITDA" represents earnings before interest, income taxes, depreciation and amortization, and gains and losses on dispositions of assets. While EBITDA should not be construed as a substitute for operating income or loss or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs, and items excluded from EBITDA (such as depreciation and amortization) are significant to an understanding of the Company's financial results. In addition, EBITDA as presented by the Company may not be directly comparable to similarly-titled measures presented by other companies. See the Company Consolidated Statements of Cash Flows and the related notes thereto included in this Prospectus.

 (6) Includes the recorded book value of assets obtained under capital leases.

 (7) Represents operating leases for digital prepress, press and binding equipment. Prior to 1997, advance payments on substantial leased assets were paid directly by the Company. Beginning in 1997, advance payments were made directly to the manufacturer by the lessor.

 (8) Represents operating leases. In 1996, Judd's placed into service new press and related equipment.

 (9) For a description of purchase accounting and pro forma adjustments, see the notes to the Unaudited Pro Forma Condensed Combined Statements of Operations included elsewhere herein.

                           PERRY-JUDD'S INCORPORATED
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE COMPANY CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS.

GENERAL

    Perry-Judd's Incorporated (formerly PPC Holdings, Inc.), through its operating subsidiaries is a full service heatset web offset printer focusing principally on the magazine and catalog commercial printing markets. Management believes the Company was the tenth largest commercial printer of magazines and catalogs in the U.S. prior to the acquisition of Judd's Inc. in December 1997. Management believes the combined Company, renamed Perry-Judd's Incorporated upon the Acquisition, is the seventh largest printer of magazines and eighth largest printer of catalogs in the U.S.

    The pro forma results of operations for the year ended December 31, 1997 are based on the Company's unaudited pro forma condensed combined statements of operations contained elsewhere herein, which have been prepared to illustrate the effect of (a) the Acquisition, (b) the Offering, (c) borrowings under the Amended and Restated Credit Agreement, (d) the Equity Investment, (e) the Note Conversion and (f) the Sale/Leaseback as if they were consummated as of January 1, 1997. The pro forma results represent the combination of the historical consolidated results of Perry-Judd's for the year ended December 31, 1997 (including the 16 days of consolidated results of Judd's from December 16 through 31, 1997) and the historical consolidated results of Judd's for the 349 day period ended December 15, 1997, subject to certain adjustments.

    In order to present full-year data for PPC Holdings, Inc. for 1995 for purposes of comparison with 1996, the consolidated financial data for 1995 contained herein represents the combination of the historical results of operations for PPC Holdings, Inc. for the 248 day period ended December 31, 1995 and the 117 day period ended April 27, 1995 for PPC Holdings, Inc.'s predecessor, Perry Printing, with certain pro forma adjustments as described below:

        a) Depreciation and interest expense for Perry Printing have been eliminated for the 117 day period ended April 27, 1995 and actual expenses incurred during the 248 day period ended December 31, 1995 have been annualized for depreciation, amortization of intangibles and interest expense.

        b) The April 28, 1995 sale and leaseback of certain production equipment was adjusted to reflect such transaction as having occurred on January 1, 1995.

    The Company's net sales are derived principally from the sale of printing services and materials to its customer base, including prepress, press, binding and distribution services. The Company serves both national and regional publication and catalog customers, including Time Inc., The McGraw-Hill Companies and J.C. Penney. Net sales represent gross sales less postage, discounts and credits. The Company's net sales include sales by the Company to its customers of paper purchased. The price of paper, the primary raw material used by the Company, is volatile and may cause significant swings in net sales. The Company is generally able to pass on to its customers increases in the price of paper, ink, labor, electricity and other fixed and variable costs.

    Operating expenses consist primarily of the cost of paper and ink, salaries and employee benefits, depreciation and amortization and selling, general and administrative expenses. Perry-Judd's strives to provide high-quality, timely services to its customers within a low cost structure by increasing productivity and efficiency through investment in state-of-the-art production technologies and matching costs to revenues.

    As of October 17, 1997, PPC Holdings, Inc. and a wholly-owned subsidiary entered into a Merger Agreement for the acquisition of Judd's. Pursuant to the Merger Agreement, on December 16, 1997, PPC Holdings, Inc. acquired all of the outstanding capital stock of Judd's in exchange for aggregate merger consideration of $102.0 million, which included the repayment of outstanding indebtedness of Judd's as of the closing date and a preliminary working capital adjustment, and is subject to a working capital adjustment as set forth in the Merger Agreement. This acquisition was accounted for as a purchase with the results of operations included in Perry-Judd's consolidated results of operations for the 16 day period ended December 31, 1997.


    The following table sets forth certain consolidated financial data of Perry-Judd's in dollars and as a percentage of net sales for the years ended December 31, 1995 (pro forma), 1996, 1997 and for the year ended December 31, 1997 (pro forma) and for the three months ended March 31, 1997 and 1998, respectively:


                                                 YEAR ENDED DECEMBER 31,                                   THREE MONTHS ENDED
                  --------------------------------------------------------------------------------------       MARCH 31,
                          1995                                                              1997          --------------------
                      (PRO FORMA)               1996                  1997              (PRO FORMA)               1997
                  --------------------  --------------------  --------------------  --------------------  --------------------
                                                             (DOLLARS IN THOUSANDS)
Net sales.......  $ 161,567     100.0%  $ 138,511     100.0%  $ 153,815     100.0%  $ 285,753     100.0%  $  33,777     100.0%
Costs of
  production....    136,522      84.5     113,185      81.7     124,071      80.7     225,254      78.8      27,906      82.6
Selling, general
  and
administrative..     11,247       7.0      12,369       8.9      15,678      10.2      34,064      11.9       3,388      10.0
Depreciation....      5,469       3.4       5,869       4.3       6,828       4.4      11,827       4.1       1,615       4.8
Amortization of
  intangibles...        531       0.3         580       0.4         410       0.3       1,997       0.7         100       0.3
Income from
  operations....      7,797       4.8       6,508       4.7       6,828       4.4      12,611       4.4         768       2.2
EBITDA..........     13,738       8.5      12,906       9.3      13,866       9.0      26,233       9.2       2,426       7.2
Rents and
  operating
  lease
  expense.......      3,342       2.1       4,292       3.1       5,099       3.3      10,729       3.8       1,295       3.8
Interest
  expense.......      6,761       4.2       5,946       4.3       6,431       4.2      15,238       5.3       1,430       4.2


                          1998
                  --------------------

Net sales.......  $  76,946     100.0%
Costs of
  production....     61,546      80.0
Selling, general
  and
administrative..      7,769      10.1
Depreciation....      3,078       4.0
Amortization of
  intangibles...        406       0.5
Income from
  operations....      4,147       5.4
EBITDA..........      7,523       9.8
Rents and
  operating
  lease
  expense.......      2,974       3.9
Interest
  expense.......      3,864       5.0



THREE MONTHS ENDED MARCH 31, 1998 VERSUS THREE MONTHS ENDED MARCH 31, 1997



    Net sales increased $43.1 million or 127.5% to $76.9 million for the three months ended March 31, 1998 from $33.8 million for the three months ended March 31, 1997. The increase resulted from Judd's sales included for the first three months of 1998 and substantially higher volume of production units from new and existing customers. Paper costs were 28% of net sales for the three months ended March 31, 1998 and the three months ended March 31, 1997.



    Costs of production increased $33.6 million or 120.4% to $61.5 million for the three months ended March 31, 1998 from $27.9 for the three months ended March 31, 1997, principally from Judd's production included for the first three months of 1998 and overall increased volume of production. Costs of production as a percent of net sales were 80.0% for the three months ended March 31, 1998 as compared to 82.6% experienced the three months ended March 31, 1997, principally as a result of the benefits from higher production volume and improved operating efficiencies gained from capital investments.



    Selling, general and administrative expenses increased $4.4 million or 129.4% to $7.8 million for the three months ended March 31, 1998 compared to $3.4 million for the three months ended March 31, 1997. Selling, general and administrative expenses remained constant as a percent of net sales at 10.1% in the 1997 period and the 1998 period. All of the $4.4 million increase related to both the Judd's operation for the first three months of 1998.

    Depreciation expense increased $1.5 million or 93.8% to $3.1 million for the three months ended March 31, 1998 from $1.6 million for the three months ended March 31, 1997 as a result of including Judd's depreciation for the first three months of 1998.



    Income from operations increased $3.3 million to $4.1 million for the three months ended March 31, 1998 from $0.8 million for the three months ended March 31, 1997, due to the factors discussed in the preceding paragraphs.



    Interest expense increased $2.4 million to $3.9 million for the three months ended March 31, 1998 from $1.4 million for the three months ended March 31, 1997 as a result of an increased level of debt incurred from the Judd's acquisition on December 16, 1997.


RESULTS OF OPERATION

PRO FORMA RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997

    Pro forma net sales of the Company for the year ended December 31, 1997 of $285.7 million represent the net sales of the two companies for 1997, combined as described above.


    Pro forma costs of production for the year ended December 31, 1997 of $225.3 million represent the combined costs of production of the two companies, adjusted to reflect the increased operating lease expense related to the Sale/Leaseback.



    Pro forma selling, general and administrative expenses for the year ended December 31, 1997 of $34.1 million represent the combined selling, general and administrative expenses for the two companies, adjusted to reflect the increased operating lease expense with respect to the Company's corporate headquarters related to the Sale/Leaseback.


    Pro forma depreciation expenses of $11.8 million for the year ended December 31, 1997 represent the combined depreciation expense of the two companies, adjusted to reflect the effects of the revised asset basis and estimated useful lives of assets acquired, and eliminating depreciation on assets subject to the Sale/Leaseback.


    Pro forma income from operations of $12.6 million for the year ended December 31, 1997 represents the combined income from operations of the two companies, adjusted for the net effect of the adjustments described above.



    Pro forma rents and operating lease expenses of $10.7 million for the year ended December 31, 1997 represent the combined rents and operating lease expenses of the two companies, adjusted to reflect the increased operating lease expense related to the Sale/Leaseback.



    Pro forma EBITDA of $26.2 million for the year ended December 31, 1997 represents the combined EBITDA of the two companies, adjusted to reflect the Sale/Leaseback and the elimination of transaction costs incurred and expensed by Judd's solely in connection with the Acquisition.


    Pro forma interest expense of $15.2 million for the year ended December 31, 1997 represents the combined interest expense of the two companies, adjusted as if the Offering, the Term Loan Facility and the Revolving Credit Facility were completed at January 1, 1997.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 1997 WITH THE YEAR ENDED DECEMBER 31,
  1996.

    Net sales increased $15.3 million or 11.0% to $153.8 million for the year ended December 31, 1997 from $138.5 million for the year ended December 31, 1996. The increase resulted from Judd's sales included for the last 16 days of 1997 and substantially higher volume of production units from new and existing customers offset by lower paper billings, as a greater percentage of paper was customer supplied, and softness in the pricing of catalog and other commercial printing sales. Paper costs were 28% of net sales for the year ended December 31, 1997 compared to 32% of net sales for the year ended December 31, 1996.

    Costs of production increased $10.9 million or 9.6% to $124.1 million for the year ended December 31, 1997 from $113.2 million for the year ended December 31, 1996, principally from Judd's production included for the last 16 days of 1997 and overall increased volume of production offset by lower paper costs related to the reduced percentage of paper purchased for customer requirements. Costs of production as a percent of net sales were 80.7% for the year ended December 31, 1997 as compared to 81.7% experienced for the year ended December 31, 1996, principally as a result of the benefits from higher volume of production and improved operating efficiencies gained from capital investments.

    Selling, general and administrative expenses increased $3.3 million or 26.6% to $15.7 million for the year ended December 31, 1997 compared to $12.4 million for the year ended December 31, 1996. Selling, general and administrative expenses also increased as a percent of net sales from 8.9% in the 1996 period to 10.2% in the 1997 period. Selling expenses increased as a result of higher volume while general and administrative expenses increased due to staff additions related to acquisition activities. Approximately half of the $3.3 million increase related to the Judd's operations for the 16 day period ending December 31, 1997.

    Depreciation expense increased $1.0 million or 16.9% to $6.8 million for the year ended December 31, 1997 from $5.9 million for the year ended December 31, 1996 as a result of additional fixed assets placed in service during the year ended December 31, 1997 and Judd's depreciation for the last 16 days of 1997.

    Income from operations increased $0.3 million or 4.6% to $6.8 million for the year ended December 31, 1997 from $6.5 million for the year ended December 31, 1996, due to the factors discussed in the preceding paragraphs.

    Rents and operating lease expense increased $0.8 million or 18.6% to $5.1 million from $4.3 million for the year ended December 31, 1997 versus the year ended December 31, 1996 and was attributable to new capital equipment investments in the prepress and bindery areas.

    EBITDA increased $1.0 million or 7.8% to $13.9 million for the year ended December 31, 1997 from $12.9 million for the year ended December 31, 1996 as a result of higher production volumes and the operating benefits of new capital equipment investments. EBITDA decreased as a percent of net sales from 9.3% to 9.0% principally as a result of higher rents and operating lease expense.

    Interest expense increased $0.5 million or 8.5% to $6.4 million for the year ended December 31, 1997 from $5.9 million for the year ended December 31, 1996 as a result of increased level of debt incurred from the Judd's acquisition on December 16, 1997.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 1996 WITH THE YEAR ENDED DECEMBER 31,
  1995 (PRO FORMA).

    Net sales decreased $23.1 million or 14.3% to $138.5 million for 1996 from $161.6 million for 1995. The decrease resulted from lower volume of production and lower paper prices. Perry-Judd's experienced lower demand in 1996 versus 1995 due to the significant increase in paper prices during 1995 and substantial postal rate increases in February 1996. Paper costs were 32% of net sales in 1996 and 33% of net sales in 1995.

    Costs of production decreased $23.3 million or 17.1% to $113.2 million for 1996 from $136.5 million for 1995 and decreased as a percent of net sales from 84.5% to 81.7%, principally attributable to lower average cost of paper, lower subcontracting costs, company-wide cost containment actions and improved operating efficiencies. The cost containment actions included hiring and wage and salary freezes for most of 1996, as well as lower limits on discretionary expense spending.

    Selling, general and administrative expenses increased $1.1 million or 10.0% to $12.4 million for 1996 compared to $11.3 million for 1995. Selling, general and administrative expenses also increased as a percent of net sales from 7.0% in 1995 to 8.9% in 1996 due to increased payroll costs incurred to intensify selling efforts and fill vacant corporate administrative positions that were necessary to operate the business.

    Depreciation expense increased $0.4 million or 7.3% to $5.9 million for 1996 from $5.5 million for 1995 as a result of additional fixed assets placed in service during 1996.

    Income from operations decreased $1.3 million or 16.5% to $6.5 million for 1996 from $7.8 million for 1995 due to the factors discussed in the preceding paragraphs.

    Rents and operating lease expense increased to $4.3 million for 1996 from $3.3 million for 1995 as a result of new equipment funded under operating lease arrangements.

    EBITDA decreased $0.8 million or 5.8% to $12.9 million for the year ended December 31, 1996 from $13.7 million for the year ended December 31, 1995 but increased as a percent of net sales from 8.5% to 9.3%. The $0.8 million decrease was attributable to increased lease expense and lower volume of production. The increase in EBITDA as a percent of net sales was affected by a lower net sales base resulting from reduced paper sales.

    Interest expense decreased $0.9 million or 13.2% to $5.9 million for 1996 from $6.8 million for 1995 as a result of lower average borrowings and lower average interest rates. Lower average borrowings occurred because of lower paper costs resulting in lower average working capital requirements.

LIQUIDITY AND CAPITAL RESOURCES


    Historically, the Company has funded its capital and operating requirements with a combination of cash flow from operations, borrowings and external operating leases. For the three months ended March 31, 1998 and 1997, EBITDA was $7.5 million and $2.4 million, respectively, and EBITDA was $13.9 million, $12.9 million and $13.7 million for the years ended December 31, 1997, 1996 and 1995, respectively.



    Working capital was $30.8 million at March 31, 1998 and $32.9 million, $7.3 million and $11.9 million, at December 31, 1997, 1996 and 1995, respectively. The use of cash balances to fund capital expenditures during the quarter was primarily responsible for the $2.1 million decrease in working capital at the end of the first quarter of 1998 versus the end of 1997. The Judd's acquisition on December 16, 1997 and a reduction of $5.1 million in current portion of long-term debt were primarily responsible for the increased levels of working capital at the end of 1997 versus the end of 1996. Lower costs of paper and improved inventory controls caused the reduced level of working capital at the end of 1996 versus the end of 1995.


    Capital expenditures for purchased assets and asset acquisitions funded under operating leases were as follows for the periods indicated (dollars in millions):


                            117 DAYS             248 DAYS              YEAR ENDED          YEAR ENDED       THREE MONTHS
                         ENDED APRIL 27,    ENDED DECEMBER 31,        DECEMBER 31,        DECEMBER 31,     ENDED MARCH 31,
ASSETS                        1995                 1995                   1996                1997              1998
----------------------  -----------------  ---------------------  ---------------------  ---------------  -----------------
Purchased.............      $    10.0               --                  $     5.2           $     3.2         $     4.6
Funded under operating
  leases..............         --                $     4.1                    3.3                11.6            --


    These capital expenditures reflect the purchase and lease of additional prepress, press and bindery equipment. The purchased capital investments have been funded by internally generated funds and by borrowings under the Existing Credit Agreement. These capital expenditures have increased or will increase the Company's capacity and are part of the Company's objective to maintain modern, efficient plants and technologically advanced equipment. Capital expenditures for fiscal 1998 (on a combined basis) are estimated to be approximately $30 million to be used primarily for additional printing equipment. The Company expects to fund a majority of these capital expenditures through operating leases.

    Since the inception of operations on April 28, 1995, the Company has funded the majority of its needs for production equipment through operating leases. In April 1995, the Company successfully negotiated a sale and leaseback of three presses and other printing equipment with a carrying value of approximately $22.5 million. Simultaneously with the consummation of the Acquisition, Perry-Judd's completed the sale and leaseback of all of its real property which included two printing plants, three warehouses and the corporate headquarters in Waterloo. The Sale/Leaseback generated net proceeds of approximately $17.6 million, which was used to prepay term debt outstanding under the Existing Credit Agreement.


    Rents and operating lease expense was approximately $3.0 million and $1.3 million for the three months ended March 31, 1998 and 1997, respectively and $3.3 million, $4.3 million and $5.1 million for the years ended December 31, 1995, 1996 and 1997, respectively. The initial annual lease expense expected to be incurred under the operating lease resulting from the Sale/Leaseback will be approximately $1.9 million with 10.0% escalations scheduled at the start of the sixth, eleventh and sixteenth years of the 20 year term.


    At December 31, 1997, Perry-Judd's had net operating loss carryforwards for federal income tax purposes of $10.6 million available to reduce future taxable income, expiring in 2010 and 2012. Also, Perry-Judd's has alternative minimum tax carryover credits of $3.0 million as of December 31, 1997 which do not expire and may be applied against regular tax in the future, in the event regular tax expense exceeds alternative minimum tax.

    Concurrently with the consummation of the Transactions, the Company amended and restated its existing term loan and revolving credit facility to provide Perry, Shenandoah Valley and Port City with a $45 million Revolving Credit Facility (based upon a borrowing base) and a $30 million Term Loan Facility. The scheduled amortization of the Term Loan Facility will be payable in monthly installments. In addition to the scheduled amortization, the Term Loan Facility will be amortized by 75% of the annual excess cash flow with payments to be applied in inverse order. The Amended and Restated Credit Agreement has an initial term of five years with renewals thereafter upon the mutual agreement of all parties.

    Outstanding loans under the Amended and Restated Credit Agreement for the Revolving Credit Facility will accrue interest at a variable rate per annum equal to, at the option of the Company, either 0.75% above Bankers Trust Company's prime rate, or 2.25% above the Eurodollar rate. Outstanding loans under the Term Loan Facility will accrue interest at a variable rate per annum equal to, at the option of the Company, either 1.25% above Bankers Trust Company's prime rate, or 2.50% above the Eurodollar rate. The Company will also pay a 2.25% per annum fee based on the average aggregate face amount of any outstanding letter of credit and a 0.50% commitment fee on the average daily amount of the unutilized commitment under the Revolving Credit Facility.

    The Company plans to fund the majority of its major new capital expenditures through operating leases for the foreseeable future. The Company believes that the net proceeds from the Transactions, cash generated from operations and available borrowings under the Amended and Restated Credit Agreement will be sufficient to fund planned capital expenditures, working capital requirements, operating leases and interest and principal payments for the foreseeable future.

    The Company experiences seasonal fluctuations, with generally higher sales and working capital in the second half of the fiscal year. The Revolving Credit Facility has an aggregate commitment of $45.0 million, all of which approximately is currently available for future working capital and other general corporate purposes.

    The Company has recently executed a letter of intent to enter a sale and leaseback transaction for certain real property held by Judd's and its subsidiaries, including two printing plants in Virginia and one in Baltimore, Maryland. If consummated, this sale and leaseback would generate approximately $22.0 million in net proceeds which would be available for general corporate purposes. The initial annual lease expense expected under the operating lease resulting from the proposed sale and leaseback transaction would be $2.1 million with 10.0% escalations scheduled at the start of the sixth and eleventh year of the proposed 15 year term. The consummation of the proposed sale and leaseback transaction is contingent upon satisfactory appraisal of the properties, inspection and environmental reports and other due diligence efforts to be completed by the potential buyer, among other conditions, and there can be no assurance that this sale and leaseback transaction will be consummated on the terms described above if at all.

YEAR 2000

    The year 2000 issue is the result of computer programs having been written using two digits rather than four to define the applicable year. Consequently, any date-sensitive computer processing logic may recognize a date using "00" for the year as the year 1900 rather than the year 2000. If not remedied, this could result in erroneous warning messages, system failure or miscalculations which could potentially disrupt operations or cause less than optimum operating efficiencies.

    Perry-Judd's business software applications have been reviewed for their ability to operate correctly in the year 2000 and beyond. It has been determined that some software package version upgrades and modification of some existing internally developed programs will be required so that the computer systems will properly utilize dates beyond December 31, 1999. The Company believes that with minor modification and with the version upgrades, the year 2000 issue can be mitigated. However, if such modifications and conversions are not made, or are not completed in a timely fashion, the year 2000 issue could have a material impact on the operations of the Company.

    The Company has initiated communications with its significant suppliers and customers to determine the extent to which the Company is vulnerable to those third parties' failure to remedy their own year 2000 issue. There can be no guarantee that the systems of other companies on which Perry-Judd's systems rely will be converted in a timely fashion, or that a failure to convert by another company would not have a material adverse effect on the Company. The Company has determined that it has no exposure to contingencies related to the year 2000 issue for the printing services it has sold.

    The Company will utilize both internal and external resources to modify internally developed programs and upgrade package software where indicated. The Company plans to complete the year 2000 project no later than mid-1999. The indicated software upgrades and version changes are being provided by the software developers as part of the normal software support contracts for those products. These costs will be expensed as incurred in 1998 and are not expected to have a material effect on the results of operations.

    The costs of the project and the date on which the Company plans to complete the year 2000 efforts are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party software developer modification plans and other factors. However, there can be no guarantee that these estimates will be accurate and actual results could potentially differ materially from those estimates.

                              JUDD'S, INCORPORATED
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the Judd's Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.

GENERAL

    Judd's is a full service heatset web offset printer focusing principally on the magazine and technical book commercial printing markets. The Company believes Judd's is the eleventh largest printer of magazines and catalogs in the U.S.

    Judd's net sales are derived principally from the sale of printing services and materials to its customer base, including prepress, press, services and distribution services. Net sales represent gross sales less postage, discounts and credits. Judd's net sales include sales to its customers of paper purchased by Judd's. The price of paper, the primary raw material used by Judd's, is volatile and may cause significant swings in net sales. Judd's is generally able to pass increases in the price of paper, ink, labor, electricity and other fixed and variable costs to its customers.

    Operating expenses consist primarily of the cost of paper and ink, salaries and employee benefits, depreciation and amortization and selling, general and administrative expenses. Judd's strives to provide high-quality, timely services to its customers within a low cost structure by increasing productivity and efficiency through investment in state-of-the-art production technologies and matching costs to revenues.

    The following table sets forth certain consolidated financial data of Judd's for the years ended December 31, 1995 and 1996 and the 349 day period ended December 15, 1997:

                                                                  YEAR ENDED DECEMBER 31,            349 DAY PERIOD ENDED
                                                         ------------------------------------------
                                                                 1995                  1996           DECEMBER 15, 1997
                                                         --------------------  --------------------  --------------------
                                                                              (DOLLARS IN THOUSANDS)
Net sales..............................................  $ 141,222     100.0%  $ 152,563     100.0%  $ 131,938     100.0%
Costs of production....................................    108,880      77.1     119,039      78.0      99,396      75.3
Selling, general and administrative....................     18,569      13.1      19,426      12.7      18,073      13.7
Depreciation...........................................      7,929       5.6       7,797       5.1       8,241       6.2
Amortization of intangibles............................        165       0.1         164       0.1         191       0.1
Income from operations.................................      5,679       4.0       6,137       4.0       6,037       4.6
EBITDA.................................................     13,895       9.8      14,187       9.3      14,013      10.6
Rents and operating lease expense......................      2,846       2.0       2,864       1.9       3,530       2.7
Interest expense.......................................      3,327       2.4       3,066       2.0       3,384       2.6
Interest income........................................        825       0.6         306       0.2         411       0.3

RESULTS OF OPERATIONS

COMPARISON OF THE 349 DAY PERIOD ENDED DECEMBER 31, 1997 WITH THE YEAR ENDED
  DECEMBER 31, 1996

    Net sales decreased to $131.9 million for the 349 day period ended December 15, 1997 from $152.6 million for the year ended December 31, 1996, a decrease of $20.7 million or 13.6%. The decrease was primarily due to the bankruptcy of Best Products in late 1996, which had accounted for $11.6 million in sales for 1996 ($7.8 million of which was a pass-through of material expense). Judd's also outsourced work in early 1997 during the computer-to-plate conversion process at the Shenandoah Valley facility. Paper costs decreased to $32.0 million, or 24.3% of net sales during the 349 day period ended December 15, 1997, from $44.4 million, or 29.1% of net sales for the year ended December 31, 1996. Additionally, 3.9% of the net sales decrease is attributable to the shorter period reflected in 1997 versus the full year 1996.

    Costs of production decreased to $99.4 million for the 349 day period ended December 15, 1997 from $119.0 million for the year ended December 31, 1996, a decrease of $19.6 million or 16.5%. The decrease is primarily attributable to the loss of the Best Products business, which had accounted for $7.8 million in material expense for 1996, and a decrease in paper prices in 1997. Costs of production decreased as a percent of net sales to 75.3% from 78.0%.

    Selling, general and administrative expense was $18.1 million, or 13.7% of net sales for the 349 day period ended December 15, 1997 compared to $19.4 million, or 12.7% of net sales for the year ended December 31, 1996. The increase as a percent of net sales is attributable to higher paper costs in 1996 over 1997.

    Depreciation increased to $8.2 million for the 349 day period ended December 15, 1997 from $7.8 million for the year ended December 31, 1996, an increase of $0.4 million or 5.1%, resulting from the addition of new capital investments at Shenandoah Valley and Port City.

    Income from operations decreased to $6.0 million for the 349 day period ended December 15, 1997 from $6.1 million for the year ended December 31, 1996, a decrease of $0.1 million or 1.6%, and increased as a percent of net sales to 4.6% from 4.0%. The decrease relates to the loss of the Best Products account and the start-up costs incurred during the conversion to computer-to-plate technology at Shenandoah Valley, while the increase in percent to net sales is largely a result of higher paper costs in 1996 over 1997.

    Rents and operating lease expense increased to $3.5 million for the 349 day period ended December 15, 1997 from $2.9 million for the year ended December 31, 1996 due to the addition of a new web press and related equipment at the Shenandoah Valley facility.

    EBITDA decreased to $14.0 million for the 349 day period ended December 15, 1997 from $14.2 million for the year ended December 31, 1996, a decrease of $0.2 million or 1.4%, and increased as a percent of net sales to 10.6% from 9.3%, due to increased operational efficiency, and to the smaller impact that material expense has had on net sales in 1997 than in 1996.

    Interest expense net of interest income increased to $3.0 million for the 349 day period ended December 15, 1997 from $2.8 million for the year ended December 31, 1996 as a result of higher debt levels in 1997 versus 1996.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 1996 WITH THE YEAR ENDED DECEMBER 31,
  1995

    Net sales increased by $11.4 million, or 8.0% from $141.2 million to $152.6 million. Judd's experienced high sales volumes in 1996 with accounts that were new to Judd's for 1995, such as Black Box, the U.S. Chamber of Commerce, Retired Officers and the American Society of Mechanical Engineers. Paper costs increased to $44.4 million, or 29.1% of net sales in 1996, from $41.5 million, or 29.4% of net sales in 1995.

    Costs of production increased to $119.0 million for 1996 from $108.9 million for 1995, an increase of $10.1 million or 9.3%, and increased slightly as a percent of net sales to 78.0% from 77.1%. The higher expense is the result of the aforementioned increase in sales.

    Selling, general and administrative expense was $19.4 million, or 12.7% of net sales for 1996 compared to $18.6 million, or 13.1% of net sales for 1995. The 4.3% increase was due to the expansion of the Information and Customer Services departments at Shenandoah Valley and additions to the sales force and creation of a New Media Services group at Port City.

    Depreciation decreased to $7.8 million in 1996 from $7.9 million for 1995, a decrease of $0.1 million or 1.3%.

    Income from operations increased to $6.1 million for 1996 from $5.7 million for 1995 an increase of $0.4 million or 7.0%, and remained constant as a percent of net sales at 4.0%. The increase in income resulted from the higher sales volume at Shenandoah Valley.

    Rents and lease expense in the costs of production category increased to $2.9 million for 1996 from $2.8 million for 1995.

    EBITDA increased to $14.2 million for 1996 from $13.9 million for 1995, an increase of $0.3 million or 2.2%, but decreased as a percent of net sales to 9.3% from 9.8%, as the higher sales volume was offset partly by personnel additions to New Media Services and sales force additions at Port City.

    Interest expense net of interest income increased to $2.8 million for 1996 from $2.5 million for 1995, an increase of $0.3 million or 12.0%. Judd's had a higher debt level in 1995 than in 1996, but this was more than offset by an unrealized holding gain on marketable securities of $0.7 million in 1995.

LIQUIDITY AND CAPITAL RESOURCES

    Judd's historically has funded its liquidity and capital investment needs with internally-generated funds and external borrowings. EBITDA was $13.9 million and $14.2 million for the fiscal years 1995 and 1996, respectively, and was $14.0 million for the 349 day period ended December 15, 1997.

    Working capital was $19.2 million and $9.7 million at December 31, 1995 and 1996, respectively, and was $17.7 million at December 15, 1997.

    Capital expenditures totaled $7.7 million and $6.0 million for the fiscal years 1995 and 1996, respectively, and were $6.2 million for the 349-day period ended December 15, 1997, respectively. Since 1993, Judd's has undergone a major capital expenditure and re-equipping program, investing approximately $60.0 million in enhanced short cutoff press capabilities and perfect binding and pre-press technologies. In 1996 Shenandoah Valley entered into an operating lease agreement for a new web press at the Shenandoah Valley facility and related equipment with a value of $8.0 million.

                                    BUSINESS


    The Company is a leading multi-regional printer of magazines, catalogs, technical books and other commercial products. Its four printing facilities are strategically located in the Midwest and Mid-Atlantic regions, with each plant having state-of-the-art, integrated prepress, press, binding and distribution capabilities. The Company services regional and national customers through sales offices in twelve cities nationwide. Management believes both Perry and Judd's have established reputations for high quality products and superior customer service which have resulted in long-standing customer and supplier relationships. The Company manages the total prepress, print and distribution process to provide value-added solutions that reduce customer costs or assist customers in increasing revenues. Pro forma for the Transactions (as defined), the combined Company had net sales and EBITDA (as defined) of $285.7 million and $26.2 million, respectively, and a net loss of $5.2 million for the year ended December 31, 1997. For the three months ended March 31, 1998, the Company had net sales and EBITDA (as defined) of $76.9 million and $7.5 million, respectively, and a net loss of $0.5 million.


COMPANY STRENGTHS

    SUPERIOR QUALITY AND CUSTOMER SERVICE. Perry and Judd's have each established a reputation for providing superior quality and customer service. The Company offers high value services that address customers' specific needs and is committed to meeting those needs through responsive and flexible service. To ensure continual process improvement, the Company has invested in training and manages its operations using a total quality management approach. The Company's commitment to provide timely, cost-effective, high quality printing solutions combined with the Company's distinctive service orientation differentiates it from its competitors. As evidence of its consistent focus on quality, in March 1997 the Company was awarded Business Week's annual "Quality Achiever" award for the fourth time in the past six years.

    LONG-STANDING CUSTOMER RELATIONSHIPS. The Company has provided printing services for customers such as Time Inc., J.C. Penney, Newsweek, and Kiplinger's for over 15 years, The McGraw-Hill Companies for over 30 years and the American Medical Association for 40 years. On a combined basis, the Company's customer base included over 130 magazine publishers and 110 catalog merchants, with no title comprising more than 5% of total combined net sales for 1997. The top ten customers have been with the Company for an average of over 15 years and accounted for approximately 35% of total combined net sales for 1997. The Company believes its combination of outstanding performance and commitment to responsive customer service have enabled the Company to build loyalty with its customer base that allows it to grow its business relationships. These relationships provide a strong foundation for growth in the business.

    TECHNOLOGICALLY-ADVANCED EQUIPMENT. The Company is committed to providing advanced production capabilities which deliver value-added solutions to its customers. Since the beginning of 1993, the Company has invested over $100 million (on a combined basis) in capital expenditures to upgrade and expand its equipment base. Management believes that these investments, including high-speed, high-yield press equipment, cost-effective binding equipment and computer-to-plate technology, have enabled the Company to remain at the forefront of technology, retain and expand relationships with existing customers, increase capacity, lower production costs, improve quality, speed and flexibility and attract new business.

    STRATEGIC LOCATIONS. The Company's four printing plants are strategically located to service major population centers throughout the U.S., enabling the Company to provide rapid, cost-efficient national and regional distribution. The location of the Company's plants, combined with its distribution volume, allows the Company to ship directly to U.S. Postal Service sectional center facilities, which lowers its customers' postage rates and provides for quicker delivery of magazines and catalogs to consumers. The proximity of the Company's facilities to a majority of the U.S. population and central distribution routes provides significant distribution economies to its customers and a competitive advantage to the Company.

    EXPERIENCED MANAGEMENT TEAM AND PRINCIPAL STOCKHOLDERS. The Company's executive officers and key management employees have spent the majority of their careers in printing and publishing and have an average of over 20 years of experience in the industry. Management's expertise and in-depth knowledge of the Company's markets are further complemented by the experience of Robert E. Milhous and Paul B. Milhous, the principal stockholders of the Company. Prior to their ownership of Perry, the Milhouses owned Treasure Chest Advertising Company, Inc., which grew from a start-up in 1967 to the sixth largest commercial printer in the U.S., having net sales in excess of $550 million before its sale to Big Flower Press, Inc. in 1993.

BUSINESS STRATEGY

    The Company's strategic objective is to grow revenues and profits by leveraging its competitive strengths as an integrated provider of high quality products and value-added services in its targeted business sectors. Key elements in this strategy include the Company's ability to capitalize on opportunities presented by the combination of Perry and Judd's and to pursue complementary acquisitions:

    CAPITALIZE ON CROSS-SELLING OPPORTUNITIES. The Company intends to take advantage of the considerable cross-selling opportunities presented by the combination of Perry's and Judd's respective customer bases, product lines and geographical locations. The Company expects to increase product penetration of its existing customer base by capturing work that previously exceeded Perry's and Judd's stand-alone capacities and particular areas of expertise. For example, with the addition of Judd's medium- and short-run printing capabilities, the Company will be well-positioned to serve the needs of many of Perry's larger, long-run customers who are developing or acquiring additional shorter-run targeted specialty magazines and catalogs. In addition, the Company can now offer its customers a choice of Mid-Atlantic and Midwestern production locations.

    REALIZE OPERATIONAL SYNERGIES. The Company believes it can achieve production rationalization from the integration of Perry's long-run and Judd's medium- and short-run printing capabilities. By allocating production among the various facilities, the Company can better absorb increased volumes and manage available capacity, thereby optimizing labor and equipment utilization while reducing printing and distribution costs. In addition, Judd's Mount Jackson, Virginia facility, currently used for back-issue storage, provides the Company with a ready-made expansion facility.

    CAPTURE OVERHEAD COST AND VOLUME PURCHASING EFFICIENCIES. The Company expects to consolidate overhead functions of Perry and Judd's resulting in savings from the elimination of redundant administrative operations. In addition, the Company believes the combined volume requirements for paper, other raw materials and production supplies should allow it to negotiate improved terms from vendors. Management also believes the combined Company can obtain better pricing from equipment manufacturers.

    DEVELOP NEW MEDIA SERVICES. The Company is among the printing industry's leaders in offering innovative on-line and multimedia products and services. The Company's New Media Services group develops and manages interactive web-sites for both publishing and direct-marketing customers who desire to complement ink-on-paper products with on-line products and services. The Company has also successfully marketed its New Media Services to non-publishing customers. The Company has implemented web-site advertising and electronic commerce programs for its customers and believes multimedia and on-line products and services present the Company with significant growth opportunities and further differentiate it from its competitors.

    GROW THROUGH COMPLEMENTARY ACQUISITIONS. The Company plans to capitalize on the printing industry's fragmentation by pursuing selective complementary acquisitions to broaden its geographic presence, extend its product offerings, and expand production capacity within the magazine and catalog sectors. Management believes such acquisitions can offer significant cost savings realized through the combined purchasing of raw materials, reduction of overhead costs and productivity gains captured by the Company's ability to integrate newly acquired facilities with the Company's existing business. The Company intends to utilize its borrowing capacity under the Amended and Restated Credit Agreement (availability of $45 million at December 31, 1997) and, if available on satisfactory terms, future debt and equity offerings as its primary financing sources for such acquisitions.

HISTORY

    Perry Printing Corporation ("Perry Printing") was founded in 1931 by L.E. Perry upon his purchase of the Waterloo Courier Newspaper. After World War II, Mr. Perry sold the newspaper operation and began publishing farm newspapers and printing advertising circulars. In 1956, Mr. Perry was joined by his son, Roger, who led Perry's pioneering investments into heatset web offset technology, and the business grew over time to become one of the Midwest's premier printers of magazines and catalogs. Perry's largest plant, located in Waterloo, Wisconsin, was built in 1959. The Company opened a second heatset web offset facility in 1982 in Baraboo, Wisconsin. In 1974, Perry Printing became a wholly-owned subsidiary of Journal Communications, Inc. ("Journal"). In April 1995, PPC Holdings acquired from Journal substantially all of the assets of Perry Printing through a wholly-owned subsidiary, PPC Acquisitions, Inc., which was subsequently renamed Perry Graphic Communications, Inc.

    Judd's, Incorporated was founded in 1868 as Judd & Detweiler, a commercial printer in Washington, D.C. serving government-sector clients. In 1895, Judd's entered the magazine segment by printing National Geographic magazine, which continued as a customer for 64 years until shifting to the rotogravure printing process. In 1961, the Company acquired the book division of Lord Baltimore Press in Baltimore, Maryland and renamed the subsidiary, a full-service supplier of professional and technical journals, reference books and directories, Port City Press. In the early 1970s, the Company built the Shenandoah Valley printing facility to expand its printing capacity and to provide state-of-the-art heatset web offset products and services to the publications, catalog and advertising insert markets. The location is convenient to major distribution routes and provides access to a skilled, lower-cost work force.

THE PRINTING INDUSTRY

    Commercial printing in the U.S. is a large, highly fragmented, capital-intensive industry which includes the printing of books, magazines, advertising circulars, catalogs, direct mail, free-standing inserts, directories, financial and legal documents, labels and wrappers and other general printing material. There are approximately 35,000 commercial printers in the U.S. today which generated over $60 billion of sales in 1996. Of these 35,000 commercial printers, only 132 had revenues in excess of $50 million and only 37 had revenues in excess of $200 million in 1996. The Company believes that the challenges of ongoing consolidation and competitive pricing trends in the industry, the high level of capital investment necessary to keep pace with changing technology, and customer demands for increasingly sophisticated, specialized and time-sensitive printing and distribution services can be met only by printers, such as the Company, with the resources and experience to provide state-of-the-art production facilities, nationwide as well as regional distribution capabilities, and high quality customer service.

MARKETS, PRODUCTS AND CUSTOMERS

    The following is a table showing the Company's range of printed products:

PRODUCT                     FORMAT        RUN LENGTH     FREQUENCY         DISTRIBUTION
----------------------  ---------------  ------------  --------------  ---------------------
Magazines               - Standard       - Short       - Weekly        - Subscription
                        - Tabloid        -Medium       -Monthly        - Newsstand
                                         - Long        - Bimonthly
Catalogs                - Standard       - Medium      - Variable      - Direct mail
                        - Digest         - Long
                        - Letter-sized
Technical Books         - Standard       - Short       - Variable      - Drop-ship
                        - 7x10                                         - Mail
                                                                       - Order fulfillment

    MAGAZINES

    With the acquisition of Judd's, the Company believes it will be the seventh largest printer of magazines in the U.S., with combined net sales of approximately $152.3 million, representing nearly 53% of the Company's total combined net sales for 1997.

    The Company has the specialized equipment required to handle the complex manufacturing requirements of the nation's premier magazine publishers. Given its expertise and equipment, the Company can produce a broad range of formats, run lengths and manufacturing frequencies using various types of paper stock. The Company's success in attracting and maintaining customer accounts is enhanced by its ability to facilitate sophisticated targeted marketing and distribution through the use of its geo-demographic selective binding, ink-jet addressing and customized list processing services. The Company also provides specialized tabloid-size magazine capabilities used for titles such as COMPUTERWORLD AND AMNEWS.

    The cost to magazine publishers of switching printers is significant as a result of the highly sophisticated nature of the magazine production and distribution process and demanding deadlines. Therefore, publishers generally establish long-term relationships with printers, such as the Company, which are knowledgeable and experienced in the customers' particular production requirements and which invest in state-of-the-art production equipment to meet the customers' needs to improve quality, flexibility and to reduce production costs.

    The Company produces over 200 magazine titles. The Company's top ten magazine customers (based on total combined net sales for 1996) include Time Inc., The McGraw-Hill Companies, CW Communications, the American Medical Association, the U.S. Chamber of Commerce, the Washington Post Company, Dobbs Publications, The Economist, Kiplinger's and Newsweek. Titles printed by the Company include:

        - AMNEWS

        - ATLANTIC MONTHLY

        - AVIATION WEEK

        - BUSINESS WEEK

        - COMPUTERWORLD

        - THE ECONOMIST

        - ENTERTAINMENT WEEKLY

        - IN STYLE

        - KIPLINGER'S PERSONAL FINANCE

        - LIFE

        - MACWEEK

        - NATION'S BUSINESS

        - NEWSWEEK

        - PEOPLE

        - SPORTS ILLUSTRATED

        - STEREOPHILE

        - TIME

        - WASHINGTON POST MAGAZINE

    The Company has also recently signed a contract with Boy Scouts of America for the printing of BOY'S LIFE, SCOUTING and EXPLORING magazines beginning in 1998.

    Substantially all of the Company's magazine printing is performed under contracts, the significant majority of which have remaining terms ranging from one to six years. The Company's strong relationships with its magazine customers have enabled it to extend the majority of such contracts beyond their initial expiration dates. The Company's average relationship with its top ten magazine customers is over 15 years, and both Time Inc. and Business Week have recently extended their contracts with the Company to 2003 and 1999, respectively.

    CATALOGS

    The Company believes that, with the acquisition of Judd's, it will rank as the eighth largest printer of catalogs in the U.S. with combined net sales of approximately $79.6 million, representing over 28% of the Company's total combined net sales for 1997. The Company's sophisticated prepress, printing, binding and distribution capabilities ensure that high quality catalogs reach the consumer in a timely and cost-efficient manner. In addition, the Company can provide specialized digest-size catalog printing capabilities. The Company produces catalogs for over 110 customers including:

        - BLACK BOX

        - BOOK-OF-THE-MONTH

        - CONCEPTS DIRECT

        - DOUBLEDAY BOOK & MUSIC CLUB

        - HEARTLAND AMERICA

        - HECHT'S

        - HIGHSMITH COMPANY

        - HOUSE OF LLOYD, INC.

        - J.C. PENNEY

        - MASON SHOES

        - NATIONAL BUSINESS FURNITURE

        - SIERRA TRADING

    Consistent with industry practice, the Company performs most of its catalog printing under short term agreements with its customers. The Company recently signed a three-year agreement with Miles Kimball to produce its catalogs beginning in 1998.

    TECHNICAL BOOKS

    The Company produces a variety of information-intensive professional and technical journals, reference books and business directories, and also offers data conversion and composition, database management and multimedia publishing services to its technical book customers. Combined net sales in technical book printing were $34.3 million, representing 12% of the Company's total combined net sales for 1997. The Company serves approximately 350 publishers in this market, including:

        - AMERICAN MEDICAL ASSOCIATION

        - ARBITRON RATING COMPANY

        - DUN & BRADSTREET

        - INSURANCE INSTITUTE

        - MATTHEW BENDER

        - THE MCGRAW-HILL COMPANIES

        - MORNINGSTAR INC.

        - STANDARD & POOR'S

    Typically, the Company enters into contracts which set manufacturing prices for one year (allowing for adjustments based on fluctuations in paper costs) without specifying printing volume. The Company's average relationship with its top ten customers in this segment is over 16 years.

    OTHER COMMERCIAL PRINTING

    The Company also produces a variety of specialty commercial products such as magazine inserts, calendars and general advertising products. These commercial products enable the Company to optimize capacity utilization by supplementing its magazine and catalog business and generated combined net sales of $19.5 million, or 7% of total combined net sales for 1997.

    NEW MEDIA SERVICES

    In recent years, the Company has developed a variety of multimedia, on-line and content repurposing products and services (the "New Media Services"), and the Company believes it is among the industry leaders in providing its customers with innovative, creative applications of such technologies to add value to their businesses.

    The New Media Services began as the Company became involved in the development and management of web-sites to enhance its traditional printing capabilities and as a natural extension and expansion of its customer relationships. The Company provides interactive web-site development, tracking, analysis and reporting services to publishers and direct-marketers desiring to complement ink-on-paper magazine products with on-line, brand-based products and services and to take advantage of marketing and sales opportunities in electronic commerce. Customers utilizing the Company's innovative multimedia solutions include:

      - AMERICAN DIABETES ASSOCIATION

      - DOBBS PUBLISHING GROUP

      - DORIS DAY ANIMAL LEAGUE

      - HOME BUYER PUBLICATIONS

      - MARTHA STEWART LIVING

      - NATIONAL ASSOCIATION OF REALTORS

      - NON-COMMISSIONED OFFICERS
       ASSOCIATION

      - THE SALVATION ARMY

      - VISTA GRAPHICS

      - WASHINGTON MAGAZINE

    In addition, the Company's experience and reputation for building effective interactive web-sites and creative electronic commerce solutions has expanded its customer base for its New Media Services to non-publishing customers, including Reba McEntire and Electronics Boutique. The Company, a Microsoft-certified provider of web-site development services, intends to continue to develop innovative multimedia products and services for publishing, direct-marketing and non-publishing customers, including current projects exploring web-site advertising and electronic commerce.

SALES AND MARKETING

    The Company employs 41 sales representatives located in fifteen regional offices nationwide. The sales force is divided into separate groups focused on each of the three sectors: magazines, catalogs/ commercial, and technical books. This product-focused approach to sales meets the needs of customers for a sales representative who is knowledgeable, experienced and technologically well-versed in the dynamics of the customer's business. The sales force is compensated through a commission plan that provides incentives for new business as well as customer retention.

PRODUCTION AND DISTRIBUTION

    The Company provides a full range of integrated printing services to its customers. These services include electronic prepress, platemaking, high-speed and high quality heatset web offset printing, finishing and distribution services. The Company believes that it continues to be at the forefront of rapidly evolving commercial printing technology. After combined capital spending by Perry and Judd's of over $100 million in capital expenditures since 1993, the majority of the Company's prepress, platemaking, press and binding equipment is state-of-the-art. Over the past five years, the Company has acquired and installed computer-to-plate technology, new cost-effective, high-yield, short cut-off gapless presses, and advanced, high-speed, automated binding equipment. Management views the successful application of new technology as a critical success factor in its chosen markets, and continually evaluates and invests in new equipment and technology which it believes will further enhance its printing capabilities and competitiveness.

    PREPRESS

    In each of its facilities, the Company provides a full range of prepress services and equipment utilizing the latest technology, answering the demand for high quality, 24-hour preparatory services. The Company's prepress services include conventional preparatory services, (such as typesetting, proofreading, color separation, production of platemaking film, imposition and platemaking) as well as state-of-the-art computer-to-plate technology. The Company has made significant investments in transforming its prepress operations from labor-intensive to equipment- and system-intensive processes, including the introduction of electronic prepress capabilities enabling the Company to receive, create and process pages electronically and to utilize automated platemaking equipment.

    PRESS ROOM

    The Company offers its customers state-of-the-art heatset web offset press capabilities at its four printing facilities. The Company has invested in wide web press technology which represents a substantial capital commitment that only a small number of well-capitalized printers are able to justify. Wide web presses generate a significant cost savings on longer press runs. Other specialized press capabilities include short cut-off and gapless presses, which reduce paper waste, and 5-color presses which are used to print covers. The Company's presses can print on lower-cost paper stocks and certain presses incorporate folders to produce tabloid- and digest-size publications. The Company has both high-speed presses best suited for longer runs and other presses with shorter makeready times which are better suited for short runs. The Company's book presses are automated to reduce labor costs and makeready times. Management believes its printing operations have the consistent high quality reproduction, low paper waste, flexibility and dependability that is required by the Company's customers.

    BINDING AND FINISHING

    The Company has invested significant capital to install high-speed, automated binding and finishing equipment. Printed products requiring finishing are either saddle bound (stapled) or perfect bound (square back with adhesive). The Company's finishing services include blow-in-cards, polybagging, tipping and tabbing.

    Among the most significant recent technological advances currently employed by the Company are ink-jet addressing and geo-demographic selective binding (on both a regional and specific carrier route basis). All of the Company's magazine and catalog binding equipment has ink-jet capabilities and partial or fully selective systems. During the binding process, a product's content can be modified to include or exclude certain materials using technologies that enable a magazine publisher or catalog merchant to customize and personalize its market by sending the same basic magazine or catalog to all consumers while inserting different advertisements, messages, prices or product offerings, depending upon the geographic and demographic characteristics of the individual customer or subscriber.

    Ink-jet personalizing is increasingly being used by many publishers and catalogers. Ink-jet addressing eliminates the additional process of printing paper labels and improves mailing efficiency. Ink-jet addressing allows both the cover and the order form to be labeled and to contain customer coding information. Furthermore, as magazine and catalog publishers continue to look for methods to increase the level of personalization, the ink-jet process is being used more frequently to add personal messages, specific inserts to frequent buyers, or unique coding information for order entry.

    DISTRIBUTION

    Distribution is a key element in the production process to effectively manage delivery costs, and the Company provides its customers with state-of-the-art distribution and mail list services. The distribution services provided by the Company include multiple entry point analysis, pool shipping, drop shipping, load planning, over-the-road and rail services, mailing/distribution consultation, freight tracking, co-mailing analysis, mail tracking, ink-jet tape formatting and ink-jet tape processing.

    The Company provides a number of mail list services which are designed to improve deliverability and minimize shipping costs. Many mail list services are integrated into the finishing operation, reducing the need for redundant handling. These services include merging multiple lists and purging duplications, formatting the tapes or optical disks which run the finishing controller, isolating undeliverable addresses due to faulty zip codes, correcting zip codes, creating postnet barcoding, and sorting files to support customers' mailing strategies. Additionally, the mail list services can be used to select names to target a specific audience for a particular publication or catalog. The Company is also able to merge lists of names for the same customer or to co-mail catalogs and magazines of different customers to achieve increased postal presort discounts. Management believes smaller competitors either cannot offer these services or can only offer them in a more limited way.

    By integrating the mail list services with its distribution services, the Company maximizes postal discounts for its customers through achieving optimum presort savings and automation discounts, as well as ensuring on-time delivery. Due to its large shipping volume, the Company's plants are designated postal distribution centers, each with full-time postal employees. The Company's volume and strategic locations enable it to ship directly to U.S. Postal Service sectional center facilities, thus providing postal discounts and more timely delivery for its customers. The Company believes its distribution capabilities and favorable distribution locations provide a competitive advantage.

FACILITIES

    Each of the Company's printing plants has a primary product expertise which allows it to maximize the efficiency and responsiveness of its operations. Information about the Company's printing plants is set forth below:

                                PRINTING PLANTS

LOCATION                                        PRIMARY PRODUCT              OWN/LEASE   SQUARE FOOTAGE     ACREAGE
----------------------------------  ---------------------------------------  ----------  --------------  -------------
Waterloo, WI......................  Long- and medium-run magazines           Lease            298,000             16
Strasburg, VA
  (Shenandoah Valley).............  Medium- and short-run magazines          Own              320,000             17
Baraboo, WI.......................  Consumer/business catalogs               Lease            434,000             42
Baltimore, MD (Port City).........  Professional and technical journals,     Own              175,000              6
                                      directories & reference books

    The Company's principal executive offices are located at 575 West Madison Street, Waterloo, Wisconsin, and occupy 50,200 square feet of office space in a facility that are leased by the Company pursuant to the Sale/Leaseback. In addition to the printing plants listed above, the Company owns a 60,000 square foot printing plant on 47 acres in Mount Jackson, Virginia, which currently is used for storage. The Company also owns the original Judd & Detweiler facilities in Washington, D.C., consisting of 225,000 square feet of commercial office and warehouse space, with a majority of that space currently under lease to third parties. In addition, the Company leases three warehouses in Waterloo, principally used for paper storage, having an aggregate square footage of 112,800 square feet. The Company also leases a 47,875 square foot facility in Dorsey, Maryland nearby to the Port City plant, which is currently used as an order-processing and fulfillment center for Port City customer orders and a 10,000 square foot warehouse in Winchester, Virginia used for spare parts storage. The Company also stores paper in a facility in Chambersburg, Pennsylvania.

    The Company's locations provide easy access to air freight at metropolitan airports in Chicago, Milwaukee and Madison and ground transportation links to Chicago, Minneapolis, Detroit, St. Louis, New

York City, Washington, D.C., Philadelphia, New Jersey and other major population centers, providing the Company with the capability to offer timely, cost-effective delivery to the entire country.

EMPLOYEES

    As of March 31, 1998 on a combined basis, the Company had 2,239 employees, including 108 at its headquarters and sales offices, 698 at its Waterloo plant, 468 at its Baraboo plant, 754 at its Shenandoah Valley plant and 211 at its Port City plant. The majority of the Waterloo plant employees are represented by three unions. Perry entered into a labor contract with all three unions which became effective July 1, 1994, was supplemented in 1995 in connection with the acquisition of Perry Printing by PPC Holdings and expires on June 30, 1998. The Baraboo, Shenandoah Valley and Port City plants are non-union and to date the Company is not aware of any union organization activity at those plants. The Company believes that its relations with its employees are good and the Company has never experienced a work stoppage.

RAW MATERIALS AND SUPPLIERS

    Paper and ink are the primary direct materials used by the Company. Generally, direct material costs are passed on to the customer.

    The primary raw material used by the Company in its operation is paper. In 1997, the Company's customers supplied approximately two-thirds of the paper used in the printing process, and the Company supplied approximately one-third. The cost of paper is a principal factor in the Company's manufacturing costs and pricing to certain customers and consequently the cost of paper and the proportion of paper supplied by customers significantly affects the Company's net sales and cost of sales. The Company is generally able to pass increases in the cost of paper to its customers, while declines in paper costs generally result in lower prices to customers. Fluctuations in paper costs result in corresponding fluctuations in the Company's net sales, but generally have not affected volume or profits to any significant extent. However, sharp increases in paper prices and related reduction in print advertising programs are more likely to adversely affect volumes and profits. The Company believes that its relationships with its paper suppliers are strong, and that it has adequate allocations with its suppliers for its customers' needs.

    The Company supplies all of the ink used by its customers and has strong relationships with its suppliers. The Company believes that there are adequate sources of supply for ink and that its relationships with its suppliers yield improved quality, pricing and overall services to its customers. See "Certain Relationships and Related Transactions."

COMPETITION

    The Company competes in each of its market segments on the basis of price, quality, range of services offered, distribution capabilities, ability to service the specialized needs of customers, availability of printing time on appropriate equipment and use of state-of-the-art technology.

    The Company's competitors in the magazine and catalog printing market consist of diversified printing companies who have facilities sufficient to compete in the national market, along with various local or regional printers with less extensive facilities who compete for local or regional business. The Company's key competitors in these markets include R.R. Donnelley & Sons, Quebecor Printing, World Color Press, Quad/Graphics, Banta Corp. and Brown Printing.

    Competition in the professional and technical journals, reference book and business directories market is highly fragmented, with competition, arising from multiple smaller printers, as well as larger competitors such as R.R. Donnelley & Sons, Quebecor Printing, Cadmus Communications and Fry Communications.

REGULATORY COMPLIANCE

    The Company is subject to regulation under various federal, state and local laws relating to the environment and to employee health and safety. These environmental regulations relate to the generation, storage, transportation, handling, disposal and emission into the environment of various substances. Permits are required for operation of the Company's business and these permits are subject to renewal, modification and, in certain circumstances, revocation. The Company is also subject to regulation under various federal, state and local laws which allow regulatory authorities to compel (or seek reimbursement for) cleanup of environmental contamination, if any, at the Company's own sites and at facilities where its waste is or has been disposed. The Company has internal controls and personnel dedicated to compliance with all applicable environmental and employee health and safety laws. The Company expects to incur ongoing capital and operating costs and administrative expenses to maintain compliance with applicable environmental laws. The Company cannot predict the environmental or employee health and safety legislation or regulations that may be enacted in the future or how existing or future laws or regulations will be administered or interpreted. Compliance with new laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies or stricter interpretation of existing laws, may require additional expenditures by the Company, some or all of which may be material, however the Company is not currently aware of any environmental or employee health or safety matter which could have a material adverse effect upon the Company's competitive or consolidated financial position.

TRADE NAMES AND TRADEMARKS

    The Company owns certain trade names and trademarks used in its business, none of which it believes are material.

LEGAL PROCEEDINGS

    Certain claims, suits and complaints which arise in the ordinary course of business have been filed or are pending against the Company. The Company believes that all such matters either are adequately reserved for, are covered by insurance, or would not have a material adverse effect on the financial condition or results of operations of the Company, taken as a whole, if adversely determined against the Company.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY MANAGEMENT EMPLOYEES

    The table below sets forth certain information regarding the directors, senior executive officers and certain other executive officers and key management employees of the Company and its Subsidiaries as of March 31, 1998. All of the persons listed below are U.S. citizens.

NAME                                AGE                                        POSITION
------------------------------  -----------  ----------------------------------------------------------------------------
DIRECTORS AND SENIOR
EXECUTIVE OFFICERS

Robert E. Milhous.............          61   Chairman of the Board of Directors, Perry-Judd's and all Subsidiaries
Paul B. Milhous...............          59   Vice-Chairman of the Board of Directors, Perry-Judd's and all Subsidiaries
Craig A. Hutchison............          45   Director, President and Chief Executive Officer, Perry-Judd's and all
                                               Subsidiaries
Thomas V. Bressan.............          49   Director and Secretary, Perry-Judd's and all Subsidiaries
Verne F. Schmidt..............          57   Director and Senior Vice President and Chief Financial Officer, Perry-Judd's
                                               and all Subsidiaries
David E. Glick................          51   Director and Executive Vice President, Operations and On-Line Services,
                                               Perry-Judd's and all Subsidiaries
Beth A. Lindsay...............          43   Senior Vice President, Human Resources, Perry-Judd's and all Subsidiaries

EXECUTIVE OFFICERS AND KEY
MANAGEMENT EMPLOYEES

Walter A. Edwards.............          47   Vice President, Perry and Division Manager--Baraboo Plant
Larry C. Cole.................          54   Vice President, Perry and Division Manager--Waterloo Plant
Howard D. Sullivan............          61   Senior Vice President, Publication Sales, Perry and Judd's
Larry F. Celey................          52   Vice President, Commercial and Catalog Sales (Eastern Region), Perry and
                                               Judd's
Timothy M. Smith..............          40   Vice President, Publication Sales, Perry and Judd's
Stephen M. Sanfelippo.........          40   Vice President, Commercial and Catalog Sales (Central Region), Perry and
                                               Judd's
Bradley J. Hoffman............          36   Vice President, Finance, Perry-Judd's
Joseph J. Janela..............          41   Vice President, Finance, Judd's and Port City

    ROBERT E. MILHOUS has been Chairman of the Board of both the Company and Perry since December 1994. Mr. Milhous was Chairman of the Board of Treasure Chest and its predecessor corporation from 1967 until the sale of Treasure Chest in 1993. Mr. Milhous is also the Chairman of the Board of Directors of Novamil Corporation ("Novamil"), which manages various manufacturing companies owned by affiliates controlled by himself and Paul B. Milhous. Robert E. Milhous is the brother of Paul B. Milhous.

    PAUL B. MILHOUS has been Vice Chairman of the Board of both the Company and Perry since December 1994. Mr. Milhous was Vice Chairman of the Board of Treasure Chest and its predecessor corporation from 1967 until the sale of Treasure Chest in 1993. Mr. Milhous is also the Vice-Chairman of the Board of Directors of Novamil, which manages various manufacturing companies owned by affiliates controlled by himself and Robert E. Milhous. Paul B. Milhous is the brother of Robert E. Milhous.

    CRAIG A. HUTCHISON has been the President of Perry since March 1989. From March 1987 to March 1989, Mr. Hutchison served as Chief Operating Officer for the Perry Web Division which included the Waterloo and Baraboo plants and a non-heatset plant in Trumbull, Connecticut. Prior to his COO position, Mr. Hutchison was Senior Vice President of Sales and Marketing for Perry Printing. From January 1980 to February 1987, Mr. Hutchison held various positions managing the sales and marketing operations of Perry. Mr. Hutchison joined Perry in 1976 as a sales representative. Mr. Hutchison has served on the Boards of Directors of PPC Holdings and Perry since April 1995.

    THOMAS V. BRESSAN has been Managing Director of Mergers and Acquisitions for Novamil since 1987. Prior to joining Novamil, Mr. Bressan was employed by Bankers Trust Company, Los Angeles, from 1982 to 1987 and by Security Pacific Business Credit from 1976 to 1982.

    VERNE F. SCHMIDT has been Senior Vice President and Chief Financial Officer since he joined Perry in January 1997 and was elected to the board of directors in February, 1998. From 1974 through 1996, Mr. Schmidt held various financial and accounting positions including Senior Vice President and Chief Financial Officer of Ringier America and its predecessor companies. Prior to 1974, Mr. Schmidt was an audit manager for Price Waterhouse.

    DAVID E. GLICK joined Perry-Judd's as the Executive Vice President of Operations and On-Line Services and as a director in February, 1998. From 1993 to January 1998, Mr. Glick served in various capacities at Treasure Chest Advertising, a subsidiary of Big Flower Press Holdings, Inc., including Senior Vice President of Operations, Senior Vice President and General Manager of Operations and Sales and Senior Vice President of Operations and Technology.

    BETH A. LINDSAY has been Senior Vice President of Human Resources since joining Perry in March 1996. From 1982 to 1996, Ms. Lindsay was employed with World Color Press in various positions, including Human Resource Director, Vice President Human Resources, Commercial Division, and Regional Vice President, Human Resources. Prior to 1982, Ms. Lindsay was employed by Levi Strauss from 1980 to 1982 and Burrough's Corporation from 1978 to 1980.

    WALTER A. EDWARDS has been Vice President and General Manager of the Baraboo Plant since joining Perry in December 1996. From 1991 to 1995, Mr. Edwards was employed by World Color Press as Vice President and Regional Manager. From 1974 to 1991, Mr. Edwards held a variety of positions at R.R. Donnelley & Sons/Meredith-Burda, including Vice President, Manufacturing and Group Manufacturing Manager.

    LARRY C. COLE has been Vice President and General Manager of the Waterloo Plant since March 1991. From January 1990 to March 1991, Mr. Cole served as Vice President of Operations of Perry. Mr. Cole joined Perry Printing in 1988 as Director of Materials Management. From 1977 to 1988, Mr. Cole held various plant and manufacturing management responsibilities with Butler Manufacturing Company of Kansas City, Missouri.

    HOWARD D. SULLIVAN. Following the Acquisition, Mr. Sullivan has served as Senior Vice President, Publication Sales of Judd's. Prior to the Acquisition, Mr. Sullivan served as Vice President of Sales and Customer Service, Shenandoah Valley. Mr. Sullivan joined Judd & Detweiler in 1958 and rose to the position of Executive Vice President by 1979. He left Judd's in 1988 to serve as President and CEO of Holliday-Tyler Printing Corporation. He returned to Shenandoah Valley as Vice President and Regional Sales Manager in 1992.

    LARRY F. CELEY has been Vice President of Eastern Region Commercial Sales of Perry since July 1997. From 1993 to July 1997, Mr. Celey served as Senior Vice President of Sales and Marketing. From 1986 to August 1993, Mr. Celey served as New York Regional Vice President of Sales for Publications and Commercial Sales of W.A. Krueger (Ringier America). From 1980 to 1986, Mr. Celey served as Director of Sales of Lehigh Press. From 1973 to 1980, Mr. Celey served as Sales Manager at Media General.

    TIMOTHY M. SMITH has been Vice President of Publication Sales of Perry since January 1997. Prior to assuming his current responsibilities, Mr. Smith was Vice President of National Accounts from 1994 to

1997. Mr. Smith served as Vice President of Eastern Sales from May 1993 to 1994 and, before that, he was Director of Sales from 1990 to 1993. Mr. Smith joined Perry in 1981 as a sales representative.

    STEPHEN M. SANFELIPPO has been Vice President Central Region Commercial Sales of Perry since October 1997. Prior to assuming his current responsibilities, Mr. Sanfelippo served as Director of Central Region Sales from 1994 to October 1997. Mr. Sanfelippo joined Perry in 1984 as a sales representative.

    BRADLEY J. HOFFMAN was Vice President, Finance of Perry since July 1994 and has served in that position for Perry-Judd's since the Acquisition. From December 1992 to July 1994, Mr. Hoffman served as Controller Web Division/Waterloo Plant. From September 1989 to December 1992, Mr. Hoffman was Chief Financial Officer and Director of Operations at Putman Publishing Company. From 1985 to 1989, Mr. Hoffman served as Chief Financial Officer at the American Society for Quality Control prior to which he served as an auditor for Price Waterhouse from January 1984 to November 1985.

    JOSEPH J. JANELA. Mr. Janela has served as Vice President, Finance of Judd's and Port City since the Acquisition. Mr. Janela previously served as Vice President of Finance and Secretary of Judd's and as Secretary and Treasurer of all Judd's subsidiaries. Mr. Janela joined Judd's in 1995 as Vice President of Finance and Secretary. Prior to that, he was a partner with Stoy, Malone & Company, P.C., a Washington, D.C. area regional accounting firm and Judd's independent auditors prior to the Acquisition. Prior to his employment with Stoy, Malone, Mr. Janela was a manager at M.B. Hariton & Company, CPAs and also was a controller for a private company for two years.

DIRECTOR COMPENSATION

    Non-employee directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors of the Company and its subsidiaries. In addition, Robert E. Milhous and Paul B. Milhous each receive $25,000 annual compensation for their services as Chairman and Vice-Chairman, respectively, of the Board of Directors of the Company and its subsidiaries.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth certain information with respect to the compensation paid or accrued by the Company for services rendered during the year ended December 31, 1997 by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers whose annual salary and bonus for the year ended December 31, 1997 exceeded $100,000 (collectively, the "Named Executive Officers"):

                        1997 SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION(1)           LONG-TERM COMPENSATION(2)
                                       ----------------------------------------  -------------------------
                                                                OTHER ANNUAL       SECURITIES UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION              SALARY      BONUS      COMPENSATION       OPTIONS (# OF SHARES)    COMPENSATION(1)
-------------------------------------  ----------  ---------  -----------------  -------------------------  ----------------
Craig A. Hutchison, .................  $  260,097     --             --                     --                 $      124(3)
  PRESIDENT AND CEO
Verne F. Schmidt, ...................  $  184,615     --             --                     --                 $   22,166(4)
  SENIOR VICE PRESIDENT AND CHIEF
  FINANCIAL OFFICER
Walter A. Edwards, ..................  $  179,615  $   7,500         --                     --                 $    7,121(4)
  VICE PRESIDENT AND DIVISION MANAGER
Larry C. Cole, ......................  $  174,000     --             --                     --                     --
  VICE PRESIDENT AND DIVISION MANAGER
Larry F. Celey, .....................  $  170,014     --             --                     --                     --
  VICE PRESIDENT, COMMERCIAL AND
  CATALOG SALES (EASTERN REGION)

------------------------

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits, securities or property received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

(2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to the Named Executive Officers during 1997.

(3) Consists of premiums for life and disability insurance paid by the Company on behalf of the Named Executive Officer.

(4) Consists of relocation expenses paid by the Company.

OPTION GRANTS

    The following tables sets forth certain information concerning grants of stock options during 1997 to the Named Executive Officers:

                             OPTION GRANTS IN 1997

                                                                 INDIVIDUAL GRANTS(1)
                                                ------------------------------------------------------  POTENTIAL REALIZABLE
                                                                PERCENT OF                                VALUE AT ASSUMED
                                                                   TOTAL                                  ANNUAL RATES OF
                                                  NUMBER OF       OPTIONS                                      STOCK
                                                 SECURITIES       GRANTED                                PRICE APPRECIATION
                                                 UNDERLYING         TO         EXERCISE                   FOR OPTION TERM
                                                   OPTION        EMPLOYEES       PRICE     EXPIRATION   --------------------
NAME                                               GRANTED        IN YEAR       ($/SH)        DATE         5%         10%
----------------------------------------------  -------------  -------------  -----------  -----------  ---------  ---------
Craig A. Hutchinson...........................       --             --            --           --          --         --
  PRESIDENT AND CEO
Verne F. Schmidt..............................        3,500(2)        100%     $    0.01       1/1/15   $ 221,078  $ 535,115
  SENIOR VICE PRESIDENT AND CHIEF FINANCIAL
    OFFICER
Walter A. Edwards.............................       --             --            --           --          --         --
  VICE PRESIDENT AND DIVISION MANAGER
Larry C. Cole.................................       --             --            --           --          --         --
  VICE PRESIDENT AND DIVISION MANAGER
Larry F. Celey................................       --             --            --           --          --         --
  VICE PRESIDENT, COMMERCIAL AND CATALOG SALES
    (EASTERN REGION)

------------------------

(1) No stock appreciation rights were granted in 1997.

(2) Options are immediately exercisable, but any option shares issued on exercise are subject to repurchase by the Company on termination of employment at the $0.01 exercise price per share until vested. Option shares vest (i) as to 10% on each of December 31, 1997, 1998, 1999, 2000 and 2001,
    (ii) as to 15% on each of December 31, 2001 and 2002 and (iii) the remaining 20% on December 31, 2003, subject to acceleration in the years 1997-2001 based on achievement of performance goals and in certain change of control transactions. The exercise price is $0.01 per share. Vested shares are also subject to repurchase by the Company upon termination of employment pursuant to a formula based on Company earnings. See "1995 Stock Option Plan."

YEAR-END OPTION TABLE

    The following table sets forth certain information concerning the number and value of unexercised stock options held by each of the Named Executive Officers as of December 31, 1997. No stock options were exercised by any Named Executive Officer in 1997.

                      AGGREGATED OPTION EXERCISES IN 1997
                        AND 1997 YEAR-END OPTION VALUES

                                                                         NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED OPTIONS     VALUE OF UNEXERCISED IN-
                                                                                  AT                     THE-MONEY OPTIONS AT
                                                                          YEAR-END(#)(1)(3)                 YEAR-END($)(2)
                          SHARES ACQUIRED ON                        ------------------------------  ------------------------------
NAME                           EXERCISE          VALUE REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------  -------------------  -------------------  -----------  -----------------  -----------  -----------------
Craig A. Hutchison .              --                   --                8,750          --           $ 218,663(4)        --
  PRESIDENT AND CEO
Verne F. Schmidt .......          --                   --                3,500          --           $  87,465(5)        --
  SENIOR VICE PRESIDENT
  AND CHIEF FINANCIAL
  OFFICER
Walter A. Edwards .               --                   --                3,500          --           $  87,465(6)        --
  VICE PRESIDENT AND
  DIVISION MANAGER
Larry C. Cole ..........          --                   --                2,625          --           $  65,599(7)        --
  VICE PRESIDENT AND
  DIVISION MANAGER
Larry F. Celey .........          --                   --               --              --              --              --
  VICE PRESIDENT,
  COMMERCIAL AND
  CATALOG SALES (EASTERN
  REGION)

------------------------

(1) No stock appreciation rights were outstanding or exercised in 1997.

(2) There was no public trading market for the common stock as of December 31, 1997. Accordingly, these values have been calculated on the basis of the fair market value of the Company's Common Stock (regardless of any restrictions thereon) immediately prior to the Acquisition as determined by the Company's Board of Directors, less the applicable exercise price.

(3) All options are immediately exercisable but option shares issued are subject to repurchase by the Company on termination of employment at the $0.01 exercise price until vested. Options vest (i) as to 10% on December 31 of each of the first five calendar years commencing with December 31 of the calendar year of the option grant, (ii) as to 15% on December 31 of each of the next two years and (iii) the remaining 20% on December 31 of the eighth calendar year from the issuance date subject to acceleration in the first five calendar years after issuance based on achievement of performance goals and in certain change of control transactions. The exercise price is $0.01 per share. Vested shares are also subject to repurchase by the Company upon termination of employment pursuant to a formula based on Company earnings. See "1995 Stock Option Plan."

(4) Includes $153,064 in value relating to unvested shares that are subject to repurchase by the Company on termination of employment at the $0.01 exercise price.

(5) Includes $78,719 in value relating to unvested shares that are subject to repurchase by the Company on termination of employment at the $0.01 exercise price.

(6) Includes $69,972 in value relating to unvested shares that are subject to repurchase by the Company on termination of employment at the $0.01 exercise price.

(7) Includes $45,919 in value relating to unvested shares that are subject to repurchase by the Company on termination of employment at the $0.01 exercise price.

EMPLOYMENT AGREEMENT

    On April 28, 1995, Craig Hutchison entered into a three-year employment agreement with Perry (the "Employment Agreement") to serve as President and Chief Executive Officer of Perry. Unless terminated by written notice of either party, the Employment Agreement renews automatically for up to five additional one-year periods. The Employment Agreement provides for a base salary of $235,000, subject to adjustment upward at the discretion of the Board of Directors. Mr. Hutchison's current annual base salary is $300,000. Under the Employment Agreement, Mr. Hutchison is entitled to participate in the Incentive Compensation Plan (as defined below), the Stock Option Plan (as defined below) and in all other life, welfare and health plans and benefit programs made available by the Company to the senior executive officers of the Company.

SHAREHOLDER AGREEMENTS

    Certain agreements among the shareholders of the Company, to which the Company is also a party, provide majority shareholders proposing to sell shares in a change of control transaction with the right to require the other shareholders to include their shares in such sale. Conversely, minority shareholders have the right to sell shares on a sale by majority shareholders on a pro rata basis. In addition, the agreements provide shareholders with rights of first refusal on proposed transfers of shares by other shareholders.

MANAGEMENT INCENTIVE COMPENSATION PLAN

    The Company's management employees, including the Named Executive Officers, are eligible to participate in the Company's Management Incentive Compensation Program (the "Management Incentive Program"). Under the Management Incentive Program, management employees are eligible to receive an annual cash bonus based on the Company's achievement of financial performance targets that are based on the Company's annual budget as approved by the Board of Directors. To date, no bonuses have been paid under the Management Incentive Program.

1995 STOCK OPTION PLAN

    On May 6, 1995, the Board of Directors of PPC Holdings adopted and the stockholders approved the 1995 Stock Option Plan which was subsequently amended by the Board of Directors in September 1995 (the "Stock Option Plan"), which provides for the grant of non-statutory stock options ("Options") for the purchase of common stock of the Company to officers and employees of and consultants to the Company. The maximum number of shares of common stock issuable under the Stock Option Plan is 28,000. The Stock Option Plan is currently administered by the Board of Directors of the Company, but can be delegated to an authorized committee thereof.

    Options granted under the Stock Option Plan are "hybrid" performance options. Options are immediately exercisable, but option shares issuable are subject to repurchase by the Company on termination of employment at the $0.01 original exercise price until vested. Options vest as follows: 10% on December 31 of each of the first five calendar years of service commencing with December 31 of the calendar year of the option grant; 15% on December 31 of the next two calendar years; and the remaining 20% on December 31 of the eighth calendar year from the issuance date. Accelerated vesting of Options can occur during the first five calendar years after issuance upon the Company's attainment of performance milestones, determined annually by the Board of Directors. For each year in which performance milestones are attained, 10% of the shares under the Options shall vest on an accelerated basis, with the installments that would vest latest under the Options being accelerated first. Outstanding Options also accelerate upon the occurrence of a change of control of the Company, unless the successor adopts the Stock Option Plan and does not terminate or constructively terminate the optionholder (other than for cause) for one year following the change of control. To date, no accelerated vesting has occurred. The exercise price of Options under the Stock Option Plan is set at $0.01 per share, and each Option has an 18-year term.

    In addition to the right to repurchase unvested option shares described above, under the Stock Option Plan, the Company has a right to repurchase vested shares at a per share price based on a multiple of the Company's EBITDA less outstanding debt. In addition, the Company is obligated to repurchase, based on the same formula as above, any vested option shares issued or issuable under outstanding Options at the end of their 18-year term. The Stock Option Plan also provides that the Company has a right of first refusal on any proposed disposition of shares acquired under an Option by sale, transfer or in connection with a marital dissolution, which right shall lapse upon the initial public offering of the Company's common stock.

401(K) PLAN

    The Company's operating subsidiary, Perry, implemented a 401(k) Retirement Savings Plan effective April 28, 1995 (the "401(k) Plan"). All employees 21 years of age or older employed by Perry and any affiliated company who adopts the plan (which will, after the Acquisition, include Judd's and the former Judd's subsidiaries) are or will be eligible to participate in the 401(k) Plan. Participants in the 401(k) Plan may not contribute more than certain specified amounts depending upon the employee's level of compensation. Each company participating in the 401(k) Plan makes contributions to the 401(k) Plan equal to 3% of eligible earnings of all qualified participating employees, as determined under the 401(k) Plan. Participating employees are 100% vested in all contributions.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of March 31, 1998 (i) by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director and Named Executive Officer and (iii) by all directors and executive officers of the Company as a group. Except as otherwise listed below, the address of each person listed is c/o Perry Graphic Communications, Inc., 575 West Madison Street, Waterloo, Wisconsin 53594.

                                                                                           SHARES BENEFICIALLY
                                                                                          OWNED(1) AT MARCH 31,
                                                                                                   1998
                                                                                          ----------------------
NAME                                                                                       NUMBER      PERCENT
----------------------------------------------------------------------------------------  ---------  -----------
Ropamil Limited Partnership(2) .........................................................    817,510        95.0%
  791 Park of Commerce Drive
  Boca Raton, Florida 33487
Craig A. Hutchison(3)...................................................................     17,500         2.0
David E. Glick(4).......................................................................     11,265         1.3
Verne F. Schmidt(5).....................................................................      3,500       *
Thomas V. Bressan.......................................................................      7,000       *
Larry C. Cole(6)........................................................................      5,250       *
Walter A. Edwards(7)....................................................................      4,375       *
All directors and executive officers as a group (15 persons)(8).........................    877,400        97.8%

------------------------
 * LESS THAN 1%

(1) Includes shares of Common Stock issuable upon the exercise of stock options exerciseable within 60 days of March 31, 1998.

(2) Robert E. Milhous, a director and the Chairman of the Board of Directors of the Company and Paul B. Milhous, a director and the Vice-Chairman of the Board of Directors of the Company and certain affiliated entities beneficially own the partnership interests in this partnership.

(3) Includes 8,750 shares issuable under immediately exercisable options. Of such shares, 6,125 shares are unvested and, if issued on an exercise of the options as of March 31, 1998, would be subject to repurchase by the Company on termination of employment at the original $0.01 exercise price.

(4) All shares are issuable under immediately exercisable options. Of such shares, all shares are unvested and, if issued on an exercise of the options as of March 31, 1998, would be subject to repurchase by the Company on termination of employment at the original $0.01 exercise price.

(5) Includes 3,500 shares issuable under immediately exercisable options. Of such shares, 3,150 shares are unvested and, if issued on an exercise of the options as of March 31, 1998, would be subject to repurchase by the Company on termination of employment at the original $0.01 exercise price.

(6) Includes 2,625 shares issuable under immediately exercisable options. Of such shares, 1,837.5 shares are unvested and, if issued on an exercise of the options as of March 31, 1998, would be subject to repurchase by the Company on termination of employment at the original $0.01 exercise price.

(7) Includes 3,500 shares issuable under immediately exercisable options. Of such shares, 2,800 shares are unvested and, if issued on an exercise of the options as of March 31, 1998, would be subject to repurchase by the Company on termination of employment at the original $0.01 exercise price.

(8) Includes an aggregate of 36,890 shares issuable under immediately exercisable options. Of such shares, an aggregate of 30,602.5 shares are unvested and, if issued on an exercise of the options as of March 31, 1998, would be subject to repurchase by the Company on termination of employment at the original $0.01 exercise price.

                              CERTAIN TRANSACTIONS

    Perry and Novamil Corporation, a California corporation owned beneficially by Robert E. Milhous and Paul B. Milhous ("Novamil"), were parties to a Management Agreement dated as of April 28, 1995 which was subsequently assigned by Perry to Perry-Judd's and amended by Perry-Judd's and Novamil as of December 16, 1997 (the "Amended Management Agreement"). Pursuant to the Amended Management Agreement, Novamil provides to Perry-Judd's certain management services by agents and employees of Novamil other than Robert E. Milhous and Paul B. Milhous in connection with business strategy, operations and finance. Under the Amended Management Agreement, as amended, Perry-Judd's pays to Novamil an annual management fee of $750,000 payable in equal monthly installments and subject to annual adjustment for increases in costs of living. The Amended Management Agreement has a term of five years from December 16, 1997, subject to one-year extensions thereafter, unless earlier terminated upon the liquidation or dissolution of the Company, or ten days after a party has received written notice of a material breach where such breach remains uncured after such ten-day period.

    Pursuant to a consulting agreement dated April 28, 1995 (the "Consulting Agreement"), Robert E. Milhous and Paul B. Milhous provided consulting services to Perry as principals of New House Capital Management Corp., a Delaware corporation, for which Perry pays an annual consulting fee of $450,000, payable in equal monthly installments. The Consulting Agreement has an initial term of five years, subject to one year extensions thereafter, unless earlier terminated upon the liquidation or dissolution of the Company or ten days after a party has received written notice of a material breach where such breach remains uncured after such ten-day period. Upon consummation of the Transactions on December 16, 1997, the Consulting Agreement was assigned by Perry to Perry-Judd's.

    Pursuant to a promissory note dated November 15, 1996, PPC Holdings loaned to Thomas V. Bressan the principal amount of $175,000 at an interest rate of 7% per annum. Principal and interest is payable in four annual installments of $26,100 with a final payment of all principal and interest outstanding thereafter due and payable on November 15, 2001.

    Pursuant to a consulting agreement dated as of January 10, 1997, Thomas V. Bressan provides consulting services to Perry regarding strategic planning, acquisition analysis and structuring, financing and other significant corporate transactions, and other business strategies. The agreement has a term of five years, unless earlier terminated upon the liquidation or dissolution of the Company, or ten days after a party has received written notice of a material breach where such breach remains uncured after such ten-day period. The total consulting fee payable under the agreement is $225,000, payable in five equal annual installments of $45,000.

    On December 16, 1997, Ropamil, an affiliate of Robert E. Milhous and Paul B. Milhous, was issued 95,000 shares of Series A Preferred Stock of the Company in exchange for $9.5 million in outstanding principal and interest under a certain $6.5 million promissory note of the Company dated May 2, 1995.

    On December 16, 1997, a trust of which Robert E. Milhous is trustee and a trust of which Paul B. Milhous is the trustee each purchased an aggregate of 80,000 shares of Common Stock at a purchase price of $2.0 million.

    Since May 1995, Perry has purchased a substantial portion of its total ink requirements from Marpax, Inc. ("Marpax"). A company owned by Robert E. Milhous and Paul B. Milhous acts as a procurement agent for Marpax in procuring the raw materials used by Marpax in the manufacture of its ink. The Company also purchases ink from other vendors on terms and at prices substantially the same as those provided by Marpax. The Company expects to continue to purchase a substantial portion of its total ink requirements from Marpax so long as it is able to do so on terms no less favorable than those generally available from other vendors. As a result of its relationship with Marpax, the Company believes it has been able to improve product quality and overall services to its customers.

              DESCRIPTION OF AMENDED AND RESTATED CREDIT AGREEMENT

    Concurrently with the consummation of the other Transactions, the Company amended and restated its then-existing term loan and revolving credit facility with BTCC and certain other lenders (the "Existing Credit Agreement"). The Amended and Restated Credit Agreement provides Perry, Shenandoah Valley and Port City with a $45 million Revolving Credit Facility and a $30 million Term Loan Facility. Borrowings by any subsidiary under the Amended and Restated Credit Agreement are guaranteed by Perry-Judd's and all of its present and future subsidiaries. The Amended and Restated Credit Agreement has an initial term of five years with renewals thereafter upon the mutual agreement of all parties.

    The Amended and Restated Credit Agreement provides for borrowings under the Revolving Credit Facility in the aggregate amount equal to the lesser of $45 million or an aggregate borrowing base advanced against the Company's receivables and inventory.

    The scheduled amortization of the Term Loan Facility will be payable in monthly installments. In addition to the scheduled amortization, the Term Loan Facility will be amortized by 75% of the annual excess cash flow with payments to be applied in inverse order. Any remaining principal balance will be due at the maturity of the Term Loan Facility.

    Outstanding loans under the Amended and Restated Credit Agreement for the Revolving Credit Facility will accrue interest at a variable rate per annum equal to, at the option of the Company, either 0.75% above Bankers Trust Company's prime rate, or 2.25% above the Eurodollar rate for the interest period for each Eurodollar rate borrowing elected by the Company. Outstanding loans under the Term Loan Facility will accrue interest at a variable rate per annum equal to, at the option of the Company, either 1.25% above Bankers Trust Company's prime rate, or 2.50% above the Eurodollar rate for the interest period for each Eurodollar rate borrowing elected by the Company. The Company will also pay a 2.25% per annum fee based on the average aggregate face amount of any outstanding letter of credit and a 0.50% commitment fee on the average daily amount of the unutilized commitment under the Revolving Credit Facility.

    The Amended and Restated Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default customary for an asset-based, working capital and term loan facility. The Amended and Restated Credit Agreement also contains certain negative covenants that, among other things, limit the Company's ability to sell assets, incur additional indebtedness, incur additional liens, pay dividends, make capital expenditures, enter into guarantees, make investments, prepay indebtedness and enter into other transactions not in the ordinary course of business. In addition, the Company will agree to maintain specified financial ratios and tests, including a minimum tangible net worth test, a minimum current ratio, a minimum fixed charge coverage ratio, a minimum interest coverage ratio, a maximum debt ratio and other customary financial ratios all as set forth in the Amended and Restated Credit Agreement.

    The Company's obligations under the Amended and Restated Credit Agreement are secured by a security interest in substantially all the assets of the Company and its subsidiaries, including all of their cash and other tangible and intangible assets, and all real property. In addition, Perry-Judd's and Judd's have pledged as security all of their shares of capital stock in each of their subsidiaries.

                         DESCRIPTION OF NOTE CONVERSION

    The Company effected the Note Conversion concurrently with the consummation of the other Transactions. In the Note Conversion, Perry-Judd's converted the $9.5 million in outstanding principal and interest under that certain Senior Note dated May 2, 1995 in the principal amount of $6.5 million held by

Ropamil into 95,000 shares of Series A Preferred Stock, par value $.001 per share (the "Series A Stock"). The rights, preferences and privileges of the Series A Stock are as follows:

    The Series A Stock bears cumulative dividends at the per annum rate of 15% multiplied by the number of shares of Series A Stock outstanding, payable quarterly in arrears. Dividends shall be payable in additional shares of Series A Stock.

    Upon a liquidation, dissolution or winding up of Perry-Judd's, whether voluntary or involuntary, each holder of Series A Stock shall be entitled to receive, in preference to any distribution of the assets or funds to the common stockholders, the amount of $100 per share of Series A Stock held or issuable to such holder in payment of accrued and unpaid dividends.

    The Series A Stock shall be redeemable in whole or in part by Perry-Judd's at its option at any time. In addition, all outstanding shares of Series A Stock shall be redeemed upon the sale of all of the outstanding common stock of Perry-Judd's, whether pursuant to a sale, merger, consolidation or other transaction. Upon a redemption, each holder of Series A Stock shall be entitled to receive the amount of $100 per share of Series A Stock held or issuable to such holder in payment of accrued and unpaid dividends on the shares to be redeemed.

    The Series A Stock shall be nonvoting stock, except that holders of at least 51% of the outstanding Series A Stock must approve, by vote or written consent, any amendment to the Company's Certificate of Incorporation which would result in an adverse change to the rights, preferences and privileges of Series A Stock.

    The above summary of certain material terms of the Series A Stock is subject to, and is qualified in its entirety by reference to, all of the provisions of the Company's Restated Certificate of Incorporation.

                         DESCRIPTION OF SALE/LEASEBACK

    On December 16, 1997, Perry and Judd's, collectively as tenant, entered into the Sale/Leaseback whereby the printing plants at Baraboo and Waterloo, the Company's corporate headquarters in Waterloo and three warehouse facilities in Waterloo (each formerly owned by Perry or a wholly-owned subsidiary of Perry) were sold to a third party for the aggregate purchase price (exclusive of fees and costs) of $18.25 million and immediately leased back to Perry and Judd's, collectively as the tenant. The lease has an initial term of 20 years, with an economic abandonment buyout for one property selected by the tenant after five years, and may be extended for three additional five year terms at the tenant's option. Initial annual rent under the lease is approximately $1.9 million payable quarterly in advance with 10% escalations scheduled at the start of the sixth, eleventh and sixteenth years of the 20 year term (and a corresponding 10% increase at the beginning of any option term). Subject to the lessor's reasonable consent, so long as tenant is not in default under the lease and certain other conditions are met, tenant can require the landlord to pay the costs of expansion of the Baraboo premises, with the annual rent payable under the lease to be increased in an amount satisfactory to the lessor. For the first ten years of the lease, tenant shall have a right of first refusal on any proposed sale of all of the leased properties by the lessor to a third party, exercisable within 30 days of the tenant's receipt of the proposed sale contract.

    The net proceeds of $17.6 million from the Sale/Leaseback were being used to prepay term debt under the Existing Credit Agreement immediately prior to the consummation of the Transactions.

                         DESCRIPTION OF EXCHANGE NOTES

    The Exchange Notes will be issued under an indenture (the "Indenture"), dated as of December 16, 1997 by and among the Company, the Subsidiary Guarantors and U.S. Trust Company of California, N.A., as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture may be obtained from the Company or the Initial Purchaser. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this section, references to the "Company" include only the Company and not its Subsidiaries.

    The Exchange Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Indebtedness of the Company. The Exchange Notes will be fully and unconditionally guaranteed, on a senior subordinated basis, jointly and severally, by all existing and future subsidiaries of Perry-Judd's.

    The Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Exchange Notes. The Exchange Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Exchange Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Exchange Exchange Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any Exchange Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

    The Exchange Notes are limited in aggregate principal amount to $200,000,000, of which $115,000,000 will be issued in the Offering, and will mature on December 15, 2007. Additional amounts may be issued in one or more series from time to time subject to the limitations set forth under "--Covenants--Limitation on Incurrence of Additional Indebtedness" and restrictions contained in the Credit Agreement. Interest on the Exchange Notes will accrue at the rate of 10 5/8% per annum and will be payable semi-annually in cash on each June 15 and December 15, commencing on June 15, 1998, to the persons who are registered Holders at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

    The Exchange Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

    OPTIONAL REDEMPTION. The Exchange Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after December 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

YEAR                                                                               PERCENTAGE
---------------------------------------------------------------------------------  -----------
2002.............................................................................    105.313%
2003.............................................................................    103.542%
2004.............................................................................    101.771%
2005 and thereafter..............................................................    100.000%

    OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to December 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Exchange Notes originally issued at a redemption price equal to 110.625% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that at least 65% of the principal amount of Exchange Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the receipt of proceeds of any such Public Equity Offering.

    As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

SELECTION AND NOTICE OF REDEMPTION

    In the event that less than all of the Exchange Notes are to be redeemed at any time, selection of such Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Exchange Notes are listed or, if such Exchange Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Exchange Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Exchange Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Exchange Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION

    The payment of all Obligations on the Exchange Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of such Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Exchange Notes, or for the acquisition of any of the Exchange Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at stated maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Exchange Notes or to acquire any of the Exchange Notes for cash or property or otherwise.

    In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall
(x) make any payment of any kind or character with respect to any Obligations on the Exchange Notes or (y) acquire any of the Exchange Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Exchange Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

    By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Indebtedness, including the Holders of the Exchange Notes, may recover less, ratably, than holders of Senior Indebtedness.

    On December 31, 1997, the aggregate amount of Senior Indebtedness was $30.0 million, including guarantees of Guarantor Senior Indebtedness.

GUARANTEES

    Each Subsidiary Guarantor fully and unconditionally guarantees, on a senior subordinated basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Exchange Notes, including the payment of principal of and interest on the Exchange Notes. The Guarantees will be subordinated to Guarantor Senior Indebtedness on the same basis as the Exchange Notes are subordinated to Senior Indebtedness. The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution of more than its proportionate share under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

    Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants." In the event all of the Capital Stock of a Subsidiary Guarantor is sold by the Company and the sale complies with the provisions set forth in "Certain Covenants--Limitation on Asset Sales," the Subsidiary Guarantor's Guarantee will be released.

    Separate financial statements of the Subsidiary Guarantors are not included herein because such Subsidiary Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Exchange Notes, and the aggregate net assets, earnings and equity of the Subsidiary Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

HOLDING COMPANY STRUCTURE

    The Company is a holding company for its Subsidiaries, with no operations of its own and only limited assets other than its investments in its subsidiaries. Accordingly, the Company is dependent upon the distribution of the earnings of its Restricted Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. There can be no assurance that, after providing for all prior claims, there would be sufficient assets available from the Company and its Restricted Subsidiaries to satisfy the claims of the Holders of Exchange Notes. See "Risk Factors-Holding Company Structure."

CHANGE OF CONTROL

    The Indenture will provide that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

    The Indenture will provide that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Indebtedness to permit the repurchase of the Exchange Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Exchange Notes pursuant to the provisions described below. The Company's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause (iii) and not in clause (ii) under "Events of Default" below.

    Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

    If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Exchange Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Exchange Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

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
    Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the Board of Directors of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Exchange Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Exchange Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

    The Credit Agreement will prohibit the Company from purchasing any Exchange Notes and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Exchange Notes, the Company could seek the consent of its lenders to the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Exchange Notes. In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Exchange Notes.

CERTAIN COVENANTS

    The Indenture will contain, among others, the following covenants:

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

    LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution

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
(other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Exchange Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (w) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (x) without duplication of any amounts included in clause
(iii) (w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii) (w) and (x), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Exchange Notes); plus (y) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case, to the Company or to any Wholly Owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries (but without duplication of any such amount included in Consolidated Net Income of the Company), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in the definition of "Investment"), not to exceed, in the case of an Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary of the Company in such Unrestricted Subsidiary and which were treated as a Restricted Payment under the Indenture; plus (z) $1.0 million.

    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Exchange Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from officers, directors and employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such officers, directors and employees, in an aggregate amount not to exceed $500,000 in any calendar year plus the aggregate cash proceeds from any reissuance during

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
such calendar year of Common Stock by the Company to employees, officers or directors of the Company and its Subsidiaries plus the aggregate cash proceeds from any payments on life insurance policies with respect to any employees, officers or directors of the Company and its Subsidiaries which proceeds are used to purchase the Common Stock of the Company held by any such employees, officers or directors; and (5) if no Default or Event or Default shall have occurred and be continuing, the redemption at stated maturity of the existing Class B Preferred Stock of Perry Graphic Communications, Inc. (the "Class B Preferred Stock") and the payment of scheduled dividend payments thereon in accordance with the terms of the Class B Preferred Stock. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2) (ii), (4) and (5) shall be included in such calculation.

    Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

    LIMITATION ON ASSET SALES. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 85% of the consideration (other than indebtedness assumed by the purchaser in connection with such Asset Sale and as to which there is no further recourse against the Company or the Restricted Subsidiaries) received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Indebtedness and, in the case of any Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility,
(B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (including investments in 100% of the equity interest in a Person that owns such properties and assets) ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii) (A) and (iii)
(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii) (A), (iii) (B) and (iii) (C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii) (A), (iii) (B) and (iii) (C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Exchange Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Exchange Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the

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
entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

    In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 85% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; PROVIDED that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

    Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Exchange Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Exchange Notes in an amount exceeding the Net Proceeds Offer Amount, Exchange Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent the aggregate amount of the Exchange Notes tendered pursuant to the Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such deficiency for general corporate purposes. Upon completion of such offer to purchase, the Net Proceeds Offer Amount shall be reset at zero.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof. The agreements governing certain outstanding Senior Indebtedness of the Company will require that the Company and its Subsidiaries apply all proceeds from asset sales to repay in full outstanding obligations under such Senior Indebtedness prior to the application of such proceeds to repurchase outstanding notes.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or

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
restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date (including, without limitation, the Credit Agreement) to the extent and in the manner such agreements are in effect on the Issue Date; or (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (4) or (5).

    LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company, other than the Class B Preferred Stock and any Preferred Stock issued as dividends as expressly provided in the terms of the Class B Preferred Stock as in effect on the Issue Date.

    LIMITATION ON LIENS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Exchange Notes or any Guarantee, the Exchange Notes and such Guarantee are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Exchange Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Indebtedness and Liens securing Guarantor Senior Indebtedness; (C) Liens securing the Exchange Notes and the Guarantees; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company;
(E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

    PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED INDEBTEDNESS. The Company will not, and will not permit any Subsidiary Guarantor to, incur or suffer to exist Indebtedness that is expressly by its terms senior in right of payment to the Exchange Notes or such Subsidiary Guarantor's Guarantee and subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

    MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly

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
existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Exchange Notes and the performance of every covenant of the Exchange Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i) (2) (y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i) (2) (y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Exchange Notes with the same effect as if such surviving entity had been named as such.

    Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales") will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;
(ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (iv) of the first paragraph of this covenant.

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
    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $500,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $2,500,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

    (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) payments of annual fees and reimbursement of reasonable expenses to Novamil Corporation in accordance with the provisions of the Management Agreement dated April 28, 1995, as in effect on the Issue Date, to New House Capital Management Corp. in accordance with the provisions of the Consulting Agreement dated April 28, 1995, as in effect on the Issue Date and to Thomas V. Bressan in accordance with the provisions of a consulting agreement dated January 10, 1997, as in effect on the Issue Date; (v) payments made in accordance with the Marpax, Inc. Supply Agreement, as in effect on the Issue Date, or any other such ink supply agreement with Marpax entered into on terms no less favorable to the Company than those that may reasonably have been obtained in an arm's length transaction as determined in good faith by the Company's Board of Directors; (vi) advances or loans to employees, officers and directors of the Company and its Restricted Subsidiaries permitted by clauses (iv) and (v) of the definition of Permitted Investments; and (vii) Restricted Payments permitted by the Indenture.

    ADDITIONAL SUBSIDIARY GUARANTEES. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Exchange Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and

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enforceable obligation of such Restricted Subsidiary. Thereafter, such
Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

    CONDUCT OF BUSINESS. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, related or necessary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

    REPORTS TO HOLDERS. The Indenture will provide that the Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default":

    (i) the failure to pay interest on any Exchange Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

    (ii) the failure to pay the principal on any Exchange Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Exchange Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

   (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Exchange Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

    (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5,000,000 or more at any time;

    (v) one or more judgments in an aggregate amount in excess of $5,000,000 shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

    (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

   (vii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the

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         Subsidiary Guarantors denies its liability under its Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of the Indenture).

    If an Event of Default (other than an Event of Default specified in clause
(vi) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Exchange Notes may declare the principal of and accrued interest on all the Exchange Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice. In the event of a declaration of acceleration because of an Event of Default described in clause (iv) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such payment default is cured or waived or the holders of the Indebtedness which is the subject of such event of default have rescinded their declaration of acceleration in respect of such Indebtedness within 60 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (iv) above has occurred that has not been cured or waived within 60 days of the declaration of such acceleration in respect thereof and if (i) the repayment of Indebtedness or annulment of such acceleration, as the case may be, would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal or interest which have become due solely due to such acceleration, have been cured or waived. If an Event of Default specified in clause (vi) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Exchange Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    The Indenture will provide that, at any time after a declaration of acceleration with respect to the Exchange Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Exchange Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    The Holders of a majority in principal amount of the Exchange Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Exchange Notes.

    Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Exchange Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

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
    Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Exchange Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Exchange Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Exchange Notes when such payments are due, (ii) the Company's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Exchange Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an

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
opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Exchange Notes, as expressly provided for in the Indenture) as to all outstanding Exchange Notes when (i) either (a) all the Exchange Notes theretofore authenticated and delivered (except lost, stolen or destroyed Exchange Notes which have been replaced or paid and Exchange Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Exchange Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Exchange Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Exchange Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

    From time to time, the Company, the Subsidiary Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Exchange Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Exchange Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Exchange Notes, or change the date on which any Exchange Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;
(iv) make any Exchange Notes payable in money other than that stated in the Exchange Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Exchange Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Exchange Notes or any Guarantee in a manner

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which adversely affects the Holders; or (viii) release any Subsidiary Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

GOVERNING LAW

    The Indenture will provide that it, the Exchange Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

    The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; PROVIDED that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

    "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

    "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by

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the Company or any of its Restricted Subsidiaries (including any Sale and
Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $500,000 and (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets."

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "BORROWING BASE" means the sum of (i) 85% of the net book value (after allowance for doubtful accounts) of accounts receivable (other than intercompany receivables) of the Company and the Restricted Subsidiaries arising in the ordinary course of business from the sale of products sold by the Company and the Restricted Subsidiaries or the provision of services by the Company and the Restricted Subsidiaries and (ii) 60% of the net book value (after appropriate write-downs of obsolescence, quality problems and the like) of inventories of the Company and the Restricted Subsidiaries held in the ordinary course of business, in each case on a consolidated basis with Restricted Subsidiaries in accordance with generally accepted accounting principles.

    "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the Obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such Obligations at any date shall be the capitalized amount of such Obligations at such date, determined in accordance with GAAP.

    "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

    "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

    "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all

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of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

    "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

    "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and
(C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to (i) the incurrence of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence of other Indebtedness (and the application of the proceeds thereof), other than the incurrence of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence (and the application of the proceeds thereof) occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act in effect on the Issue Date) (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired

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Indebtedness) occurred on the first day of the Four Quarter Period. If such
Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. Any Indebtedness repaid out of the proceeds of Indebtedness properly incurred under the Indenture during any Four Quarter Period shall be deemed to have been repaid on the first day of such Four Quarter Period.

    "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations,
(c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person,
(f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

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    "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders'
equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

    "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

    "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of the Issue Date, among Perry Graphic Communications, Inc., Shenandoah Valley Press, Inc. and Port City Press, Inc. as borrowers, the Company and the Subsidiary Guarantors as guarantors, the lenders party thereto in their capacities as lenders thereunder and BT Commercial Corporation, as agent, together with the related documents thereto (including, without limitation, any promissory notes, letters of credit, guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (PROVIDED that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

    "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATED SENIOR INDEBTEDNESS" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness or Guarantor Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company or by a Subsidiary Guarantor."

    "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than upon the sale (by merger or otherwise) of all of the Common Stock of the Company), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Exchange Notes.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Person making such determination acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of such Person delivered to the Trustee.

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
    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

    "GUARANTOR SENIOR INDEBTEDNESS" means with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Subsidiary Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (i) any Indebtedness of such Subsidiary Guarantor to a Restricted Subsidiary of such Subsidiary Guarantor or any Affiliate of such Subsidiary Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Subsidiary Guarantor or any Restricted Subsidiary of such Subsidiary Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (vi) Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Subsidiary Guarantor.

    "INDEBTEDNESS" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent Obligations of such Person in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations of such Person under currency agreements and interest swap agreements of such Person and
(ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the book value of such Disqualified Capital Stock. For purposes hereof, the amount outstanding at any time of any Indebtedness with original issue

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discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

    "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in the ordinary course of business. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

    "ISSUE DATE" means the date of original issuance of the Exchange Notes.

    "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

    "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) cash expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED HOLDER" means Ropamil Limited Partnership, Robert E. Milhous, Paul B. Milhous and their Affiliates.

    "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

        (i) Indebtedness incurred on the Issue Date under the Exchange Notes, the Indenture and the Guarantees, and Indebtedness and Guarantees of such Indebtedness under the Indenture properly incurred in accordance with the "Certain Covenants--Limitation on Incurrence of Additional Indebtedness" covenant;

        (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed (A) $30 million with respect to the Indebtedness under the Term Loan Facility, less the amount of all mandatory principal payments actually made by the Company in respect of the Term Loan Facility (excluding any such payments to the extent Refinanced at the time of payment under a replaced Credit Agreement) and (B) with respect to Indebtedness under the Revolving Credit Facility, the greater of $45 million in the aggregate or the Borrowing Base; PROVIDED, HOWEVER, that the aggregate amount of Indebtedness under clause (A) shall be reduced by any required permanent repayment pursuant to the provisions set forth under "Certain Covenants-- Limitation on Asset Sales";

       (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

        (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

        (v) Indebtedness under Currency Agreements; PROVIDED that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

        (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; PROVIDED that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

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       (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary
    of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; PROVIDED that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Exchange Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

      (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two business days of incurrence;

        (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

        (x) Refinancing Indebtedness;

        (xi) Purchase money obligations incurred to fund progress payments in connection with the lease of equipment in the ordinary course of business.

       (xii) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $5.0 million at any one time outstanding; and

      (xiii) additional Indebtedness of the Company in an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

    "PERMITTED INVESTMENTS" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company, (ii) Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Exchange Notes and the Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding; (v) loans to employees, officers and directors of the Company and its Restricted Subsidiaries to finance the purchase of Qualified Capital Stock of the Company not to exceed $2.5 million at any one time outstanding; (vi) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (vii) Investments in Unrestricted Subsidiaries not to exceed $2.5 million at any one time outstanding; (viii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (ix) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; and (x) additional Investments not to exceed $2.5 million at any one time outstanding.

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
    "PERMITTED LIENS" means the following types of Liens:

        (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

       (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

        (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

        (vi) any interest or title of a lessor under any Capitalized Lease Obligation; PROVIDED that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

       (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; PROVIDED, HOWEVER, that (A) the related Purchase Money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and
    (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

      (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

        (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

       (xii) Liens securing Indebtedness under Currency Agreements; and

      (xiii) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; PROVIDED that (A) such Liens secured such

                                       98
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    Acquired Indebtedness at the time of and prior to the incurrence of such
    Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

    "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

    "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix), (xi) or (xii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Exchange Notes, then such Refinancing Indebtedness shall be subordinate to the Exchange Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

    "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; PROVIDED that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness or such lesser percentage as shall be permitted to act on behalf of the holders of such Designated Senior Indebtedness pursuant to the instrument governing such Designated Senior Indebtedness.

    "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

    "REVOLVING CREDIT FACILITY" means one or more revolving credit facilities under the Credit Agreement.

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
    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

    "SENIOR INDEBTEDNESS" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate PROVIDED for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Exchange Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate PROVIDED for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

    "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

    "SUBSIDIARY", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

    "SUBSIDIARY GUARANTOR" means (i) each of the Company's Restricted Subsidiaries as of the Issue Date and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor; PROVIDED that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

    "TERM LOAN FACILITY" means one or more term loan facilities under the Credit Agreement.

    "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner PROVIDED below and (ii) any Subsidiary of an Unrestricted Subsidiary. The

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Board of Directors of such Person may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (x) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The discussion set forth in this summary is based on the provisions of the Internal Revenue Code of 1986, as amended, final, temporary and proposed Treasury regulations thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change (possibly on a retroactive basis). Legislative, judicial or administrative changes or interpretations may be forthcoming that could affect the tax consequences to holders of Senior Notes.

    This summary is for general information only and does not purport to address all of the federal income tax consequences that may be applicable to a holder of Senior Notes. The tax treatment of a holder of Senior Notes may vary depending on its particular situation. For example, certain holders, including individual retirement and other tax-deferred accounts, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and individuals who are not citizens or residents of the United States, may be subject to special rules not discussed below. In addition, this discussion addresses the tax consequences to the initial holders of the Senior Notes and not the tax consequences to subsequent transfers of the Senior Notes.

    EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW AND ANY OTHER FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES OF EXCHANGING OUTSTANDING NOTES FOR EXCHANGE NOTES AND OF HOLDING AND DISPOSING OF THE EXCHANGE NOTES.

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
EXCHANGE OFFER

    Under Section 1001 of the Code modifications in debt instruments may in certain cases be deemed to constitute a taxable exchange of the existing debt instrument for a new debt instrument. The Internal Revenue Service (the "IRS") has issued Regulations providing rules for determining when a modification of a debt instrument constitutes a taxable exchange. Because the terms of the Exchange Notes do not modify significantly the terms of the Outstanding Notes, each Exchange Note will be viewed as a continuation of the corresponding Outstanding Note, the issuance of the Exchange Note will be disregarded for federal income tax purposes, and a holder exchanging an Old note for an Exchange Note (as well as a non-exchanging holder) will not recognize any gain or loss as a result of the Exchange (or the Exchange Offer).

STATED INTEREST

    A holder of an Exchange Note will be required to report as income for federal income tax purposes interest earned on an Exchange Note in accordance with the holder's method of tax accounting. A holder of an Exchange Note using the accrual method of accounting for tax purposes is, as a general rule, required to include interest in ordinary income as such interest accrues, while a cash basis holder must include interest income when cash payments are received (or made available for receipt) by such holder.

ORIGINAL ISSUE DISCOUNT

    If the Exchange Notes are issued with original issue discount ("OID") within the meaning of Sections 1272 and 1273 of the Code and the pertinent Treasury Regulations, holders of the Exchange Notes generally will be required to include such OID in gross income as it accrues in advance of the receipt of the cash attributable to such income. The total amount of OID with respect to each Exchange Note will be any excess of its "stated redemption price at maturity" over its "issue price"; provided that an Exchange Note will not be deemed to have OID if such excess is less than 1/4 of 1% of the Exchange Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date. The "issue price of an Exchange Note will be equal to its fair market value when issued. The "stated redemption price at maturity" of an Exchange Note is the sum of all payments provided by the Exchange Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate.

    A holder of an Exchange Note must include OID income for federal income tax purposes as it accrues under a "constant yield method" in advance of receipt of cash payments attributable to such income, regardless of such holder's method of accounting for tax purposes. The Company will furnish to the IRS and to record holders of the Exchange Notes information with respect to the OID, if any, accruing during the calendar year (as well as interest paid during that year).

SALE, EXCHANGE, OR REDEMPTION OF A NOTE

    Upon the sale, exchange (other than pursuant to the Exchange as discussed above), or redemption of a Senior Note, a holder will recognize taxable gain or loss equal to the difference between (i) the amount of cash and the fair market value of property received (other than amounts received attributable to interest not previously taken into account, which amount will be treated as interest received), and (ii) the holder's adjusted tax basis in the Senior Note. A holder's adjusted tax basis in a Senior Note generally will equal the cost of the Senior Note to the holder, increased by the amount of any OID previously included in income by the older with respect to the Senior Note and reduced by any payments previously received by the older with respect to the Senior Note, other than qualified stated interest payments, and by any premium amortization deductions previously claimed by the holder. Provided the Senior Note is a capital asset in the

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
hands of the holder and has been held for more than one year, any gain or loss recognized by the holder will generally be a long-term capital gain or loss.

BACKUP WITHHOLDING

    Under the backup withholding rules, a holder of a Senior Note may be subject to a backup withholding at the rate of 31% on interest paid on the Senior Note or on any other cash payment with respect to the sale or redemption of the Senior Note, unless (i) such holder is a corporation or comes under certain other exempt categories and when required demonstrates this fact or (ii) such holder provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules in the Treasury Regulations. Prospective holders of the Senior Notes (who have not previously furnished a Form W-9 with respect to the Outstanding Notes) will be required to complete a Form W-9 in order to provide the required information to the Company. A holder of a Senior Note who does not provide the Company with the holder's correct taxpayer identification number may be subject to penalties imposed by the IRS.

    The Company will report to the holders of the Senior Notes and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments on the Senior Notes.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder's federal income tax liability, provided that the required information is furnished to the IRS.

    THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE EXCHANGE, OWNERSHIP, AND DISPOSITION OF THE SENIOR NOTES (INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS).

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 180 days from the date of this Prospectus, or such shorter period as will terminate when all Outstanding Notes acquired by broker-dealers for their own account as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers.

    The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market or, in negotiated transactions or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such new Notes may be deemed to be an "Underwriter" within the meaning of the Securities Act and any profit on any such resale or Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days from the date of this Prospectus, or such shorter period as will terminate when all Outstanding Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

                             TRANSFER RESTRICTIONS

    Unless and until an Outstanding Note is exchanged for an Exchange Note pursuant to the Exchange Offer, it will bear a legend substantially to the following effect unless otherwise agreed by the Company and the holder thereof:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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

    TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                         BOOK-ENTRY; DELIVERY AND FORM

    The Outstanding Notes were initially, and the Exchange Notes will be represented by the Global Notes deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC on December 16, 1997 (except for such Outstanding Notes or Exchange Notes, if any, that are issued in certificated form as described below).

    Senior Notes (i) originally purchased by or transferred to "foreign purchasers" (which term shall include purchasers other than U.S. persons purchasing Senior Notes outside the U.S., including dealers or other professional fiduciaries in the U.C. acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) in reliance upon Regulation S under the Securities Act) or (ii) held by QIBs or Accredited Investors who are not QIBs who elect to take physical delivery of their certificates instead of holding their interests through the Global Notes (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Note.

    THE GLOBAL NOTES. Pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian credited, and, upon the issuance of Exchange Notes in the Exchange Offer, will credit on its internal system, the principal amount of Senior Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs and Accredited Investors may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

    So long as DTC, or its nominee, is the registered owner or holder of the Senior Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Senior Notes.

    Payments of the principal of, premium (if any), interest (including Additional Interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including Additional Interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

    Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Senior Notes to persons in states which require physical delivery of the Senior Notes, or to pledge such securities, such holder must transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Senior Notes (including the presentation of Senior Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Senior Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which, it will distribute to its participants and which, if applicable, will be legended as set forth under the heading "Transfer Restrictions."

    DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    CERTIFICATED SECURITIES. If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Note, which certificates, if applicable, will bear the legends referred to under the heading "Transfer Restrictions."

                                 LEGAL MATTERS


    The validity of the issuance of Exchange Notes offered by Perry-Judd's Incorporated hereunder and the issuance of the Guarantees offered by Perry Graphic Communications, Inc. and Judd's Online, Inc. hereunder will be passed upon for those companies by Brobeck, Phleger & Harrison LLP, Los Angeles, California. The validity of the issuance of the Guarantees offered by Judd's Incorporated, Port City Press, Inc. and Judd & Detweiler, Inc. hereunder will be passed upon for those companies by Berliner, Corcoran & Rowe, L.L.P., Washington, D.C. The validity of the issuance of the Guarantees offered by Shenandoah Valley Press, Inc. and Mount Jackson Press, Inc. will be passed upon for those companies by Mackall, MacKall & Gibb A Professional Corporation, Fairfax, Virginia.


                                    EXPERTS

    The consolidated financial statements of Perry-Judd's Incorporated and the Predecessor subsidiary as of December 31, 1997, 1996 and for the 248 day period ended December 31, 1995 and the statements of operations and cash flows for the Predecessor subsidiary for the period January 1, 1995 to April 27, 1995, and the consolidated financial statements of Judd's Incorporated for the 349 day period ended December 15, 1997 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement (which reports express unqualified opinions and which report with respect to Perry-Judd's includes an explanatory paragraph referring to certain indemnity claims), and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Judd's, Incorporated and Subsidiaries as of December 31, 1996 and for each of the two years in the period then ended included in this Prospectus have been audited by Stoy, Malone & Company, P.C., independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company and the Subsidiary Guarantors have filed jointly with the SEC a Registration Statement on Form S-4 under the Securities Act, with respect to the Exchange Notes offered by this Prospectus. For the purposes hereof, the term "Registration Statement" means the original Registration Statement and any and all amendments thereto. This Prospectus does not contain all of the information set forth in the Registration Statement and the schedules and exhibits thereto, to which reference hereby is made. Each statement made in this Prospectus concerning a document filed as an exhibit to the Registration Statement is qualified in its entirety by reference to such exhibit for a complete statement of its provisions. Any interested party may inspect the Registration Statement and its exhibits, without charge, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional office at 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10007. Any interested party may obtain copies of all or any portion of the Registration Statement and its exhibits at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington DC 20549.

    Following the effective date of the Registration Statement, the Company will be subject to the periodic reporting and other information requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") pursuant to
Section 15(d) thereof. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Senior Notes remain outstanding, it will furnish to the holders of the Senior Notes and to the extent permitted by applicable law or regulation, file with the Commission following the consummation of the Exchange Offer (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent auditors and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. All reports filed with the Commission will be available on the Commission's web site at http:\\www.sec.gov. In addition, for so long as any of the Senior Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Senior Notes or beneficial owner of the Senior Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                              PAGE
                                                                                                            ---------
Report of Deloitte & Touche LLP, Independent Auditors.....................................................     F-3

PERRY-JUDD'S INCORPORATED:

Consolidated Balance Sheets as of December 31, 1996 and 1997..............................................     F-4

Consolidated Statements of Operations for the 117 days ended April 27, 1995 (Predecessor Subsidiary), the
  248 days ended December 31, 1995, and the years ended December 31, 1996 and 1997........................     F-6

Consolidated Statements of Minority Interests and Shareholders' Equity for the 117 days ended April 27,
  1995 (Predecessor Subsidiary), the 248 days ended December 31, 1995, and the years ended December 31,
  1996 and 1997...........................................................................................     F-7

Consolidated Statements of Cash Flows for the 117 days ended April 27, 1995 (Predecessor Subsidiary), the
  248 days ended December 31, 1995, and the years ended December 31, 1996 and 1997........................     F-8

Notes to Consolidated Financial Statements................................................................    F-10

Condensed Consolidated Balance Sheets as of March 31, 1998 (Unaudited)
  and December 31, 1997...................................................................................    F-21

Condensed Consolidated Statements of Operations (Unaudited) for the
  Three Months ended March 31, 1998 and March 31, 1997....................................................    F-22

Condensed Consolidated Statements of Minority Interests, Preferred Stock
  and Shareholders' Equity (Unaudited) as of March 31, 1998 and December 31, 1997.........................    F-23

Condensed Consolidated Statements of Cash Flows (Unaudited) for the
  Three Months ended March 31, 1998 and March 31, 1997....................................................    F-24

Notes to Unaudited Condensed Consolidated Financial Statements............................................    F-25

Report of Stoy, Malone & Company, P.C., Independent Auditors..............................................    F-27

Report of Deloitte & Touche LLP, Independent Auditors.....................................................    F-28

JUDD'S, INCORPORATED:

Consolidated Balance Sheets as of December 31, 1996 and 1997..............................................    F-29

Consolidated Statements of Operations for the years ended December 31, 1995 and 1996 and for the 349 day
  period ended December 15, 1997..........................................................................    F-31

Consolidated Statements of Shareholders' Equity for the years ended December 31, 1995 and 1996 and for the
  349 day period ended December 15, 1997..................................................................    F-32

Consolidated Statements of Cash Flows for the years ended December 31, 1995 and 1996 and for the 349 day
  period ended December 15, 1997..........................................................................    F-33

Notes to Consolidated Financial Statements................................................................    F-34

                 (This page has been left blank intentionally.)

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Perry-Judd's Incorporated:

    We have audited the accompanying consolidated balance sheets of Perry-Judd's Incorporated (formerly PPC Holdings, Inc.) and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, minority interests and shareholders' equity and cash flows for the years ended December 31, 1997 and 1996 and the period from April 28, 1995 to December 31, 1995. We have also audited the statements of operations and cash flows for the Predecessor subsidiary for the period January 1, 1995 to April 27, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Perry-Judd's Incorporated and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1997 and 1996 and the period from April 28, 1995 to December 31, 1995, and the statements of operations and cash flows for the Predecessor subsidiary for the period January 1, 1995 to April 27, 1995 in conformity with generally accepted accounting principles.

    As discussed in Note 11 of the financial statements, the Company has filed indemnity claims against the former owner of Perry Printing Corporation. The Company's Asset Purchase Agreement allows immediate redemption of the Series A preferred stock up to the maximum redemption value for these claims. Accordingly, the carrying value of the Series A preferred stock has been reduced to zero as of December 31, 1996.

                                          /s/ Deloitte & Touche LLP

March 20, 1998

Milwaukee, Wisconsin

                           PERRY-JUDD'S INCORPORATED
                          CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
                                     ASSETS

                                                                       DECEMBER     DECEMBER
                                                                       31, 1996     31, 1997
                                                                      -----------  -----------
CURRENT ASSETS:
  Cash and cash equivalents.........................................   $   2,183    $   3,779
  Accounts receivable...............................................      21,239       44,282
  Income tax receivable.............................................         138          185
  Inventories.......................................................      10,551       18,474
  Prepaid expenses..................................................         833        1,633
  Deferred income taxes.............................................      --            1,039
                                                                      -----------  -----------
    Total current assets............................................      34,944       69,392
PROPERTY, PLANT AND EQUIPMENT:
  Machinery and equipment...........................................      57,514      107,528
  Buildings and improvements........................................       9,342       17,900
  Office furniture and equipment....................................       3,866        5,611
  Land and land improvements........................................       1,133        4,300
  Projects in progress..............................................       2,683        1,291
                                                                      -----------  -----------
                                                                          74,538      136,630
  Less accumulated depreciation and amortization....................       9,494       14,822
                                                                      -----------  -----------
    Property, plant and equipment, net..............................      65,044      121,808
                                                                      -----------  -----------
INTANGIBLE ASSETS:
  Goodwill, net.....................................................      --           28,597
  Deferred financing costs, net.....................................       2,000        8,411
  Acquisition costs, net............................................       1,561        4,634
  Covenant not to compete, net......................................         732          512
                                                                      -----------  -----------
    Intangible assets, net..........................................       4,293       42,154
                                                                      -----------  -----------
      TOTAL.........................................................   $ 104,281    $ 233,354
                                                                      -----------  -----------
                                                                      -----------  -----------

                See notes to consolidated financial statements.

                           PERRY-JUDD'S INCORPORATED
                          CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
            LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS' EQUITY

                                                                       DECEMBER     DECEMBER
                                                                       31, 1996     31, 1997
                                                                      -----------  -----------
CURRENT LIABILITIES:
  Accounts payable..................................................   $   9,529    $  17,656
  Accrued expenses..................................................       8,422       14,908
  Accrued interest and dividends....................................       2,515        1,045
  Income taxes payable..............................................      --              808
  Current portion of long-term debt.................................       7,172        2,085
                                                                      -----------  -----------
    Total current liabilities.......................................      27,638       36,502
                                                                      -----------  -----------
LONG-TERM DEBT (less current portion)...............................      46,039      143,186
                                                                      -----------  -----------
NOTE PAYABLE TO RELATED PARTY.......................................       6,500       --
                                                                      -----------  -----------
DEFERRED INCOME TAXES...............................................      --           11,645
                                                                      -----------  -----------
OTHER NONCURRENT OBLIGATIONS........................................       1,800        8,712
                                                                      -----------  -----------
MINORITY INTERESTS, Redeemable Preferred Stock Series A, B and D
  with stated redemption value of $100 per share, aggregate
  liquidation value of $6,975 and $7,138 at December 31, 1996 and
  1997, respectively................................................       6,772        6,935
COMMITMENTS AND CONTINGENCIES.......................................      --           --
                                                                      -----------  -----------
SHAREHOLDERS' EQUITY:
  Preferred stock--par value $0.001 per share, 775,000 shares authorized,
    0 and 95,620 shares issued and outstanding, respectively........      --            9,562
  Common stock--par value $0.001 per share, 1,000,000 shares authorized, 700,010 and 860,010 issued and outstanding,
    respectively....................................................           1            1
  Additional paid-in capital........................................      17,500       21,500
  Accumulated deficit...............................................      (1,969)      (4,689)
                                                                      -----------  -----------
    Total shareholders' equity......................................      15,532       26,374
                                                                      -----------  -----------
      TOTAL.........................................................   $ 104,281    $ 233,354
                                                                      -----------  -----------
                                                                      -----------  -----------

                See notes to consolidated financial statements.

                           PERRY-JUDD'S INCORPORATED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                       COMPANY
                                                      PREDECESSOR    -------------------------------------------
                                                    ---------------  248 DAYS ENDED    YEAR ENDED    YEAR ENDED
                                                    117 DAYS ENDED    DECEMBER 31,    DECEMBER 31,  DECEMBER 31,
                                                    APRIL 27, 1995        1995            1996          1997
                                                    ---------------  ---------------  ------------  ------------
NET SALES.........................................     $  45,920       $   115,647     $  138,511    $  153,815
                                                         -------     ---------------  ------------  ------------
OPERATING EXPENSES:
  Costs of production.............................        37,066            98,660        113,185       124,071
  Selling, general and administrative.............         3,524             7,724         12,369        15,678
  Depreciation....................................         3,049             3,646          5,869         6,828
  Amortization of intangibles.....................        --                   354            580           410
                                                         -------     ---------------  ------------  ------------
                                                          43,639           110,384        132,003       146,987
                                                         -------     ---------------  ------------  ------------
INCOME FROM OPERATIONS............................         2,281             5,263          6,508         6,828
                                                         -------     ---------------  ------------  ------------
OTHER (INCOME) EXPENSES:
  Interest expense................................           470             4,503          5,946         6,431
  Amortization of deferred financing costs........        --                   400            600           904
  Loss (gain) on disposition of assets, net.......        --               --                  (7)          906
  Other, net......................................            67                (4)            51           200
                                                         -------     ---------------  ------------  ------------
      Total other expenses........................           537             4,899          6,590         8,441
                                                         -------     ---------------  ------------  ------------
INCOME (LOSS) BEFORE INCOME TAXES.................         1,744               364            (82)       (1,613)
PROVISION FOR INCOME TAXES........................           682               148              4            20
                                                         -------     ---------------  ------------  ------------
INCOME (LOSS) BEFORE DIVIDENDS AND ACCRETION ON
 REDEEMABLE PREFERRED STOCK.......................         1,062               216            (86)       (1,633)
                                                         -------     ---------------  ------------  ------------
DIVIDENDS AND ACCRETION ON REDEEMABLE PREFERRED
 STOCK............................................        --                 1,101            998         1,025
                                                         -------     ---------------  ------------  ------------
NET LOSS..........................................     $   1,062       $      (885)    $   (1,084)   $   (2,658)
                                                         -------     ---------------  ------------  ------------
                                                         -------     ---------------  ------------  ------------

                See notes to consolidated financial statements.

                           PERRY-JUDD'S INCORPORATED
                 CONSOLIDATED STATEMENTS OF MINORITY INTERESTS,
                    PREFERRED STOCK AND SHAREHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                      MINORITY INTERESTS      PREFERRED STOCK          COMMON STOCK
                                     --------------------  ----------------------  --------------------
                                                CARRYING               CARRYING               CARRYING   ACCUMULATED
                                      SHARES      VALUE     SHARES       VALUE      SHARES      VALUE      DEFICIT
                                     ---------  ---------  ---------  -----------  ---------  ---------  ------------
January 1, 1995....................                                                    1,000  $       1
  Stock issuance...................    115,000  $   9,000     --          --         699,010     17,500       --
                                     ---------  ---------  ---------  -----------  ---------  ---------  ------------
April 28, 1995.....................    115,000      9,000     --          --         700,010     17,501
  Net loss.........................     --         --                                 --         --       $     (885)
  Stock dividends..................      1,104        110     --          --          --         --           --
  Accretion........................                   167     --          --          --         --           --
  Redeemed shares..................     (2,650)      (265)    --          --          --         --           --
                                     ---------  ---------  ---------  -----------  ---------  ---------  ------------
December 31, 1995..................    113,454      9,012     --          --         700,010     17,501         (885)
  Net loss.........................     --         --         --          --          --         --           (1,084)
  Stock dividends..................      1,619        162     --          --          --         --           --
  Redeemed shares..................    (47,350)    (2,402)    --          --          --         --           --
                                     ---------  ---------  ---------  -----------  ---------  ---------  ------------
December 31, 1996..................     67,723      6,772     --          --         700,010     17,501       (1,969)
  Net loss.........................     --         --         --          --          --         --           (2,658)
  Stock issuance...................     --         --         95,000   $   9,500     160,000      4,000       --
  Stock dividends..................      1,625        163        620          62      --         --              (62)
                                     ---------  ---------  ---------  -----------  ---------  ---------  ------------
December 31, 1997..................     69,348  $   6,935     95,620   $   9,562     860,010  $  21,501   $   (4,689)
                                     ---------  ---------  ---------  -----------  ---------  ---------  ------------
                                     ---------  ---------  ---------  -----------  ---------  ---------  ------------

                See notes to consolidated financial statements.

                           PERRY-JUDD'S INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                          PREDECESSOR                             COMPANY
                                        ----------------  -------------------------------------------------------
                                         117 DAYS ENDED    248 DAYS ENDED       YEAR ENDED         YEAR ENDED
                                         APRIL 27, 1995   DECEMBER 31, 1995  DECEMBER 31, 1996  DECEMBER 31, 1997
                                        ----------------  -----------------  -----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................     $    1,062         $    (885)         $  (1,084)        $    (2,658)
  Adjustments to reconcile net income
    (loss) to net cash provided (used)
    by operating activities:
  Depreciation and amortization.......          3,049             4,000              6,449               7,238
  Amortization of deferred financing
    costs.............................         --                   400                600                 904
  Deferred income taxes...............            (39)           --                 --                    (800)
  Loss (gain) on sale of fixed
    assets............................             67            --                     (7)                906
  Changes in assets and liabilities
    excluding effect of acquired
    business:
    Receivables.......................         (2,231)           (7,954)             8,031              (5,645)
    Inventories.......................         (1,913)           (4,589)             4,548                (301)
    Prepaid expenses..................            907              (956)               231                 304
    Accounts payable..................          6,928             1,396             (6,904)             (3,499)
    Accrued expenses..................            210             3,301               (854)              1,795
    Accrued interest and dividends....         --                 2,090                864              (1,245)
    Income taxes, net.................         --                    52               (190)                582
    Intangible assets.................         --                --                    (33)             (3,255)
    Other liabilities.................         --                --                 --                   4,386
                                        ----------------       --------            -------      -----------------
      Net cash provided (used) by
        operating activities..........          7,950            (3,145)            11,651              (1,288)
                                        ----------------       --------            -------      -----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of business, net of cash
    acquired..........................         --               (77,805)            --                (101,992)
  Proceeds from sale of fixed assets..             89                                  142              18,713
  Capital expenditures................        (10,047)           (3,265)            (8,442)            (14,867)
  Capital projects converted to
    operating leases..................         --                 4,076              3,256              11,635
                                        ----------------       --------            -------      -----------------
      Net cash (used) by investing
        activities....................         (9,958)          (76,994)            (5,044)            (86,511)
                                        ----------------       --------            -------      -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Transfers from parent...............          1,784
  Proceeds from long term debt........         --                61,355              1,609             145,000
  Financing costs incurred............         --                (3,000)            --                  (6,665)
  Increase (decrease) in revolver
    debt..............................         --                 8,308             (3,077)            (16,476)
  Repayment of term debt..............         --                (2,333)            (4,650)            (36,464)
  Sale of capital stock...............         --                17,500             --                   4,000
                                        ----------------       --------            -------      -----------------
      Net cash provided (used) by
        financing activities..........          1,784            81,830             (6,118)             89,395
                                        ----------------       --------            -------      -----------------
NET INCREASE IN CASH..................           (224)            1,691                489               1,596
Balance at beginning of period........            227                 3              1,694               2,183
                                        ----------------       --------            -------      -----------------
Balance at end of period..............     $        3         $   1,694          $   2,183         $     3,779
                                        ----------------       --------            -------      -----------------
                                        ----------------       --------            -------      -----------------

SUPPLEMENTAL CASH FLOW INFORMATION:

    Cash paid during the period (in thousands):

                                           PREDECESSOR                            COMPANY
                                         ---------------  -------------------------------------------------------
                                         117 DAYS ENDED    248 DAYS ENDED       YEAR ENDED         YEAR ENDED
                                         APRIL 27, 1995   DECEMBER 31, 1995  DECEMBER 31, 1996  DECEMBER 31, 1997
                                         ---------------  -----------------  -----------------  -----------------
Interest...............................     $     653         $   3,172          $   4,996          $   4,977
                                               ------            ------             ------             ------
                                               ------            ------             ------             ------
Income Taxes...........................     $   1,665         $     260          $     185          $  --
                                               ------            ------             ------             ------
                                               ------            ------             ------             ------

NONCASH TRANSACTIONS:

    On April 28, 1995, Perry Graphic Communications issued 50,000 and 65,000 shares of Series A and B redeemable preferred stock, respectively, to the previous owner of Perry Printing. The fair value of these securities approximated $8,700,000 after adjustments to the purchase price of the assets acquired.

    Stock dividends issued to minority interests approximated $110,000, $162,000 and $163,000 based on their value at the time of issuance for the years ended December 31, 1995, 1996 and 1997, respectively.

    Cash dividends accrued on Series D redeemable preferred stock were approximately $4,000, $26,000 and $49,000 during the years ended December 31, 1995, 1996, and 1997. Such amounts are cumulative and payable on November 1, 2000.

    Accretion related to the Series A redeemable preferred stock was $167,000 for the year ended December 31, 1995. There was no accretion related to Series A redeemable preferred stock in the years ended December 31, 1996 or 1997. See
Note 5.

    On December 16, 1997, the Company issued 95,000 shares of Series A preferred stock to the majority shareholders in exchange for a note payable plus accrued and unpaid interest. See Note 9.

                See notes to consolidated financial statements.

                           PERRY-JUDD'S INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION


    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of Perry-Judd's Incorporated and its wholly-owned subsidiaries Perry Graphic Communications, Inc. and Judd's, Incorporated (collectively hereafter referred to as the "Company"). Perry-Judd's Incorporated is a holding company and has no operations independent from the operations of its subsidiaries and its assets consists only of its investment in its subsidiaries, minimal notes receivable, and deferred debt issuance costs. Prior to the acquisition of Judd's, Incorporated, the Company operated under the name PPC Holdings, Inc. All significant intercompany balances and transactions have been eliminated.


    Effective April 28, 1995, the Company acquired certain assets and assumed certain liabilities of Perry Printing Corporation ("Perry Printing") for approximately $77.8 million in cash and an additional $8.7 million in preferred stock. Prior to the acquisition of Perry Printing, Perry-Judd's Incorporated had no operations and substantially no assets. The acquisition was accounted for under the purchase method of accounting and a final allocation of the purchase price has been reflected in the financial statements as follows (in thousands):

Fair value of assets acquired.....................................  $ 110,662
Fair value of liabilities assumed.................................    (26,357)
Fair value of non-cash preferred stock issuance...................     (6,500)
                                                                    ---------
Cash paid for net assets acquired.................................  $  77,805
                                                                    ---------
                                                                    ---------

    Effective December 16, 1997, the Company acquired all of the outstanding capital stock of Judd's, Incorporated ("Judd's") for approximately $102.0 million less outstanding indebtedness of Judd's. The acquisition was accounted for under the purchase method of accounting and accordingly the results of operations are included in the accompanying financial statements since the acquisition date. The preliminary allocation of the purchase price is based upon the estimated fair value of the assets acquired and liabilities assumed as follows (in thousands):

Fair value of assets acquired.....................................  $ 108,394
Goodwill..........................................................     28,597
Fair value of liabilities assumed.................................    (72,483)
Amounts paid to creditors and preferred shareholders..............     37,484
                                                                    ---------
Cash paid for net assets acquired.................................  $ 101,992
                                                                    ---------
                                                                    ---------

    The unaudited pro forma results of operations assuming the Judd's acquisition had been consummated as of January 1, 1996 are as follows (in thousands):


                                                                           1996        1997
                                                                        ----------  ----------
Net sales.............................................................  $  291,074  $  285,753
Net loss..............................................................      (4,173)     (5,210)


    The unaudited pro forma results are not necessarily indicative of the actual results of operations that would have occurred had the acquisition actually been made at the beginning of fiscal 1996.

                           PERRY-JUDD'S INCORPORATED

1. GENERAL INFORMATION (CONTINUED)
    NATURE OF BUSINESS--The Company is a full service heatset web offset printer of magazines, catalogs, technical books, and other commercial products. The Company serves a national domestic market in the printing of weekly and monthly consumer, special interest and trade magazines, business-to-business and consumer catalogs, and a variety of other direct advertising products. Additionally, the Company prints a variety of association, medical, legal and reference books, along with business directories.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH AND CASH EQUIVALENTS--The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    CREDIT RISK CONSIDERATIONS--The Company has long-standing relationships serving certain large customers, typically under multi-year contracts. The Company has one customer which consisted of four publication titles comprising approximately 15% and 20% of total gross sales volume for the 248 days ended December 31, 1995 and the year ended December 31, 1996 respectively. Concurrent with the acquisition of Judd's, the Company added two additional titles for this customer. For the year ended December 31, 1997, this customer accounted for approximately 22% of total gross sales volume. The various titles for this customer are under contracts expiring between December 31, 1999 and December 31, 2003.

    The Company has recorded an allowance for doubtful accounts to estimate the difference between recorded receivables and ultimate collections. The allowance and provision for bad debts are adjusted periodically based upon the Company's evaluation of historical collection experience, industry trends and other relevant factors. The allowance for doubtful accounts was $320,000 and $1,266,000 at December 31, 1996 and 1997, respectively.

    INVENTORY VALUATION--Inventories are stated at the lower of cost (first-in, first-out method) or market and are summarized as follows (in thousands):

                                                                              DECEMBER 31,
                                                                            1996       1997
                                                                          ---------  ---------
Raw materials...........................................................  $   4,717  $  10,382
Work in process.........................................................      3,855      6,138
Production supplies.....................................................        538        658
Repair and maintenance parts............................................      2,086      2,153
Allowance for obsolete and excess inventories...........................       (645)      (857)
                                                                          ---------  ---------
                                                                          $  10,551  $  18,474
                                                                          ---------  ---------
                                                                          ---------  ---------

                           PERRY-JUDD'S INCORPORATED

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment are stated at cost. Assets are depreciated on the straight-line basis over estimated useful lives which range from three to forty years as follows:



                                                                            ESTIMATED
                                                                           USEFUL LIFE
                                                                           (IN YEARS)
Machinery and equipment........................................                  3-15
Buildings and improvements.....................................                  7-40
Office furniture and equipment.................................                  3-10
Land improvements..............................................                 25-40


    INTANGIBLE ASSETS--Deferred financing costs are being amortized over the lives of the applicable debt agreements. Accumulated amortization on these costs was $1,000,000 and $1,253,000 at December 31, 1996 and 1997, respectively.
Direct and external costs related to the acquisition of Perry Printing (See Note
1) are being amortized over five to fifteen years. Accumulated amortization on these costs was $267,000 and $449,000 at December 31, 1996 and 1997, respectively. The Company received a covenant not to compete from the former owner of Perry Printing which is being amortized over the life of the covenant of five years. Accumulated amortization on these costs was $667,000 and $886,000 at December 31, 1996 and 1997, respectively.


    COST IN EXCESS OF NET ASSETS OF BUSINESSES ACQUIRED--Cost in excess of net assets of business acquired ("goodwill") is amortized and charged against operations on a straight-line method over 35 years.



    IMPAIRMENT OF LONG-LIVED ASSETS. The Company periodically evaluates the carrying value of intangible assets and if undiscounted future cash flows are believed insufficient to recover the remaining carrying value of the related assets, the carrying value is written down in the period the impairment is identified to its estimated future recoverable value.


    REVENUE RECOGNITION--Revenue is recognized when complete orders are shipped.

    INCOME TAXES--Deferred income taxes are determined utilizing an asset and liability approach. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax bases of assets and liabilities. This method gives immediate effect to changes in income tax laws upon enactment.

    ESTIMATES--The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The carrying value of cash, accounts receivable, accounts payable and accrued expenses approximates fair value at December 31, 1996 and 1997 due to their short term nature.

    NEW ACCOUNTING PRONOUNCEMENTS--In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." Both Statements are effective for fiscal years beginning after December 15, 1997. The Company is analyzing the reporting and disclosure requirements and will adopt SFAS No. 130 and SFAS No. 131 in the upcoming year.

                           PERRY-JUDD'S INCORPORATED

3. ACCRUED EXPENSES

    Accrued expenses consist of the following (in thousands):

                                                                   DECEMBER 31,   DECEMBER 31,
                                                                       1996           1997
                                                                   -------------  ------------
Employee related expenses........................................    $   4,686     $    8,040
Accrued paper costs..............................................        1,929          2,965
Taxes other than income..........................................          676            957
Other accrued expenses...........................................        1,131          2,946
                                                                        ------    ------------
                                                                     $   8,422     $   14,908
                                                                        ------    ------------
                                                                        ------    ------------

4. LONG-TERM DEBT

    Long-term debt consists of the following (in thousands):

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1996          1997
                                                                   ------------  ------------
Revolving credit facility........................................   $   16,476    $   --
Term loan facility...............................................       35,083        30,000
Mortgage note....................................................        1,295        --
Capital lease obligations........................................          357           271
Senior subordinated notes........................................       --           115,000
                                                                   ------------  ------------
Total debt.......................................................       53,211       145,271
Less current portion.............................................       (7,172)       (2,085)
                                                                   ------------  ------------
Long-term debt...................................................   $   46,039    $  143,186
                                                                   ------------  ------------
                                                                   ------------  ------------

    On April 28, 1995, the Company entered into a five year Credit Agreement with a commercial bank consortium that provides a revolving and term loan facility. These loans are collateralized by substantially all assets of the Company. Concurrent with the acquisition of Judd's, the Company entered into an Amended and Restated Credit Agreement extending the maturity to December 15, 2002. The Credit Agreement requires the Company to maintain and meet certain minimum operating ratios and limits expenditures for property and equipment, dividends, investments, other indebtedness, commitments, guarantees and contingent liabilities. The Company has been in compliance with substantially all covenants and has received waivers and amendments for 1995 and 1996 covering certain financial ratio covenants not met. In accordance with the Amended and Restated Credit Agreement, the Company is required to meet its covenant tests beginning with first quarter 1998 results.

    REVOLVING CREDIT FACILITY--The Company has the ability to borrow, subject to certain terms and conditions, up to $45.0 million until December 15, 2002, at which time any outstanding borrowings become due and payable unless otherwise extended based upon mutual agreement of the Company and lenders. Borrowings against the line are either at a Eurodollar rate plus 2.25%, fixed for periods up to 180 days, or at the prime rate plus 0.75%. The weighted average interest rate on the outstanding borrowings approximated 8.81% and 8.44% and 8.38% for the years ended December 31, 1995, 1996 and 1997, respectively.

    TERM LOAN FACILITY--The term loan facility is due in installment amounts at the last day of each month until December 15, 2002, at which time any outstanding borrowings become due and payable. Repayments

                           PERRY-JUDD'S INCORPORATED

4. LONG-TERM DEBT (CONTINUED)
may not be reborrowed. Borrowings are either at a Eurodollar rate plus 2.50%, fixed for periods of up to 180 days, or at the prime rate plus 1.00%. The weighted average interest rate on the outstanding borrowings approximated 9.27%, 8.99% and 9.03% for the years ended December 31, 1995, 1996 and 1997, respectively.

    MORTGAGE NOTE--The Company entered an agreement to purchase its corporate office building from the former owner of Perry Printing. The agreement which was executed on December 31, 1996, required a 30% down payment with the resulting balance financed by the former owner of Perry Printing as a five year prime rate mortgage based upon a twenty year amortization with a balloon payment due on the fifth anniversary of the loan. The mortgage balance was paid in full concurrent with the sale and leaseback of the property. See Note 7.

    SENIOR SUBORDINATED NOTES--The Company issued $115,000,000 aggregate principal amount of its 10 5/8% senior subordinated notes due December 15, 2007 in connection with its acquisition of Judd's. Interest on the Notes accrues from the date of original issuance and is payable semi-annually in arrears on June 15 and December 15 of each year. The Notes are redeemable, in whole or in part, at the option of the Company on or after December 15, 2002 at specified redemption prices plus accrued interest to the date of redemption. In addition, at any time on or prior to December 15, 2000, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Public Equity Offerings (as defined), at the redemption price equal to 110.625% of the principal amount thereof, plus accrued interest to the date of redemption.

    Future minimum principal payments required under the terms of the agreements are as follows as of December 31, 1997 (in thousands):

YEAR ENDING
----------------------------------------------------------------------------------
1998..............................................................................  $    2,085
1999..............................................................................       4,084
2000..............................................................................       6,084
2001..............................................................................       6,018
2002..............................................................................      12,000
Thereafter........................................................................     115,000
                                                                                    ----------
  Total...........................................................................  $  145,271
                                                                                    ----------
                                                                                    ----------

    The estimated fair value of the Company's senior subordinated notes was $121,000,000 at December 31, 1997. The remaining long term debt approximates fair value.

5. MINORITY INTERESTS

    REDEEMABLE PREFERRED STOCK A--At April 28, 1995, Series A redeemable preferred stock issued in the amount of $5.0 million reflects an original issue discount of $2.5 million which is the difference between the net present value at the time of issuance and the April 28, 2005 redemption value. The difference is accreted by charging operations until redemption. Each share of redeemable Series A, $0.001 par value, $100 redemption value, nonconvertible, non-voting preferred stock entitles its holder to receive an annual cash dividend equivalent to carrying value times 90% of the prime interest rate. At December 31, 1995, 50,000 shares were authorized and 47,350 shares were issued and outstanding. During 1996, the carrying

                           PERRY-JUDD'S INCORPORATED

5. MINORITY INTERESTS (CONTINUED)
value of the Series A redeemable preferred stock was written down to $-0- to offset certain purchase accounting adjustments and no accretion was made. (See
Note 11.)

    REDEEMABLE PREFERRED STOCK B--Each share of Series B, $0.001 par value, $100 redemption value, nonconvertible, non-voting preferred stock entitles its holder to receive cash dividends of 12.5% of carrying value and stock dividends of 2.5% of carrying value (issued in Redeemable Preferred Stock D). At December 31, 1996 and 1997, 65,000 shares were authorized, issued, and outstanding and are mandatorily redeemable on November 1, 2000.

    REDEEMABLE PREFERRED STOCK D--Each share of Series D, $0.001 par value, $100 redemption value, nonconvertible, non-voting preferred stock entitles its holder to receive cash dividends equivalent to 15% of carrying value. At December 31, 1996 and 1997, 100,000 shares were authorized with 2,723 and 4,348 shares issued and outstanding, respectively. Series D preferred shares are mandatorily redeemable on November 1, 2000.

6. STOCK OPTION PLAN

    In 1995, shareholders of the Company approved the adoption of a stock option plan (the "Stock Option Plan"). Under the terms of the Stock Option Plan, options may be granted to officers and key employees. Options have terms of eighteen years and an exercise price of $.01 per share. Options are immediately exercisable, but option shares issuable are subject to repurchase by the Company on termination of employment at the original exercise price until vested. Option shares vest in gradual increments over an eight year period.

    A summary of option activity under the Stock Option Plan is as follows:

                                                                                     NUMBER OF
                                                                                      SHARES
                                                                                    -----------
Outstanding at January 1, 1995....................................................           0
Granted...........................................................................      15,125
                                                                                    -----------
Outstanding at December 31, 1995..................................................      15,125
Granted...........................................................................       7,000
                                                                                    -----------
Outstanding at December 31, 1996..................................................      22,125
Granted...........................................................................       3,500
                                                                                    -----------
Outstanding at December 31, 1997..................................................      25,625
                                                                                    -----------
                                                                                    -----------

    The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretation in accounting for its employee stock option plan. Accordingly, compensation expense is recorded to the extent the estimated fair value of each share exceeds the option exercise price at the date of grant. If the Company had elected to report compensation expense based on the estimated fair value of the options at the grant date consistent with the fair value method outlined in SFAS No. 123, "Accounting for Stock-Based Compensation," the impact on the Company's net income (loss) for any period or shareholders' equity as of any date would not have been material since the inception of the Stock Option Plan.

                           PERRY-JUDD'S INCORPORATED

6. STOCK OPTION PLAN (CONTINUED)
    The following table summarizes information concerning outstanding and exercisable options and vested option shares at December 31, 1997:

Outstanding and exercisable options...............................  25,625
Weighted Average Remaining Contractual Life of Outstanding
  Options.........................................................  16 years
Vested option shares issuable.....................................  6,288
Weighted Average Remaining Contractual Life of Exercisable
  Options.........................................................  16 years

7. OPERATING LEASES

    The Company leases certain equipment and office space under non-cancelable operating lease agreements. Lease expense under such agreements was approximately $2.5 million, $4.3 million and $5.1 million for the 248 days ended December 31, 1995 and for the years ended December 31, 1996 and 1997, respectively. Concurrent with the acquisition of Judd's, the Company entered into a Sale/Leaseback whereby the Perry Graphic printing plants and warehouse facilities, and the Company's corporate headquarters were sold to a third party for the aggregate purchase price (exclusive of fees and costs) of $18.25 million and immediately leased back to the Company. The sale and leaseback of the real property resulted in a deferred gain of $2.8 million net of taxes and is being amortized over the initial term of the lease. The lease has an initial term of 20 years, with an economic abandonment buyout for one property selected by the company after five years, and may be extended for three additional five year terms at the company's option. Initial annual rent under the lease is approximately $1.9 million payable quarterly in advance with 10% escalations scheduled at the start of the sixth, eleventh and sixteenth years of the 20 year term (and a corresponding 10% increase at the beginning of any option term). For the first ten years of the lease, the Company has a right of first refusal on any proposed sale of all of the leased properties by the lessor to a third party, exercisable within 30 days of receipt of the proposed sale contract.


    Lease expense is recognized on a straight-line basis over the term of the lease. Future minimum annual lease payments required under the operating lease agreements are as follows (in thousands):


YEAR ENDING
DECEMBER 31
-----------------------------------------------------------------------------------
1998...............................................................................  $  11,097
1999...............................................................................      9,887
2000...............................................................................      8,258
2001...............................................................................      7,677
2002...............................................................................      5,322
Thereafter.........................................................................     41,263
                                                                                     ---------
  Total minimum lease payments.....................................................  $  83,504
                                                                                     ---------
                                                                                     ---------

                           PERRY-JUDD'S INCORPORATED

8. INCOME TAXES

    The provision for income taxes consists of the following components (in thousands):

                                   PREDECESSOR                           COMPANY
                                -----------------  ---------------------------------------------------
                                 117 DAYS ENDED     248 DAYS ENDED                        YEAR ENDED
                                    APRIL 27,        DECEMBER 31,        YEAR ENDED      DECEMBER 31,
                                      1995               1995         DECEMBER 31, 1996      1997
                                -----------------  -----------------  -----------------  -------------
Current
  Federal.....................      $     537          $      89          $       3        $     800
  State.......................             60             --                      1               20
                                        -----              -----                ---            -----
                                          597                 89                  4              820
Deferred:
  Federal.....................             77                 59             --                 (800)
  State.......................              8             --                 --               --
                                        -----              -----                ---            -----
                                           85                 59             --                 (800)
                                        -----              -----                ---            -----
Provision for income taxes....      $     682          $     148          $       4        $      20
                                        -----              -----                ---            -----
                                        -----              -----                ---            -----

    Following is a reconciliation of the U.S. statutory federal income tax rate to the effective rate (in thousands):

                                   PREDECESSOR                          COMPANY
                                -----------------  -------------------------------------------------
                                 117 DAYS ENDED     248 DAYS ENDED      YEAR ENDED      YEAR ENDED
                                    APRIL 27,        DECEMBER 31,      DECEMBER 31,    DECEMBER 31,
                                      1995               1995              1996            1997
                                -----------------  -----------------  ---------------  -------------
Tax expense (benefit) at
  Federal statutory rate
  (35%).......................      $     610          $     127         $     (30)      $    (565)
State income taxes (benefit)
  net of Federal income tax
  benefit.....................             60                 13                (4)             20
Other permanent differences...             12                  8                38             565
                                        -----              -----               ---           -----
Provision for income taxes....      $     682          $     148         $       4       $      20
                                        -----              -----               ---           -----
                                        -----              -----               ---           -----

                           PERRY-JUDD'S INCORPORATED

8. INCOME TAXES (CONTINUED)
    Significant components of deferred tax assets and deferred tax liabilities are as follows (in thousands):

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1996          1997
                                                                   ------------  ------------
Deferred Tax Assets:
  Accounts receivable items......................................   $      128    $      321
  Inventory items................................................          292           485
  Intangible assets..............................................       --             1,184
  Accrued vacation and other benefits............................          505           779
  Accrued pension benefits.......................................       --               339
  Sale and leaseback.............................................       --             1,850
  Tax loss carryforwards.........................................        4,436         4,363
  Tax credit carryforwards.......................................           59         3,496
  Other items....................................................            8           231
                                                                   ------------  ------------
                                                                         5,428        13,048
Deferred Tax Liabilities:
  Prepaid items..................................................         (340)         (546)
  Property, plant and equipment..................................       (4,705)      (23,628)
  Other..........................................................       --               520
                                                                   ------------  ------------
                                                                         5,045       (23,654)
                                                                   ------------  ------------
Net deferred tax asset (liability)...............................          383       (10,606)
Valuation allowance..............................................         (383)       --
                                                                   ------------  ------------
Net deferred income taxes........................................   $        0    $  (10,606)
                                                                   ------------  ------------
                                                                   ------------  ------------

    The net deferred tax liability is classified in the balance sheets as follows (in thousands):

                                                                              DECEMBER 31
                                                                         ---------------------
                                                                           1996        1997
                                                                         ---------  ----------
Current deferred income taxes..........................................     --      $    1,039
Non-current deferred income taxes......................................     --         (11,645)
                                                                         ---------  ----------
                                                                            --      $  (10,606)
                                                                         ---------  ----------
                                                                         ---------  ----------

    Included in tax assets at December 31, 1996 and 1997 are net operating loss carryforwards of approximately $9.8 million and $5.6 million for federal and state income tax purposes in 1996 and $10.6 million and $7.5 million in 1997 respectively, which begin to expire in the year 2000 and alternative minimum tax credits of approximately $2,997,000 and state tax credits of $499,000 which can be used to offset future regular tax and have no expiration date.

9. RELATED PARTY TRANSACTIONS

    On April 28, 1995, the Company entered into management agreements (the "Agreements") with two companies owned beneficially by the majority shareholders of the Company. The Agreements, as well as subsequent revisions, provide for certain management and consulting services in connection with business strategy, operations and finance. The Agreements have initial terms of five years, subject to one-year

                           PERRY-JUDD'S INCORPORATED

9. RELATED PARTY TRANSACTIONS (CONTINUED) extensions thereafter and require the Company to pay annual management fees totaling $1,200,000 per year plus reimbursement of certain expenses. Management fees and expense reimbursements paid in conjunction with the Agreements approximated $486,000, $738,000 and $832,000 during the period ended December 31, 1995 and the years ended December 31, 1996 and 1997, respectively.

    A California corporation owned beneficially by the majority shareholders, loaned $6.5 million to the Company in connection with the acquisition of Perry Printing. The loan was evidenced by a senior note bearing interest at 15% per annum. Interest was payable quarterly in arrears at the end of each calendar quarter on the unpaid principal amount. Accrued interest on the note amounted to $1.8 million at December 31, 1996. In connection with obtaining this financing, the Company paid a one-time fee of $650,000. This amount has been capitalized as deferred financing costs in the consolidated financial statements and was being amortized over the life of the note. The unamortized portion of this fee was written off on December 16, 1997. Concurrent with the acquisition of Judd's, the Company converted the note and $3.0 million of accrued and unpaid interest into 95,000 shares of preferred stock. The conversion was effected by exchanging one share of preferred stock for every $100 of outstanding principal and interest under the Senior Note.

    Since May 1995, the Company has purchased a substantial portion of its total ink requirements from a company affiliated with the majority shareholders. The Company expects to continue to purchase a substantial portion of its total ink requirements from this vendor. Net purchases for the 248 days ended December 31, 1995 and years ended December 31, 1996 and 1997, amounted to $2.8 million, $9.7 million, and $7.2 million, respectively. Net outstanding indebtedness to this supplier was $2.0 million and $0.3 million as of December 31, 1996 and 1997, respectively.

    Concurrent with the acquisition of Judd's on December 16, 1997, a one-time fee of $2.0 million was paid to a company owned beneficially by the majority shareholders of the Company for acquisition services related to the transaction and the majority shareholders purchased an additional 160,000 shares of common stock for $4.0 million.

                           PERRY-JUDD'S INCORPORATED

10. RETIREMENT PLANS

    The Company has a defined contribution plan referred to as the Perry Graphic Communications Retirement savings Plan (the "Plan"). The Plan covers substantially all employees who have attained 21 years of age and are credited with twelve months of service on their enrollment date. The Company contributed approximately $514,000, $862,000 and $875,000 for the 248 days ended December 31, 1995 and the years ended December 31, 1996 and 1997, respectively, to the Plan representing 3% of eligible employee wages.

    Judd's has a noncontributory defined benefit pension plan which provides coverage for all full-time permanent employees who meet the length of service and age requirements specified in the plan. Effective December 31, 1997, the plan was frozen. The actuarially determined projected benefit obligation at December 31, 1997, after taking into effect the freeze, was approximately $7,998,000. The discount rate used to measure the projected benefit obligation was 7.25%. Plan assets, consisting primarily of investments in mutual funds, were $9,686,000 at December 31, 1997. The Company has not determined whether it will continue to administer the plan or whether the plan will be terminated through the purchase of annuity contracts. Approximately $40,000 of the net annual pension cost has been reflected in the accompanying financial statements for the year ended December 31, 1997.

11. COMMITMENTS AND CONTINGENCIES

    INDEMNIFICATION--In connection with the acquisition of Perry Printing, the Company issued 50,000 and 65,000 shares of Series A and B redeemable preferred stock, respectively, to the former owner of Perry Printing. During 1996, the Company made two indemnity claims against the former owner of Perry Printing principally involving breaches of warranties and representations made on certain assets under its Asset Purchase Agreement. Redemption features of the Series A redeemable preferred stock provided the Company with the option to offset such claims as immediate redemption of the Series A redeemable preferred stock up to the maximum redemption value of $5 million. Accordingly, the carrying value of the Series A redeemable preferred stock was reduced to $-0- in the financial statements at December 31, 1996. The former owner of Perry Printing has objected to these claims for indemnification and management anticipates the claims may result in litigation but believes the Company's position on the claims will be upheld.


    Additionally, the Company has asserted a claim against the former owner of Perry Printing for an approximate $1.8 million employee benefit obligation incurred prior to April 28, 1995, which is now an obligation of the Company to its employees covered by collective bargaining agreements. This amount has been reflected as an increase to both assets and liabilities pending resolution with the former owner of Perry Printing. Management believes that the Company's position on the claim will be upheld.


    PURCHASE COMMITMENTS--At December 31, 1997, the Company has commitments to purchase or lease approximately $8.1 million of operating assets.

                           PERRY-JUDD'S INCORPORATED
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 1998 AND DECEMBER 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                         MARCH 31,   DECEMBER 31,
                                                                                           1998          1997
                                                                                        (UNAUDITED)     (NOTE)
                                                                                        -----------  ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................................   $     295    $    3,779
  Accounts receivable--net of allowance for doubtful accounts of
    $776 and $1,266, respectively.....................................................      43,025        44,282
  Inventories.........................................................................      17,215        18,474
  Deferred income taxes...............................................................       1,039         1,039
  Other current assets................................................................       2,559         1,818
                                                                                        -----------  ------------
    Total current assets..............................................................      64,133        69,392
PROPERTY, PLANT AND EQUIPMENT, AT COST................................................     140,806       136,630
ACCUMULATED DEPRECIATION AND AMORTIZATION.............................................     (17,520)      (14,822)
                                                                                        -----------  ------------
PROPERTY, PLANT AND EQUIPMENT - NET...................................................     123,286       121,808
GOODWILL--NET.........................................................................      28,392        28,597
OTHER--NET............................................................................      13,009        13,557
                                                                                        -----------  ------------
    TOTAL ASSETS......................................................................   $ 228,820    $  233,354
                                                                                        -----------  ------------
                                                                                        -----------  ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses...............................................   $  30,742    $   34,417
  Current maturities of long-term debt................................................       2,583         2,085
                                                                                        -----------  ------------
    Total current liabilities.........................................................      33,325        36,502
LONG-TERM DEBT........................................................................     142,165       143,186
DEFERRED INCOME TAXES.................................................................      11,685        11,645
OTHER LONG-TERM LIABILITIES...........................................................       8,755         8,712
                                                                                        -----------  ------------
    Total liabilities.................................................................     195,930       200,045
                                                                                        -----------  ------------
MINORITY INTERESTS: Redeemable Preferred Stock
  Series A, B and D with stated redemption value of $100 per share, aggregate liquidation value of $7,382 and $7,138 at March 31, 1998 and December 31, 1997,
    respectively......................................................................       6,975         6,935
                                                                                        -----------  ------------
STOCKHOLDERS' EQUITY:
  Preferred stock--par value $0.001 per share, 775,000 shares authorized, 99,210 and
    95,620 shares isssued and outstanding, respectively...............................       9,921         9,562
  Common Stock--par value $0.001 per share, 1,000,000 shares authorized, 860,010
    shares issued and outstanding, respectively.......................................           1             1
  Additional paid-in capital..........................................................      21,500        21,500
  Accumulated deficit.................................................................      (5,507)       (4,689)
                                                                                        -----------  ------------
    Total stockholders' equity........................................................      25,915        26,374
                                                                                        -----------  ------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY....................................   $ 228,820    $  233,354
                                                                                        -----------  ------------
                                                                                        -----------  ------------


------------------------


    Note: Derived from audited financial statements. See notes to condensed consolidated financial statements.

                             PERRY-JUDD'S INCORPORATED
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                THREE MONTHS ENDED MARCH 31, 1998 AND MARCH 31, 1997
                               (DOLLARS IN THOUSANDS)



                                                                                                  THREE MONTHS
                                                                                                 ENDED MARCH 31
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
NET SALES...................................................................................  $  76,946  $  33,777
OPERATING EXPENSES:
  Costs of production.......................................................................     61,546     27,906
  Selling, general and administrative.......................................................      7,769      3,388
  Depreciation..............................................................................      3,078      1,615
  Amortization of intangibles...............................................................        406        100
                                                                                              ---------  ---------
                                                                                                 72,799     33,009
                                                                                              ---------  ---------
INCOME FROM OPERATIONS......................................................................      4,147        768
                                                                                              ---------  ---------
OTHER (INCOME) EXPENSES:
  Interest expense..........................................................................      3,864      1,430
  Amortization of deferred financing costs..................................................        397        150
  Interest income...........................................................................        (89)       (10)
  Loss (gain) on sale of assets.............................................................        (41)    --
  Other, net................................................................................        108         57
                                                                                              ---------  ---------
                                                                                                  4,239      1,627
                                                                                              ---------  ---------
LOSS BEFORE INCOME TAXES....................................................................        (92)      (859)
PROVISION (BENEFIT) FOR INCOME TAXES........................................................        107       (339)
                                                                                              ---------  ---------
LOSS BEFORE DIVIDENDS ON REDEEMABLE PREFERRED STOCK.........................................       (199)      (520)
DIVIDENDS ON REDEEMABLE PREFERRED STOCK.....................................................        260        255
                                                                                              ---------  ---------
NET LOSS....................................................................................  $    (459) $    (775)
                                                                                              ---------  ---------
                                                                                              ---------  ---------



           See notes to condensed consolidated financial statements.

                           PERRY-JUDD'S INCORPORATED
                 CONSOLIDATED STATEMENTS OF MINORITY INTERESTS,
              PREFERRED STOCK AND SHAREHOLDERS' EQUITY (UNAUDITED)
                       THREE MONTHS ENDED MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)



                                         MINORITY INTERESTS       PREFERRED STOCK          COMMON STOCK
                                       ----------------------  ----------------------  --------------------
                                                   CARRYING                CARRYING               CARRYING   ACCUMULATED
                                        SHARES       VALUE      SHARES       VALUE      SHARES      VALUE      DEFICIT
                                       ---------  -----------  ---------  -----------  ---------  ---------  ------------
December 31, 1997....................     69,348   $   6,935      95,620   $   9,562     860,010  $  21,501   $   (4,689)
Net loss.............................     --          --          --          --          --         --             (459)
Stock dividends......................        400          40       3,590         359      --         --             (359)
                                       ---------  -----------  ---------  -----------  ---------  ---------  ------------
March 31, 1998.......................     69,748   $   6,975      99,210   $   9,921     860,010  $  21,501   $   (5,507)
                                       ---------  -----------  ---------  -----------  ---------  ---------  ------------
                                       ---------  -----------  ---------  -----------  ---------  ---------  ------------



           See notes to condensed consolidated financial statements.

                           PERRY JUDD'S INCORPORATED
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
              THREE MONTHS ENDED MARCH 31, 1998 AND MARCH 31, 1997
                             (DOLLARS IN THOUSANDS)



                                                                                                   THREE MONTHS
                                                                                                  ENDED MARCH 31
                                                                                               --------------------
                                                                                                 1998       1997
                                                                                               ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...................................................................................  $    (459) $    (775)
  Adjustments to reconcile net loss to net cash flows provided by operating activities:
  Depreciation and amortization..............................................................      3,881      1,865
  Deferred income tax provision..............................................................         41     --
  Loss (gain) on sale of fixed assets........................................................        (41)    --
  Changes in operating assets and liabilities:
    Accounts receivable -- net...............................................................      1,257     (1,090)
    Inventories..............................................................................      1,259      3,237
    Accounts payable and accrued expenses....................................................     (3,450)    (1,797)
    Other assets and liabilities -- net......................................................       (875)      (129)
                                                                                               ---------  ---------
      Net cash provided by operating activities..............................................      1,613      1,311
                                                                                               ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment -- net..........................................     (4,574)      (675)
                                                                                               ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Debt repayments............................................................................       (523)    (2,815)
                                                                                               ---------  ---------
Decrease in cash and cash equivalents........................................................     (3,484)    (2,179)
Cash and cash equivalents, beginning of period...............................................      3,779      2,183
                                                                                               ---------  ---------
Cash and cash equivalents, end of period.....................................................  $     295  $       4
                                                                                               ---------  ---------
                                                                                               ---------  ---------



           See notes to condensed consolidated financial statements.

                           PERRY JUDD'S INCORPORATED



         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



                             (DOLLARS IN THOUSANDS)



1. BASIS OF PRESENTATION



    The accompanying condensed consolidated interim financial statements have been prepared by Perry Judd's Incorporated (along with its subsidiaries, the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission and reflect normal and recurring adjustments, which are, in the opinion of the Company, considered necessary for a fair presentation. As permitted by these regulations, these statements do not include all information required by generally accepted accounting principles to be included in an annual set of financial statements, however, the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's latest audited financial statements.



    Effective December 16, 1997, the Company acquired all of the outstanding capital stock of Judd's Incorporated ("Judd's") for approximately $102.0 million less outstanding indebtedness of Judd's. The acquisition was accounted for under the purchase method of accounting and accordingly the results of operations are included in the accompanying financial statements since the acquisition date. The preliminary allocation of the purchase price is based upon the estimated fair value of the assets acquired and liabilities assumed as follows (in thousands):



Fair value of assets acquired.....................................  $ 108,394
Goodwill..........................................................     28,597
Fair value of liabilities assumed.................................    (72,483)
Amounts paid to creditors and preferred shareholders..............     37,484
                                                                    ---------
Cash paid for net assets acquired.................................  $ 101,992
                                                                    ---------
                                                                    ---------



2. INVENTORIES



    Inventories are summarized as follows:



                                                                       MARCH 31,   DECEMBER 31,
                                                                         1998          1997
                                                                      -----------  ------------
Work-in-process.....................................................   $   5,789    $    6,137
Raw materials and production supplies...............................      11,426        12,337
                                                                      -----------  ------------
                                                                      -----------  ------------
Total...............................................................   $  17,215    $   18,474
                                                                      -----------  ------------
                                                                      -----------  ------------



3. IMPLEMENTATION OF NEW ACCOUNTING STANDARDS



    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in the financial statements. The Company adopted this statement in the first quarter of 1998. The adoption of SFAS No. 130 did not have a material effect on the Company's consolidated financial statements.



    In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosure for pensions and other postretirement benefits. The Company will adopt this statement for the fiscal year

                           PERRY JUDD'S INCORPORATED

                             (DOLLARS IN THOUSANDS)



3. IMPLEMENTATION OF NEW ACCOUNTING STANDARDS (Continued)


ended 1998. The Company is currently evaluating the impact SFAS No. 132 may have on additional disclosure, if any, to its consolidated financial statements.



4. CONTINGENCIES



    In connection with the acquisition of Perry Printing, the Company issued 50,000 and 65,000 shares of Series A and B redeemable preferred stock, respectively, to the former owner of Perry Printing. During 1996, the Company made two indemnity claims against the former owner of Perry Printing principally involving breaches of warranties and representations made on certain assets under its Asset Purchase Agreement. Redemption features of the Series A redeemable preferred stock provided the Company with the option to offset such claims as immediate redemption of the Series A redeemable preferred stock up to the maximum redemption value of $5 million. Accordingly, the carrying value of the Series A redeemable preferred stock was reduced to $-0- in the financial statements at December 31, 1996. The former owner of Perry Printing has objected to these claims for indemnification and management anticipates the claims may result in litigation but believes the Company's position of the claims will be upheld.



    Additionally, the Company has asserted a claim against the former owner of Perry Printing for an approximate $1.8 million employee benefit obligation incurred prior to April 28, 1995, which is now an obligation of the Company to its employees covered by collective bargaining agreements. This amount has been reflected as an increase to both assets and liabilities pending resolution with the former owner of Perry Printing. Management believes that the Company's position in the claim will be upheld.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of

Judd's, Incorporated

    We have audited the accompanying consolidated balance sheet of Judd's, Incorporated and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Judd's, Incorporated and Subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

                                          STOY, MALONE & COMPANY, P.C.

Bethesda, Maryland
February 4, 1997

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

Judd's Incorporated:

We have audited the accompanying consolidated balance sheet of Judd's Incorporated and subsidiaries as of December 15, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for the period from January 1, 1997 to December 15, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Judd's Incorporated and subsidiaries as of December 15, 1997, and the results of their operations and their cash flows for the period from January 1, 1997 to December 15, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Deloitte & Touche LLP

May 4, 1998

Milwaukee, Wisconsin

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                                                     DECEMBER 15,
                                                                                                         1997
                                                                                                         (AS
                                                                                       DECEMBER 31,  RESTATED- SEE
                                                                                           1996        NOTE 11)
                                                                                       ------------  ------------
                                                                                             (IN THOUSANDS)
CURRENT ASSETS:
  Cash and cash equivalents..........................................................   $    3,895    $    9,577
  Marketable equity securities, at fair value........................................        1,250        --
  Accounts receivable:
    Trade, net.......................................................................       19,401        16,351
    Other............................................................................          864           870
  Income taxes receivable............................................................          196        --
  Inventories:
    Raw materials....................................................................        7,328         5,085
    Work in process..................................................................        2,065         3,026
  Prepaid expenses...................................................................          483           848
  Deferred income taxes..............................................................          624           334
                                                                                       ------------  ------------
      Total current assets...........................................................       36,106        36,091
                                                                                       ------------  ------------
PROPERTY, PLANT AND EQUIPMENT:
  Land...............................................................................          922           922
  Buildings..........................................................................       23,384        23,539
  Equipment..........................................................................       87,818        92,771
  Projects in progress...............................................................          749             7
                                                                                       ------------  ------------
                                                                                           112,873       117,239
  Less accumulated depreciation......................................................       63,521        71,146
                                                                                       ------------  ------------
    Property, plant and equipment, net...............................................       49,352        46,093
                                                                                       ------------  ------------
OTHER ASSETS:
  Deferred costs, net:
    Lease acquisition costs..........................................................          714           523
    Debt expense.....................................................................          161           175
    Lease commissions................................................................           46        --
  Other..............................................................................          176            81
                                                                                       ------------  ------------
    Total other assets...............................................................        1,097           779
                                                                                       ------------  ------------
      Total assets...................................................................   $   86,555    $   82,963
                                                                                       ------------  ------------
                                                                                       ------------  ------------

  The Notes to Consolidated Financial Statements are an integral part of these statements.

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                                     DECEMBER 15,
                                                                                                         1997
                                                                                                         (AS
                                                                                       DECEMBER 31,  RESTATED- SEE
                                                                                           1996        NOTE 11)
                                                                                       ------------  ------------
                                                                                             (IN THOUSANDS)
CURRENT LIABILITIES:
  Notes payable--current maturities..................................................   $    8,680    $    4,693
  Accounts payable...................................................................       11,809         8,108
  Accrued expenses...................................................................        5,279         4,940
  Income taxes payable...............................................................           15           345
  Security deposits..................................................................           39            44
  Deferred income....................................................................          606           213
                                                                                       ------------  ------------
      Total current liabilities......................................................       26,428        18,343
                                                                                       ------------  ------------
LONG-TERM LIABILITIES:
  Notes payable......................................................................       22,838        36,470
  Debenture bonds payable............................................................        3,293         3,226
  Accrued pension plan...............................................................          659           689
  Deferred income....................................................................       --               608
  Deferred income taxes..............................................................        3,385         3,419
                                                                                       ------------  ------------
    Total long-term liabilities......................................................       30,175        44,412
                                                                                       ------------  ------------
      Total liabilities..............................................................       56,603        62,755
                                                                                       ------------  ------------
MINORITY INTERESTS IN SUBSIDIARIES...................................................          176           156
                                                                                       ------------  ------------
SHAREHOLDERS' EQUITY:
  Preferred stock; $10 par value; 7% cumulative; nonparticipating; 100,000 shares
    authorized; 620 shares outstanding...............................................            6             6
  Common stock; Class A voting; $1 par value; 500,000 shares authorized; 427,320
    shares issued....................................................................          427           427
  Common stock; Class B nonvoting; $1 par value; 1,000,000 shares authorized; 985,580
    and -0- shares issued at December 31, 1996 and December 15, 1997, respectively...          986        --
  Capital contributed in excess of par value.........................................        9,287        --
  Retained earnings..................................................................       28,506        21,342
                                                                                       ------------  ------------
                                                                                            39,212        21,775
  Treasury stock, at cost; 1996--816,717 shares and 1997--156,060 shares.............       (9,436)       (1,723)
                                                                                       ------------  ------------
    Total shareholders' equity.......................................................       29,776        20,052
                                                                                       ------------  ------------
      Total liabilities and shareholders' equity.....................................   $   86,555    $   82,963
                                                                                       ------------  ------------
                                                                                       ------------  ------------

  The Notes to Consolidated Financial Statements are an integral part of these statements.

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       YEAR ENDED    YEAR ENDED   349 DAYS ENDED
                                                                      DECEMBER 31,  DECEMBER 31,   DECEMBER 15,
                                                                          1995          1996           1997
                                                                      ------------  ------------  ---------------
                                                                                    (IN THOUSANDS)
NET SALES...........................................................   $  141,222    $  152,563     $   131,938
                                                                      ------------  ------------  ---------------
OPERATING EXPENSES:
  Costs of production...............................................      108,880       119,039          99,396
  Selling, general and administrative...............................       18,569        19,426          18,073
  Depreciation......................................................        7,929         7,797           8,241
  Amortization of intangibles.......................................          165           164             191
                                                                      ------------  ------------  ---------------
                                                                          135,543       146,426         125,901
                                                                      ------------  ------------  ---------------
INCOME FROM OPERATIONS..............................................        5,679         6,137           6,037
                                                                      ------------  ------------  ---------------
OTHER (INCOME) EXPENSES:
  Interest expense..................................................        3,327         3,066           3,384
  Amortization of deferred debt expense.............................           23            78              35
  Investment income, net............................................         (825)         (306)           (411)
  Other, net........................................................         (160)         (153)            429
                                                                      ------------  ------------  ---------------
                                                                            2,365         2,685           3,437
                                                                      ------------  ------------  ---------------
INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS IN EARNINGS OF
  SUBSIDIARIES......................................................        3,314         3,452           2,600

PROVISION FOR INCOME TAXES..........................................        1,459         1,447           1,143
                                                                      ------------  ------------  ---------------
INCOME BEFORE MINORITY INTERESTS IN EARNINGS OF SUBSIDIARIES........        1,855         2,005           1,457

Minority interests in earnings of subsidiaries......................           14            12              20
                                                                      ------------  ------------  ---------------
NET INCOME..........................................................   $    1,841    $    1,993     $     1,437
                                                                      ------------  ------------  ---------------
                                                                      ------------  ------------  ---------------

  The Notes to Consolidated Financial Statements are an integral part of these statements.

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                          CAPITAL
                                                                  COMMON STOCK        CONTRIBUTED IN
                                               PREFERRED    ------------------------   EXCESS OF PAR    RETAINED     TREASURY
                                                 STOCK        CLASS A      CLASS B         VALUE        EARNINGS       STOCK
                                             -------------  -----------  -----------  ---------------  -----------  -----------
                                                                               (IN THOUSANDS)
Balance, January 1, 1995...................    $       8     $     427    $     986      $   8,936      $  24,674    $  (7,756)
  Net income...............................       --            --           --             --              1,841       --
  Purchase of 72,445 shares of treasury
    stock..................................       --            --           --             --             --           (1,565)
  Reissuance of 4,490 shares of treasury
    stock..................................       --            --           --                128         --               49
  Cash dividends on preferred stock ($.70
    per share).............................       --            --           --             --                 (1)      --
                                                     ---         -----        -----        -------     -----------  -----------
Balance, December 31, 1995.................            8           427          986          9,064         26,514       (9,272)
  Net income...............................       --            --           --             --              1,993       --
  Redemption of 179 shares of preferred
    stock..................................           (2)       --           --             --             --           --
  Purchase of 36,058 shares of treasury
    stock..................................       --            --           --             --             --             (244)
  Reissuance of 6,831 shares of treasury
    stock..................................       --            --           --                223         --               80
  Cash dividends on preferred stock ($.70
    per share).............................       --            --           --             --                 (1)      --
                                                     ---         -----        -----        -------     -----------  -----------
Balance, December 31, 1996.................            6           427          986          9,287         28,506       (9,436)
  Net income...............................       --            --           --             --              1,437       --
  Purchase of 116,453 shares of treasury
    stock..................................       --            --           --             --             --             (702)
  Reissuance of 6,530 shares of treasury
    stock..................................       --            --           --                225         --               66
  Recapitalization.........................       --            --             (986)        (9,512)        (8,601)       8,349
                                                     ---         -----        -----        -------     -----------  -----------
Balance, December 15, 1997.................    $       6     $     427    $  --          $  --          $  21,342    $  (1,723)
                                                     ---         -----        -----        -------     -----------  -----------
                                                     ---         -----        -----        -------     -----------  -----------


                                                 TOTAL
                                             SHAREHOLDERS'
                                                EQUITY
                                             -------------

Balance, January 1, 1995...................    $  27,275
  Net income...............................        1,841
  Purchase of 72,445 shares of treasury
    stock..................................       (1,565)
  Reissuance of 4,490 shares of treasury
    stock..................................          177
  Cash dividends on preferred stock ($.70
    per share).............................           (1)
                                             -------------
Balance, December 31, 1995.................       27,727
  Net income...............................        1,993
  Redemption of 179 shares of preferred
    stock..................................           (2)
  Purchase of 36,058 shares of treasury
    stock..................................         (244)
  Reissuance of 6,831 shares of treasury
    stock..................................          303
  Cash dividends on preferred stock ($.70
    per share).............................           (1)
                                             -------------
Balance, December 31, 1996.................       29,776
  Net income...............................        1,437
  Purchase of 116,453 shares of treasury
    stock..................................         (702)
  Reissuance of 6,530 shares of treasury
    stock..................................          291
  Recapitalization.........................      (10,750)
                                             -------------
Balance, December 15, 1997.................    $  20,052
                                             -------------
                                             -------------

  The Notes to Consolidated Financial Statements are an integral part of these statements.

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         YEAR ENDED     YEAR ENDED
                                                                                        DECEMBER 31,   DECEMBER 31,
                                                                                            1995           1996
                                                                                        -------------  -------------
                                                                                               (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................................................    $   1,841      $   1,993
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation of property, plant and equipment.....................................        7,929          7,797
    Amortization of deferred costs....................................................          192            251
    Deferred income taxes.............................................................          390            489
    Provision for doubtful accounts...................................................          (32)           292
    Net gain on sales of equipment....................................................          (39)           (64)
    Profit sharing distribution paid through the issuance of debenture bonds..........          252            287
    Profit sharing and bonus distribution paid through the reissuance of treasury
     stock............................................................................          177            278
    Minority interests in earnings of subsidiaries....................................           14             12
    Changes in operating assets and liabilities:
      Marketable equity securities....................................................        5,935            (48)
      Accounts receivable.............................................................       (3,788)           229
      Income taxes receivable.........................................................           70           (129)
      Inventories.....................................................................       (6,781)         5,203
      Prepaid expenses................................................................         (116)            (3)
      Lease acquisition costs.........................................................       --               (348)
      Deferred lease commissions......................................................          (27)           (29)
      Other assets....................................................................           42             52
      Accounts payable................................................................         (835)         1,872
      Accrued expenses................................................................          512            304
      Income taxes payable............................................................         (213)            (5)
      Security deposits...............................................................           18             (4)
      Deferred income.................................................................          168            438
      Long-term accrued pension plan..................................................          102             39
                                                                                        -------------  -------------
        Net cash provided by operating activities.....................................        5,811         18,906
                                                                                        -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of equipment....................................................          205            169
  Purchases of property, plant and equipment..........................................       (7,746)        (5,954)
                                                                                        -------------  -------------
        Net cash used in investing activities.........................................       (7,541)        (5,785)
                                                                                        -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable.........................................................        5,010          8,953
  Principal payments on notes payable.................................................       (4,069)       (18,841)
  Payment of loan acquisition fees....................................................       --                (55)
  Proceeds from issuance of debenture bonds...........................................           18             21
  Redemption of debenture bonds.......................................................         (223)          (273)
  Redemption of preferred stock.......................................................       --                 (2)
  Proceeds from reissuance of treasury stock..........................................       --                 25
  Payments to acquire treasury stock..................................................         (345)          (209)
  Redemption of minority interests in subsidiaries....................................          (10)           (11)
  Cash dividends......................................................................           (1)            (1)
  Cash dividends paid to minority interests in subsidiaries...........................          (14)           (12)
                                                                                        -------------  -------------
        Net cash provided by (used in) financing activities...........................          366        (10,405)
                                                                                        -------------  -------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......................................       (1,364)         2,716
CASH AND CASH EQUIVALENTS:
  Beginning of year...................................................................        2,543          1,179
                                                                                        -------------  -------------
  End of year.........................................................................    $   1,179      $   3,895
                                                                                        -------------  -------------
                                                                                        -------------  -------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest..........................................................................    $   3,339      $   3,149
                                                                                        -------------  -------------
                                                                                        -------------  -------------
    Income taxes......................................................................    $   1,387      $   1,116
                                                                                        -------------  -------------
                                                                                        -------------  -------------
  Additions to property, plant and equipment not paid for during the year.............    $   1,224      $   1,115
                                                                                        -------------  -------------
                                                                                        -------------  -------------
  Notes issued to acquire treasury stock..............................................    $   1,220      $      35
                                                                                        -------------  -------------
                                                                                        -------------  -------------
  Seller-financed property, plant and equipment addition..............................    $  --          $     205
                                                                                        -------------  -------------
                                                                                        -------------  -------------

                                                                                        349 DAYS ENDED
                                                                                         DECEMBER 15,
                                                                                             1997
                                                                                        ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................................................     $   1,437
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation of property, plant and equipment.....................................         8,241
    Amortization of deferred costs....................................................           226
    Deferred income taxes.............................................................           324
    Provision for doubtful accounts...................................................           (79)
    Net gain on sales of equipment....................................................           (27)
    Profit sharing distribution paid through the issuance of debenture bonds..........           244
    Profit sharing and bonus distribution paid through the reissuance of treasury
     stock............................................................................           291
    Minority interests in earnings of subsidiaries....................................            20
    Changes in operating assets and liabilities:
      Marketable equity securities....................................................         1,250
      Accounts receivable.............................................................         3,123
      Income taxes receivable.........................................................           196
      Inventories.....................................................................         1,282
      Prepaid expenses................................................................          (365)
      Lease acquisition costs.........................................................        --
      Deferred lease commissions......................................................        --
      Other assets....................................................................           141
      Accounts payable................................................................        (2,586)
      Accrued expenses................................................................          (339)
      Income taxes payable............................................................           330
      Security deposits...............................................................             5
      Deferred income.................................................................           215
      Long-term accrued pension plan..................................................            30
                                                                                             -------
        Net cash provided by operating activities.....................................        13,959
                                                                                             -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of equipment....................................................            94
  Purchases of property, plant and equipment..........................................        (6,164)
                                                                                             -------
        Net cash used in investing activities.........................................        (6,070)
                                                                                             -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable.........................................................         7,954
  Principal payments on notes payable.................................................        (9,080)
  Payment of loan acquisition fees....................................................           (49)
  Proceeds from issuance of debenture bonds...........................................             1
  Redemption of debenture bonds.......................................................          (312)
  Redemption of preferred stock.......................................................        --
  Proceeds from reissuance of treasury stock..........................................        --
  Payments to acquire treasury stock..................................................          (681)
  Redemption of minority interests in subsidiaries....................................           (20)
  Cash dividends......................................................................        --
  Cash dividends paid to minority interests in subsidiaries...........................           (20)
                                                                                             -------
        Net cash provided by (used in) financing activities...........................        (2,207)
                                                                                             -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......................................         5,682
CASH AND CASH EQUIVALENTS:
  Beginning of year...................................................................         3,895
                                                                                             -------
  End of year.........................................................................     $   9,577
                                                                                             -------
                                                                                             -------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest..........................................................................     $   3,017
                                                                                             -------
                                                                                             -------
    Income taxes......................................................................     $     306
                                                                                             -------
                                                                                             -------
  Additions to property, plant and equipment not paid for during the year.............        --
                                                                                             -------
                                                                                             -------
  Notes issued to acquire treasury stock..............................................     $  10,771
                                                                                             -------
                                                                                             -------
  Seller-financed property, plant and equipment addition..............................        --
                                                                                             -------
                                                                                             -------

  The Notes to Consolidated Financial Statements are an integral part of these statements.

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

    Judd's, Incorporated and Subsidiaries (the "Company") is a full service heatset web offset and sheetfed printer of magazines, catalogs and books. The Company's Shenandoah Division serves a national domestic market in the printing of weekly and monthly consumer, special interest and trade magazines, as well as catalogs and advertising inserts. The Company's Port City Division prints a variety of association, medical, legal and reference books, along with business directories.

    A summary of significant accounting policies of the Company is presented below.

    PRINCIPLES OF CONSOLIDATION. The accompanying consolidated financial statements include the accounts of Judd's, Incorporated and its subsidiaries, Judd & Detweiler, Inc., Port City Press, Inc., Shenandoah Valley Press, Inc., and Mount Jackson Press, Inc. The Company owns 100% of the common stock of each subsidiary. Minority interests in subsidiaries represents the outstanding preferred stock of those companies. All significant intercompany transactions and balances have been eliminated.

    USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

    CASH EQUIVALENTS. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    MARKETABLE EQUITY SECURITIES. Marketable equity securities consist of an investment in a fixed income mutual fund. Management considers its investment to be a trading security. Accordingly, this security is reported at fair value and unrealized holding gains and losses are included in the consolidated statement of operations in the year in which such gains and losses occur.

    ACCOUNTS RECEIVABLE. Accounts receivable - trade is shown net of allowance for doubtful accounts. Management's periodic evaluation of the adequacy of the allowance is based on past loss experience, known and inherent risks in the receivables, and other applicable factors. The allowance for doubtful accounts was $969,000 at December 31, 1996 and $882,000 at December 15, 1997.

    INVENTORIES. Inventories are stated at the lower of cost or market, with cost being determined by the first-in, first-out method. Work in process is valued under the standard job cost method using the full-absorption method. In all significant areas, the standard costs are reviewed annually and adjusted accordingly.

    PROPERTY, PLANT AND EQUIPMENT. Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed using primarily the straight-line method at rates calculated to allocate the cost of the applicable assets over their estimated useful lives.

    DEFERRED COSTS. Deferred costs are amortized over their estimated lives using the straight-line method. Lease acquisition costs and lease commissions are amortized over the terms of the related leases. Debt expense is amortized over the length of the applicable loan. Accumulated amortization of deferred costs was $1,416,947 at December 31, 1996 and $1,652,980 at December 15, 1997.

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

NOTE 1--NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) IMPAIRMENT OF LONG-LIVED ASSETS. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. No impairment losses were recorded for 1995, 1996 and 1997.

    REVENUE RECOGNITION. Revenue from sales is recognized upon the completion of each job, which generally coincides with physical delivery and acceptance. Amounts paid by customers prior to job completion are reflected as deferred income.

    INCOME TAXES. Deferred income taxes are provided using an asset and liability approach whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximates fair value at December 31, 1996 and December 15, 1997 due to their short-term nature. Based on interest rates currently available to the Company, the carrying value of the variable rate notes payable is a reasonable estimation of fair value, because the debt bears interest based on short-term interest rates. The Company's carrying value of its fixed rate notes payable and debenture bonds payable is a reasonable estimation of fair value because the stated interest rates approximate market rates.

    NEW ACCOUNTING PRONOUNCEMENTS. Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure," was issued in February 1997. This statement establishes standards for disclosing information about an entity's capital structure. This statement is effective for financial statements for periods ending after December 15, 1997. The Company is currently analyzing the reporting and disclosure requirements and will adopt this standard in the upcoming year.

NOTE 2--ACCRUED EXPENSES:

    Accrued expenses are detailed below:

                                                                   DECEMBER 31,   DECEMBER 15,
                                                                       1996           1997
                                                                   -------------  -------------
                                                                          (IN THOUSANDS)
Salaries, wages and other compensation...........................    $   1,286      $   1,029
Vacation and holiday pay.........................................          617            536
Pension plan.....................................................          857            925
Profit sharing...................................................          461            364
401(k) plan......................................................          477            450
Interest and taxes...............................................          785          1,241
Insurance........................................................          796            395
                                                                        ------         ------
                                                                     $   5,279      $   4,940
                                                                        ------         ------
                                                                        ------         ------

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

NOTE 3--LONG-TERM DEBT:

    Long-term notes payable consist of the following:

                                                                   DECEMBER 31,  DECEMBER 15,
                                                                       1996          1997
                                                                   ------------  ------------
                                                                         (IN THOUSANDS)
Notes payable, unsecured:
  10-year guaranteed senior notes due November 18, 2003..........   $   23,333    $   20,000
  10-year senior subordinated notes due June 30, 2007............       --            10,750
Notes payable, banks:
  Secured line of credit.........................................        4,604        --
  Secured term notes.............................................       --             7,554
Notes payable, treasury stock:
  Unsecured 10-year notes to former shareholders for the purchase of treasury stock; interest at rates varying from 6% to 9%
    per annum; these notes mature during 1998 to 2007............        3,396         2,859
Notes payable, other:
  Seller-financed installment note bearing interest at 10% per annum and requiring monthly principal and interest payments
    of $3,869; secured by equipment..............................           47        --
  Seller-financed installment note bearing interest at 8% per annum and requiring monthly principal and interest payments
    of $17,708; secured by equipment.............................          138        --
                                                                   ------------  ------------
                                                                        31,518        41,163
    Less current maturities......................................        8,680         4,693
                                                                   ------------  ------------
      Total long-term notes payable..............................   $   22,838    $   36,470
                                                                   ------------  ------------
                                                                   ------------  ------------

    The guaranteed senior notes in the original amount of $30 million were issued by the Company to finance the purchase of certain printing equipment and building expansion for Shenandoah Valley Press, Inc. These notes are payable in semi-annual installments of $1,666,667, plus interest, through November 18, 2003. However, the Company can, at its option, prepay principal amounts in whole or in part any time subsequent to November 18, 1996 in multiples of $500,000. The original interest rate was 7.71% per annum, but was adjusted to 7.96% per annum for the period from May 18, 1997 through December 31, 1998. The rate will revert back to 7.71% per annum on January 1, 1999, provided the Company is in compliance with certain financial covenants. Interest is payable semi-annually. These notes are guaranteed by the Company and its subsidiaries and are subject to certain financial and other covenants.

    The Senior Subordinated Notes payable in the original amount of $10,750,000 were issued by the Company on May 1, 1997 in exchange for all the then outstanding Class B Common Stock (see Note 5). These notes are unsecured and are payable in full on June 30, 2007, however, the Company can, at its option, prepay the notes in whole or in part from time to time with a premium as stipulated in the Note Agreement. Interest on these notes is at a rate of 9.77% per annum and is paid annually each June 30. This interest rate is subject to a fifteen (15) basis point increase in the event the Company is not in compliance with certain financial covenants under the agreement for the Guaranteed Senior Notes.

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

NOTE 3--LONG-TERM DEBT: (CONTINUED)
    The Company has an unsecured line of credit of $12,000,000 with three banks which expires December 31, 1998. Borrowings under this line bear interest at varying rates per annum which are based on the Prime, Federal Funds, or Euro Dollar interest rates, as elected by the Company each calendar quarter. This line is guaranteed by the Company and its subsidiaries and is subject to certain financial and other covenants.

    The secured line of credit, which expired on March 31, 1997, was used for short-term bridge financing for the acquisition of certain printing equipment. The original committed amount under this line was $16,000,000, but was permanently reduced to $7,960,165 as of December 31, 1996. Borrowings under this line bore interest at varying rates per annum which were based on the Prime, Federal Funds, or Euro Dollar interest rates, as elected by the Company each calendar quarter. In addition to being secured by the purchased printing equipment, this line was guaranteed by the Company and its subsidiaries and was subject to certain financial and other covenants. This line was replaced with permanent financing on March 31, 1997 with the same banks, as further described in the following paragraph.

    The Secured Term Notes were issued on March 31, 1997 in the aggregate amount of $7,954,409; one-half by Signet Bank and the other half by Chevy Chase Bank. The terms of these notes require aggregate quarterly principal payments of $200,000 commencing June 30, 1997. The Signet note matures on March 31, 2002 with a final installment of $2,077,205 due. The Chevy Chase note matures on March 31, 2007 with a final installment of $77,205 due. Interest on the Signet and Chevy Chase notes bear interest at 9.15% and 8.63% per annum, respectively, and is paid quarterly commencing June 30, 1997. In addition to being secured by certain printing equipment, these notes are guaranteed by the Company and its subsidiaries and are subject to certain financial and other covenants.

Debenture bonds payable:

    The Company has two series of unsecured debenture bonds outstanding as described below:

                                                                   DECEMBER 31,   DECEMBER 15,
                                                                       1996           1997
                                                                   -------------  -------------
                                                                          (IN THOUSANDS)
Series A bonds; redeemable at the option of the holder and
  bearing interest at a rate of 9% per annum.....................    $     250      $     250
Series B bonds; due 30 years from the date of issuance and
  bearing interest at a rate of 8% per annum; all Series B bonds outstanding at December 31, 1996 and December 15, 1997 are due
  after the year ending December 31, 2010; the Company has
  reserved the right to call the Series B bonds prior to maturity
  without payment of a call premium..............................        3,043          2,976
                                                                        ------         ------
    Total........................................................    $   3,293      $   3,226
                                                                        ------         ------
                                                                        ------         ------

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

NOTE 3--LONG-TERM DEBT: (CONTINUED)
    Future maturities of long-term debt at December 15, 1997 are as follows:

YEAR
-------------------------------------------------------------------------------     AMOUNT
                                                                                 -------------
                                                                                      (IN
                                                                                  THOUSANDS)
1998...........................................................................    $   4,693
1999...........................................................................        4,652
2000...........................................................................        4,647
2001...........................................................................        4,516
2002...........................................................................        6,119
Later years....................................................................       19,762
                                                                                 -------------
    Total......................................................................    $  44,389
                                                                                 -------------
                                                                                 -------------

NOTE 4--LEASE COMMITMENTS:

    The Company leases office space and equipment under operating leases, which expire during 1998 through 2006. Certain office space leases provide for additional payments of a pro rata share of operating expenses and future increases in real estate taxes. Certain equipment leases contain options to purchase the equipment at the end of the lease term at fair value. The following is a schedule by years of future minimum rental payments required as of December 15, 1997 under these leases:

YEAR
-------------------------------------------------------------------------------     AMOUNT
                                                                                 -------------
                                                                                      (IN
                                                                                  THOUSANDS)
1998...........................................................................    $   3,627
1999...........................................................................        2,558
2000...........................................................................        1,353
2001...........................................................................        1,166
2002...........................................................................        1,130
Later years....................................................................        4,095
                                                                                 -------------
    Total......................................................................    $  13,929
                                                                                 -------------
                                                                                 -------------

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

NOTE 4--LEASE COMMITMENTS: (CONTINUED)
    The following is an analysis of total rent expense for all operating leases:

                                                                                    349 DAYS
                                                     YEAR ENDED     YEAR ENDED        ENDED
                                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 15,
                                                        1995           1996           1997
                                                    -------------  -------------  -------------
                                                                  (IN THOUSANDS)
Long-term leases:
  Minimum rentals.................................    $   2,649      $   2,634      $   3,323
  Contingent rentals..............................           60             48             34
                                                         ------         ------         ------
                                                          2,709          2,682          3,357
                                                         ------         ------         ------
Short-term leases:
  Equipment.......................................           50             44             50
  Warehouse.......................................           60            111             94
  Sales office....................................           27             27             29
                                                         ------         ------         ------
                                                            137            182            173
                                                         ------         ------         ------
    Total.........................................    $   2,846      $   2,864      $   3,530
                                                         ------         ------         ------
                                                         ------         ------         ------

NOTE 5--CAPITAL STOCK:

    The Company, under an agreement with its shareholders, has the option to purchase the Class A voting common stock of the Company at its book value at the end of the year preceding the year in which the Company exercises its option to purchase the stock. The agreement also states that notes payable issued for 90% of the purchase price shall be curtailed annually by equal payments over a ten-year period, plus interest.

    The Company has entered into stock purchase agreements to purchase 351,130 shares of its Class B nonvoting common stock for $2,018,295. The terms of the agreements stipulate that 10% of the shares are to be purchased each year on July 1, (the "closing") beginning July 1, 1990. However, under certain circumstances, the closing (other than the first closing) can be postponed, provided that all shares to be purchased under the agreements, including shares not purchased when one or more scheduled closings have been postponed, are purchased and paid for no later than July 1, 2003. During both 1995 and 1996, the Company purchased 35,080 shares under these agreements at a total cost of $201,640. During 1997, the Company purchased the remaining 115,770 shares outstanding under the agreements at a cost of $665,453.

    On April 30, 1997, the Company's shareholders approved a plan of recapitalization. In connection with this plan, the Company acquired all of the outstanding Class B common shares in exchange for notes payable and subsequently canceled the Class B common stock. The recapitalization also increased the number of authorized shares of Class A common stock to 2,500,000 and created a new class of preferred stock with 500,000 shares authorized. As of December 15, 1997, there were no shares of this newly created preferred stock issued.

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

NOTE 5--CAPITAL STOCK: (CONTINUED)
    The number of shares held in the treasury are as follows:

                                                    DECEMBER 31,  DECEMBER 31,  DECEMBER 15,
                                                        1995          1996          1997
                                                    ------------  ------------  ------------
Class A Common Stock..............................      167,760       161,907       156,060
Class B Common Stock..............................      619,730       654,810        --

NOTE 6--PENSION PLAN:

    The Company participates in a noncontributory defined benefit pension plan which provides coverage for all full-time permanent employees who meet the length of service and age requirements specified in the plan. Contributions to the plan reflect benefits attributed to employees' services to date and benefits for expected future services. Plan assets were primarily invested in various mutual funds at December 31, 1996 and December 15, 1997.

    The following table sets forth the plan's funded status and amounts recognized in the consolidated balance sheets:

                                                                                       DECEMBER 31,  DECEMBER 15,
                                                                                           1996          1997
                                                                                       ------------  ------------
                                                                                             (IN THOUSANDS)
Actuarial present value of benefit obligations:
  Projected benefit obligation.......................................................   $   (7,829)   $   (9,020)
  Plan assets at fair value..........................................................        7,588         9,686
                                                                                       ------------  ------------
Projected benefit obligation (over) under plan assets................................         (241)          666
Unrecognized net transition obligation...............................................           49            41
Unrecognized prior service benefit...................................................          (99)          (90)
Unrecognized net gain................................................................       (1,225)       (2,231)
                                                                                       ------------  ------------
    Accrued pension cost.............................................................   $   (1,516)   $   (1,614)
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    Net pension cost included the following components:

                                                                                    349 DAYS
                                                     YEAR ENDED     YEAR ENDED        ENDED
                                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 15,
                                                        1995           1996           1997
                                                    -------------  -------------  -------------
                                                                  (IN THOUSANDS)
Service cost......................................    $     780      $     811      $     870
Interest cost on projected benefit obligation.....          454            537            620
Actual return on plan assets......................         (304)          (388)          (470)
Net amortization..................................           (3)            (9)           (32)
                                                          -----          -----          -----
    Net pension cost..............................    $     927      $     951      $     988
                                                          -----          -----          -----
                                                          -----          -----          -----

    The accumulated benefit obligation at December 31, 1995 and 1996 and at December 15, 1997 was $5,199,823, $6,014,063 and $7,025,192, respectively. The weighted-average discount rate for 1995, 1996 and 1997 used to measure the projected benefit obligation is 8.0%. The rate of increase in future compensation levels for 1995, 1996 and 1997 is 6.5%, and the expected long-term rate of return on assets is 6.0% for

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

NOTE 6--PENSION PLAN: (CONTINUED)
1995, 1996 and 1997. The Company uses the straight-line method of amortization for the unrecognized items.

    During 1996, the Company adopted a nonqualified pension plan for certain key employees. Pension expense under this plan amounted to $120,000 for the year ended December 31, 1996 and $40,000 for the 349 days ended December 15, 1997.

NOTE 7--401(K) PLAN:

    The Company maintains a contributory retirement 401(k) savings plan for employees. Employees who meet the length of service and age requirements specified in the plan agreement can contribute from 2% to 15% of their salary to the plan, up to a maximum established by law. For eligible employees electing to participate, the Company will also make a contribution to the plan equal to 25% of the first 6% contributed by the employees. The total expense under this plan amounted to $336,764, $351,988, and $358,454 for 1995 and 1996 and 1997,
respectively.

NOTE 8--INVESTMENT INCOME:

    Investment income is summarized below:

                                                      YEAR ENDED       YEAR ENDED     349 DAYS ENDED
                                                     DECEMBER 31,     DECEMBER 31,     DECEMBER 15,
                                                         1995             1996             1997
                                                    ---------------  ---------------  ---------------
                                                                     (IN THOUSANDS)
Interest and dividends............................     $     460        $     330        $     386
Realized loss on sales............................          (290)          --               --
Net unrealized holding gains (losses).............           655              (24)              25
                                                           -----            -----            -----
Investment income, net............................     $     825        $     306        $     411
                                                           -----            -----            -----
                                                           -----            -----            -----

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

NOTE 9--INCOME TAXES:

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

                                                                                       DECEMBER 31,   DECEMBER 15,
                                                                                           1996           1997
                                                                                       -------------  -------------
                                                                                              (IN THOUSANDS)
Deferred tax liabilities:
  Property, plant and equipment......................................................    $   5,414      $   5,704
  Other..............................................................................          259            204
                                                                                            ------         ------
    Total deferred tax liabilities...................................................        5,673          5,908
                                                                                            ------         ------
Deferred tax assets:
  Allowance for doubtful accounts....................................................          369            157
  Accrued pension and vacation liabilities...........................................          342            402
  Alternative minimum tax credit carryforwards.......................................        1,689          1,758
  Other..............................................................................          649            643
                                                                                            ------         ------
                                                                                             3,049          2,960
    Less valuation allowance.........................................................          137            137
                                                                                            ------         ------
      Total deferred tax assets......................................................        2,912          2,823
                                                                                            ------         ------
      Net deferred tax liabilities...................................................    $   2,761      $   3,085
                                                                                            ------         ------
                                                                                            ------         ------

    The deferred tax amounts above have been classified in the accompanying consolidated balance sheets as follows:

                                                                                       DECEMBER 31,   DECEMBER 15,
                                                                                           1996           1997
                                                                                       -------------  -------------
                                                                                              (IN THOUSANDS)
Long-term liabilities................................................................    $   3,385      $   3,419
Current assets.......................................................................          624            334
                                                                                            ------         ------
  Net deferred tax liabilities.......................................................    $   2,761      $   3,085
                                                                                            ------         ------
                                                                                            ------         ------

    The components of income tax expense are as follows:

                                                                                                        349 DAYS
                                                                         YEAR ENDED     YEAR ENDED        ENDED
                                                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 15,
                                                                            1995           1996           1997
                                                                        -------------  -------------  -------------
                                                                                      (IN THOUSANDS)
Current...............................................................    $   1,069      $     958      $     798
Deferred..............................................................          390            489            345
                                                                             ------         ------         ------
  Total...............................................................    $   1,459      $   1,447      $   1,143
                                                                             ------         ------         ------
                                                                             ------         ------         ------

                     JUDD'S, INCORPORATED AND SUBSIDIARIES

NOTE 9--INCOME TAXES: (CONTINUED)
    Income tax expense differs from that computed at the statutory Federal income tax rate as follows:

                                                                                    349 DAYS
                                                     YEAR ENDED     YEAR ENDED        ENDED
                                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 15,
                                                        1995           1996           1997
                                                    -------------  -------------  -------------
                                                                  (IN THOUSANDS)
Statutory Federal income tax rate.................           34%            34%            34%
Income tax expense at statutory rate..............    $   1,127      $   1,174      $     884
State income taxes, net of Federal income tax
  benefit.........................................          154            162            128
Other.............................................          178            111            131
                                                         ------         ------         ------
    Total.........................................    $   1,459      $   1,447      $   1,143
                                                         ------         ------         ------
                                                         ------         ------         ------

NOTE 10--CONCENTRATION OF CREDIT RISK:

    The Company's largest customer filed for bankruptcy in late 1996. Net sales to this customer represented approximately 9%, 8% , and 0% of total net sales for the years ended December 31, 1995 and 1996, and 349 days ended December 15, 1997, respectively.

    Financial instruments consist principally of cash, cash equivalents, accounts receivable and marketable equity securities. The Company's cash is maintained primarily in two commercial banks located in the metropolitan Washington, D.C. area and generally exceeds the federally insured limits. The Company's cash equivalents consist of repurchase agreements through a financial institution. Concentrations of credit risk with respect to accounts receivable are limited due to the number of customers comprising the Company's customer base and their dispersion across many different industries. Generally, the Company does not require collateral or other security to support customer receivables.

NOTE 11--SUBSEQUENT EVENT AND OTHER

    The Company entered into a Plan and Agreement of Merger (the "Merger Agreement") with PPC Holdings, Inc. ("PPC Holdings") which became effective on December 16, 1997. Pursuant to the Merger Agreement, all of the outstanding capital stock of the Company was acquired by PPC Holdings, and the Company became a wholly-owned subsidiary of PPC Holdings (the "Acquisition"). All indebtedness of the Company was repaid in conjunction with the Acquisition. The aggregate merger consideration was $103 million before final price adjustments associated with the level of working capital, including the repayment of outstanding indebtedness of the Company at the closing date. The Acquisition was effected by the merger of a wholly-owned subsidiary of PPC Holdings with and into the Company.

    The accompanying balance sheet at December 15, 1997 has been adjusted to reflect the reduction of cash and accounts payable of $2,367,000 and the reduction of accrued liabilities of $250,000 from a balance sheet prepared solely for the purpose of determining a final working capital adjustment in connection with the Acquisition. In addition, there are certain other reclassifications to the presentation in this balance sheet.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Summary...................................................................    5
Risk Factors..............................................................   18
Description of the Acquisition............................................   24
Use of Proceeds...........................................................   25
The Exchange Offer........................................................   25
Capitalization............................................................   33
Unaudited Pro Forma Condensed Combined Financial Data.....................   34
Selected Historical and Pro Forma Financial Data..........................   38
Perry-Judd's Incorporated Management's Discussion and Analysis of
  Financial Condition and Results of Operations...........................   42
Judd's, Incorporated Management's Discussion and Analysis of Financial
  Condition and Results of Operations.....................................   49
Business..................................................................   52
Management................................................................   62
Principal Stockholders....................................................   70
Certain Transactions......................................................   71
Description of Amended and Restated Credit Agreement......................   72
Description of Note Conversion............................................   72
Description of Sale/Leaseback.............................................   73
Description of Exchange Notes.............................................   74
Certain Federal Income Tax
  Considerations..........................................................  101
Plan of Distribution......................................................  103
Transfer Restrictions.....................................................  104
Book Entry; Delivery and Form.............................................  105
Legal Matters.............................................................  106
Experts...................................................................  106
Available Information.....................................................  107
Index to Financial Statements.............................................  F-1


                               OFFER TO EXCHANGE
                                ALL OUTSTANDING

                          10 5/8% SENIOR SUBORDINATED
                                 NOTES DUE 2007

                  ($115,000,000 PRINCIPAL AMOUNT OUTSTANDING)

                                      FOR

                          10 5/8% SENIOR SUBORDINATED
                                 NOTES DUE 2007

                                       OF

                                     [LOGO]

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                           , 1998

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the state of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person as an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    In accordance with Delaware Law, the certificate of incorporation of the Company contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

    Article VII, Section 6 of the Amended and Restated Bylaws of the Registrant provides for indemnification of the officers and directors of the Registrant to the fullest extent permitted by applicable law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
  EXHIBITS


 EXHIBIT
  NUMBER
-----------
       2.1   Plan and Agreement of Merger by and among PPC Holdings, Inc., Naomi Acquisition Corp. and Judd's
               Incorporated dated as of October 17, 1997.
       3.1   Restated Certificate of Incorporation, as amended, of Perry-Judd's Incorporated.
       3.2   Amended and Restated By-laws of Perry-Judd's Incorporated.
       4.1   Indenture dated as of December 16, 1997 between the Company and U.S. Trust Company of California, N.A.,
               as Trustee, including forms of Senior Notes.
       4.2   Registration Rights Agreement dated as of December 16, 1997 between the Company and BT Alex. Brown as
               Initial Purchaser.
       5.1*  Opinion of Brobeck, Phleger & Harrison LLP with respect to Perry-Judd's, Incorporated and Subsidiaries.
       5.2*  Opinion of Berliner, Corcoran & Rowe, L.L.P. with respect to Judd's, Incorporated, Port City Press, Inc.
               and Judd & Detweiler, Inc.
       5.3*  Opinion of Mackall, Mackall & Gibb, A Professional Corporation with respect to Shenandoah Valley Press,
               Inc. and Mount Jackson Press, Inc.
      10.1   Lease Agreement by and between Print (WI) QRS 12-40, Inc., Perry Graphic Communications, Inc. and Judd's
               Incorporated dated as of December 16, 1997.
      10.2   Amended and Restated Credit Agreement among Perry Graphic Communications, Inc., Shenandoah Valley Press,
               Inc., and Port City Press, Inc., as Borrowers, the Lenders (as defined therein) and BT Commercial
               Corporation as Agent dated as of December 16, 1997.
      10.3   1995 Stock Option Plan, as amended.
      10.4   Employment Agreement by and between the Company and Craig A. Hutchison dated April 28, 1995.
      10.5   Stockholders Agreement by and among the stockholders of the Company named therein dated as of the 1st day of July, 1996.
      10.6   Amended and Restated Co-Sale Agreement by and among the stockholders of the Company named therein dated as of December 30, 1996.
     12+     Statement of Computation of Ratios for Perry-Judd's Incorporated, Judd's Incorporated and Perry-Judd's
               Incorporated (pro forma).
      21     Subsidiaries of Registrant.
      23.1*  Consent of Brobeck, Phleger & Harrison LLP (contained in the opinion filed as Exhibit 5.1).
      23.2+  Independent Auditors' Consent and Report on Schedule of Deloitte & Touche LLP.
      23.3+  Independent Auditors' Consent of Stoy, Malone & Company, P.C.
      23.4*  Consent of Berliner, Corcoran & Rowe, L.L.P. (contained in opinion filed as Exhibit 5.2).
      23.5*  Consent of Mackall, Mackall & Gibb, A Professional Corporation (contained in opinion filed as Exhibit
               5.3)
      24     Power of Attorney.
      25     Form T-1 Statement of Eligibility of U.S. Trust Company of California, N.A.
 27.1+       Financial Data Schedule for Perry-Judd's, Incorporated.
 27.2+       Financial Data Schedule for Judd's, Incorporated.
 99.1*       Form of Letter of Transmittal.
 99.2*       Form of Notice of Guaranteed Delivery.


------------------------


  + Filed herewith.



  * To be filed by amendment.

                         FINANCIAL STATEMENT SCHEDULES

    Schedule II--Valuation and Qualifying Accounts and Reserves

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

ITEM 22.  UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a party of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (c) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment, all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this Amendment No. 2 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Glendora, California on the 29th day of May, 1998.



                                PERRY-JUDD'S INCORPORATED;
                                PERRY GRAPHIC COMMUNICATIONS, INC.;
                                JUDD'S, INCORPORATED;
                                JUDD & DETWEILER, INC.;
                                MOUNT JACKSON PRESS, INC.;
                                PORT CITY PRESS, INC.;
                                SHENANDOAH VALLEY PRESS, INC.; AND
                                JUDD'S ONLINE, INC.

                                By:            /s/ THOMAS V. BRESSAN
                                     -----------------------------------------
                                                 Thomas V. Bressan
                                               DIRECTOR AND SECRETARY



              SIGNATURE                    TITLES                   DATE
      -------------------------  --------------------------  -------------------

                                 Senior Vice President and
 By:              *                Chief Financial Officer
      -------------------------    (principal accounting        May 29, 1998
          Verne F. Schmidt         officer), Perry-Judd's
                                   and all Subsidiaries

                                 President and Chief
                                   Executive Officer
 By:              *                (principal executive
      -------------------------    officer), Perry-Judd's       May 29, 1998
         Craig A. Hutchinson       and all Subsidiaries;
                                   Director, Perry-Judd's
                                   and all Subsidiaries

 By:              *              Chairman of the Board and
      -------------------------    Director, Perry-Judd's       May 29, 1998
          Robert E. Milhous        and all Subsidiaries

                                 Vice Chairman of the Board
 By:              *                and Director,
      -------------------------    Perry-Judd's and all         May 29, 1998
           Paul B. Milhous         Subsidiaries

 By:    /s/ THOMAS V. BRESSAN    Director and Secretary,
      -------------------------    Perry-Judd's and all         May 29, 1998
          Thomas V. Bressan        Subsidiaries

*By:  /s/ THOMAS V. BRESSAN
      -------------------------
      Thomas V. Bressan
      ATTORNEY-IN-FACT

                                                                     SCHEDULE II

                           PERRY-JUDD'S INCORPORATED
                       VALUATION AND QUALIFYING ACCOUNTS

                                                       ADDITIONS                         OTHER
                                           BALANCE    CHARGED TO                        CHARGES        BALANCE
                                          BEGINNING    COSTS AND      DEDUCTIONS      (DEDUCTIONS)       END
                                           OF YEAR     EXPENSES       (DESCRIBE)       (DESCRIBE)      OF YEAR
                                          ----------  -----------  ----------------  --------------  ------------
ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS
  RECEIVABLE:
Year Ended December 31, 1997............  $  319,800  $   321,535  $   (257,335)(b)  $   882,000(a)  $  1,266,000
Year Ended December 31, 1996............     427,548      137,241      (244,989)(b)        --             319,800
248 Days Ended December 31, 1995........     364,724      474,978      (412,154)(b)        --             427,548

ALLOWANCE FOR OBSOLETE AND EXCESS
  INVENTORIES:
Year Ended December 31, 1997............  $  644,500  $   190,497  $   (293,097)(c)  $   315,000(a)  $    856,900
Year Ended December 31, 1996............     300,494       10,402         --             333,604(d)       644,500
248 Days Ended December 31, 1995........     276,700       23,794         --               --             300,494

------------------------

(a) Balance of acquired companies at acquisition date

(b) Write-offs of receivables, net of recoveries

(c) Disposal of obsolete inventory, net of recoveries

(d) Claim against former owner for aged and obsolete inventory

                                      S-1